NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, a stock life insurance company organized under the laws of the State of Ohio, issues this Policy to you in return for the initial Premium you pay to us and your completed application.

Home Office: One Nationwide Plaza, Columbus, OH 43215-2220

Telephone:      1-800-882-2822

Internet:            nationwide.com

We thank you for putting your trust in us. If you have any questions about this Policy, please contact us at our Home Office. You can reach us at the address and phone number stated above. To help us serve you better, please let us know if you change your name, address, or wish to change a party to or interest in this Policy. Thank you for letting us help you meet your insurance needs.

We will provide the benefits described in this Policy, subject to its terms and conditions, including payment of the Death Benefit Proceeds upon receiving Proof of Death for the Insured if death occurs while this Policy is In Force. If this Policy is In Force and the Insured is living on the Maturity Date, the Policy Maturity Date will automatically be extended until the date of the Insured’s death unless you elect otherwise.

The Cash Surrender Value and Death Benefit Proceeds of this Policy, when based on the investment experience of the Variable Account, may increase or decrease based on the fluctuations of the net investment factor, and are not guaranteed as to fixed dollar amount. The death benefit will never be less than the Specified Amount as long as this Policy remains In Force. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

RIGHT TO EXAMINE AND CANCEL

You may return this Policy to us within (1) ten days after you receive it, or (2) forty-five days after you sign the application, or (3) ten days after we mail or deliver the Notice of Right of Withdrawal, whichever is latest. The Policy, with a written request for cancellation, must be mailed or delivered to our Home Office or to the representative who sold it to you. If replacement of insurance is involved, the right to examine and cancel period will be at least thirty days from the date you received the Policy or such longer period as is required by law in the State of Issue. When we receive the Policy, we will cancel and void it and refund the Cash Value plus any charges deducted as of the cancellation date.

THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND US, SO PLEASE READ IT CAREFULLY. IF THIS POLICY IS NOT RETURNED DURING THE RIGHT TO EXAMINE AND CANCEL PERIOD, YOU WILL BE BOUND BY ITS TERMS.

Signed by us on the Policy Date:

Secretary	President

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE UNIVERSAL LIFE INSURANCE POLICY,

NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Convertible to a universal life policy for twenty-four months from the Policy Date.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

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POLICY SPECIFICATION PAGES

DEFINED TERMS USED IN THIS POLICY	4

GENERAL POLICY PROVISION	7
Policy References and Headings	7
Non-Participating	7
Entire Contract	7
Applications	7
Changes in Policy Cost Factors	7
Alteration or Modification	8
Waiver	8
Effective Date of Policy Coverage	8
Policy Termination	8
Suicide	8
Incontestability	8
Misstatement of Age or Sex	9
Postponement of Payments	9
Variable Accounts	9
General Account	9
Assignment	9
Instructions	9
Currency	10
Reports	10
Projection of Benefits and Values	10
Internal Revenue Code Life Insurance Qualification Test	10
Modified Endowment Contracts	10
Conformity with Interstate Insurance Product Regulation Commission Standards	11

PARTIES AND INTERESTS IN THIS POLICY PROVISION	11
Nationwide	11
Policy Owner	11
Contingent Owner	11
The Insured	11
Beneficiary and Contingent Beneficiary	11
Changes of Named Parties and Interests	11

PREMIUM PAYMENT PROVISION	11
Initial Premium	12
Additional Premium	12
Planned Premium	12

POLICY CHARGES AND DEDUCTIONS PROVISION	12
Percent of Premium Charge	13
Monthly Deductions	13
Percent of Sub-Account Value Charge	13
Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge	13
Net Amount At Risk	14
Monthly Per $1,000 of Specified Amount Charge	14
Monthly Per Policy Charge	15
Surrender Charge	15
Policy Loan Interest Charge	15
Partial Surrender Fee	16
Service Fees	16

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT PROVISION	16
Policy Coverage	16
Policy Continuation	16
No-Lapse Guarantee Policy Continuation	16
Grace Period	17
Lapse	17
Reinstatement	17

VARIABLE ACCOUNT PROVISION	18
About the Variable Account	18
The Sub-Accounts	18
Cash Value in the Variable Account	19
Number of Accumulation Units	19
Determining the Accumulation Unit Value of a Sub-Account	19
Substitution of Securities	19
Changes of Investment Policy	20

GENERAL ACCOUNT PROVISION	20
The Fixed Account	20
Determining the Fixed Account Value	20
The Long-Term Fixed Account	20
Determining the Long-Term Fixed Account Value	20

ALLOCATIONS AND TRANSFERS PROVISION	21
Allocations	21
Transfers	21
Right to Transfer Cash Value	21
Allocation and Transfer Restrictions	21
Variable Account Restrictions	21
Fixed Account Restrictions	21
Long-Term Fixed Account Restrictions	22
Combined Fixed Account and/or Long-Term Account Restrictions	22

POLICY BENEFITS AND VALUES PROVISION	22
Nonforfeiture	22
Basis of Computations	22
Right of Conversion	22
Complete Surrender	23
Partial Surrenders	23
Policy Loans	24
Maximum and Minimum Loans and Indebtedness	24
Processing a Loan	24
Cash Value in the Policy Loan Account	24
Policy Loan Interest	24
Loan Repayment	25
Excessive Indebtedness	25
Effect of Loan	25
Policy Owner Services	25
Asset Rebalancing	25
Dollar Cost Averaging	25
Enhanced Dollar Cost Averaging	26
Automated Income Monitor	26

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ICC23-NWLA-630	Page 2	(02/2023)(001)

The Death Benefit	27
Changes to Insurance Coverage	27
Change of Death Benefit Option	27
Specified Amount Increases and Decreases	28
Death Benefit Proceeds	28

Policy Maturity Proceeds	29
Policy Maturity Date Extension	29
Policy Settlement	30
Settlement Options	30

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DEFINED TERMS USED IN THIS POLICY

The defined terms listed below are either frequently used or have an important meaning within this Policy.

Accumulation Unit – An accounting unit used to measure the Sub-Account values of the Variable Account.

Attained Age – Age measured from the Policy Date. Attained Age is equal to a person’s Issue Age plus the number of completed Policy Years.

Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Cash Surrender Value – The amount available upon Surrender of this Policy. It is equal to the Cash Value of this Policy minus any Indebtedness, applicable charges, and/or adjustments described in this Policy.

Cash Value – The combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Fixed Account, the Long-Term Fixed Account, and the Policy Loan Account.

Contingent Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force and no Beneficiary is living or in existence at the time.

Contingent Owner – The person or entity, such as a trust or charity, you name who becomes the Policy Owner if you die before the Insured.

Current Scale of Non-Guaranteed Elements (“Current Scale”) - The Non-Guaranteed Elements that apply to the Policy in the then current and future Policy Years unless changed by us according to the Changes in Policy Cost Factors section of this Policy.

Death Benefit Proceeds – The amount we pay if the Insured dies while this Policy is In Force.

Directed Monthly Deductions – An election you can make to have deductions for monthly policy charges, including rider charges, deducted from a single Sub-Account in the Variable Account or the Fixed Account. If the selected investment option’s value is insufficient to cover the full monthly deduction, the remainder of the monthly deduction will be deducted as described in the Monthly Deductions section of the Policy.

Fixed Account – An allocation option funded by our General Account and credited interest at rates determined by us periodically and declared in advance.

General Account – The General Account is made up of all of our assets other than those held in any Variable Account.

Home Office–Nationwide’s principle place of business. The Home Office address is stated on the face page of the Policy.

In Force – The insurance coverage is in effect.

Indebtedness – The amount you owe us due to an outstanding Policy loan balance, including principal and any unpaid Policy loan interest charged.

Initial Premium Investment Date – The later of the Policy Date or the date we receive at least the Minimum Initial Premium at our Home Office address stated on the face page of this Policy.

Insured – The person you name whose life is covered by this Policy. If the Insured dies while this Policy is In Force, the Death Benefit Proceeds become payable.

Issue Age – A person’s age based on their birthday nearest the Policy Date. If a person’s last birthday is more than 182 days prior to the Policy Date, their nearest birthday is their next birthday. The Insured’s Issue Age is stated in the Policy Specification Pages.

Long-Term Fixed Account – An allocation option funded by our General Account and credited interest at rates determined by us periodically and declared in advance. The Long-Term Fixed Account may receive a greater interest rate than the Fixed Account and is subject to greater Premium allocation, Cash Value transfer, partial Surrender, and Policy loan restrictions.

Maturity Date – The Policy Anniversary on which the Insured reaches Attained Age 120.

Maturity Proceeds – The amount payable if this Policy is In Force on the Maturity Date and you request that the Maturity Date not be automatically extended. The Maturity Proceeds are equal to the Cash Surrender Value on the Maturity Date.

Minimum Initial Premium – The minimum amount of Premium required for coverage under this Policy to be put In Force.

Nationwide – Nationwide Life and Annuity Insurance Company. References to “we,” “our,” and “us” also mean Nationwide Life and Annuity Insurance Company.

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ICC23-NWLA-630	Page 4	(02/2023)(001)

Net Amount At Risk – A value used to calculate cost of insurance charges for the Policy. The method of determining the Net Amount At Risk varies based on the death benefit option in effect at the time of calculation as described in the Monthly Cost of Insurance Per $1,000 of Net Amount At Risk section of the Policy Charges and Deductions Provision.

Net Premium – The amount of each Premium applied to the Cash Value of this Policy. Net Premium is equal to a gross Premium paid less any percent of Premium charge.

No-Lapse Guarantee Monthly Premium – Dollar amounts used to calculate the Premium that must be paid to meet the requirements of the No-Lapse Guarantee Policy Continuation section. The No-Lapse Guarantee Monthly Premium is stated in the Policy Specification Pages.

No-Lapse Guarantee Period – The length of time during which the no-lapse guarantee feature of this Policy is available. The No-Lapse Guarantee Period is stated in the Policy Specification Pages.

Non-Guaranteed Element(s) - Any fixed interest crediting and charged rates; other credits; Policy and rider charges, including tables of charge rates for future Policy Years, that are not guaranteed and may be changed by us after the Policy Date.

Policy – The terms, conditions, benefits, and rights of the life insurance contract described in this document including the Policy Specification Pages.

Policy Anniversary – Each anniversary of the Policy Date. For any year in which such date does not exist (e.g. February 29th), the last day of the month will be the Policy Anniversary.

Policy Class – All policies of the same product and issuing company with insureds of the same sex, issue age, rate class, rate type, rate class multiple, flat extra ratings, coverage amounts and death benefit option, level of premium paid, then current level of cash value and/or outstanding policy loan balance, In Force endorsements and rider elections, and elected optional policy features, whose policies have the same length of time since the policy’s issue date or effective date of a coverage increase.

Policy Date – The issue date of this Policy. It is the date this Policy takes effect subject to the payment of the Minimum Initial Premium stated in the Policy Specification Pages.

Policy Loan Account – The portion of the Cash Value attributable to all loans taken under this Policy including Policy loan interest credited.

Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy Owner – The person or entity possessing all rights under this Policy while it is In Force. The Policy Owner is named on the application unless later changed. References to “you” or “your” also mean the Policy Owner.

Policy Specification Pages – The Policy Specification Pages contain detailed information about your Policy coverage.

Policy Year – Beginning with the Policy Date, each one-year period this Policy remains In Force.

Premium – Any payments you make into this Policy other than Policy loan repayments. The Minimum Initial Premium is stated in the Policy Specification Pages and will be required prior to this Policy taking effect.

Proof of Death – A certified copy of the death certificate. If no death certificate will be issued (e.g. missing person), such other lawful evidence and documentation as permits us to make a reasonable determination as to the fact of, date, cause, and manner of death.

SEC – The United States Securities and Exchange Commission or its successor.

Settlement – Payment of the Death Benefit Proceeds, Maturity Proceeds, or Cash Surrender Value.

Specified Amount – The dollar amount used to determine the death benefit of the Policy. It is stated in the Policy Specification Pages.

State of Issue – The jurisdiction where this Policy has been issued for delivery. For purposes of this Policy, the term includes the District of Columbia, Puerto Rico and any state, territory, or possession of the United States of America.

Sub-Account – A division of the Variable Account corresponding to a different underlying investment option. Your initial Sub-Account allocations are listed on the Policy Specification Pages.

Surrender – A withdrawal of Cash Surrender Value from this Policy at your request. A complete Surrender will result in payment to you of any remaining Cash Surrender Value and will terminate all coverage under this Policy and any attached riders. When we refer to a “partial Surrender” it means a withdrawal of a portion of the Cash Surrender Value and does not by itself terminate this Policy.

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ICC23-NWLA-630	Page 5	(02/2023)(001)

Valuation Date – Each day the New York Stock Exchange and our Home Office are open for business, or any other day when there is enough trading in the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might change. If the required information for transactions you request has not been received by the time indicated on the date of your request, then the date used for valuation will be the next day the New York Stock Exchange and our Home Office is open for business.

Valuation Period – The interval of time between a Valuation Date and the next Valuation Date.

Variable Account – One of our separate investment accounts into which Premiums are allocated. We may offer more than one Variable Account under this Policy.

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ICC23-NWLA-630	Page 6	(02/2023)(001)

GENERAL POLICY PROVISION

Policy References and Headings

Unless the context requires otherwise, the following will apply to the references and headings in this Policy:

1.	singular references will also refer to the plural and plural references will also refer to the singular;

2.	when we refer to a “provision,” it means the entire contents under a main heading in this Policy; and

3.	when we refer to a “section,” it means the entire contents under a sub-heading within a provision.

Non-Participating

This Policy does not participate in our earnings or surplus and does not earn or pay dividends.

Entire Contract

The insurance provided by this Policy is in return for the application and for Premiums paid as required in this Policy. This Policy and a copy of any attached written application, including any attached written supplemental applications, together with any amendments, endorsements, or riders, make up the entire contract. No statement will be used in defense of a claim under this Policy unless it is contained in a written application that is endorsed upon or attached to this Policy.

The applicable laws of the State of Issue will govern this Policy.

Applications

All statements in an application, in the absence of fraud, are considered representations and not warranties. In issuing this Policy, we have relied on the statements made in the application to be true and complete. Subject to the Incontestability section of this Policy, no such statement will be used to contest this Policy or deny a claim unless that statement is made in an application and is a misrepresentation that is material to our agreement to provide insurance.

In the case of reinstatement, the addition of benefits by rider, an increase of the Specified Amount, or requests for changes in underwriting classification, we rely on the statements made in the respective applications to be true and complete. Subject to the Incontestability section of this Policy, or an attached rider as applicable, no such statement shall be used to contest or deny a claim unless that statement is made in the application to reinstate, add benefits, or increase the Specified Amount and is a misrepresentation material to our agreement to provide or reinstate coverage.

Changes in Policy Cost Factors

The Current Scale of Non-Guaranteed Elements is subject to change based on changes in our expectations as to future experience for factors including, but not limited to, our:

1.	investment earnings and interest rates;

2.	mortality experience including, but not limited, to claims payments;

3.	persistency experience including, but not limited to, both lapse and premium;

4.	expenses, including, but not limited to, reinsurance expenses; and

5.	taxes.

Any review of our expectations for future experience for these Policy cost factors, other than for a change in an interest rate that is based entirely on changes in expected investment income for the investments associated with the Policy and interest rates as applicable, will be evaluated against the Current Scale in aggregate for a particular Policy Class. Any element of the Current Scale, including Current Scale charge rates for future Policy Years, may be adjusted regardless of the Policy cost factor for which future expectations have changed.

Any increase in a Current Scale charge or charge rate will not increase the charge or charge rate above the guaranteed maximum stated in the Policy Specification Pages. Any reduction of a Current Scale interest rate will not reduce the rate below the guaranteed minimum stated in the Policy Specification Pages.

Changes to the Current Scale percent of Premium charge rate, percent of Sub-Account value charge rate, monthly per $1,000 of Specified Amount charge rate, monthly cost of insurance per $1,000 of Net Amount At Risk rates, and monthly per Policy charge(s) will be of a uniform basis by Policy Class.

Any changes we make will be determined in accordance with the state law and any procedures required to be kept on file with the applicable insurance regulator of the State of Issue.

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ICC23-NWLA-630	Page 7	(02/2023)(001)

Alteration or Modification

All changes or agreements related to this Policy must be on official forms signed by our President or Secretary. No agent of Nationwide, medical examiner, or other representative is authorized to accept risks, alter or modify contracts, or waive any of our rights or requirements.

This Policy may be modified or superseded by applicable law. Other changes to this Policy may be made only if you and we agree. We will provide you with a copy of any amendment or endorsement or other document modifying this Policy.

Waiver

Our failure to enforce any provision of this Policy in one or more instances shall not be deemed, and may not be construed or relied upon, as a waiver of such provision. Nor shall any waiver or relinquishment of any right or power hereunder, in any one or more instance be deemed, and may not be construed or relied upon, as a continuing waiver or relinquishment of that right or power at any other time or times.

Effective Date of Policy Coverage

The effective date of insurance coverage under this Policy is determined in the following manner:

1.	for insurance coverage applied for in the original application and approved by us, the effective date is the Policy Date subject to our receipt of the Minimum Initial Premium;

2.

for increases or other additions to coverage, the effective date is the Policy Monthaversary on or next following the date we approve your supplemental application for insurance, unless you request and we approve a different date; and

3.

in the case of a reinstatement, the effective date is the Policy Monthaversary on or next following the date we approve your application for reinstatement and receive the required Premium, unless you request and we approve a different date.

Policy Termination

All coverage under this Policy will terminate when any of the following events occur:

1.	you request in writing to terminate coverage under this Policy;

2.	the Insured dies;

3.	you elect to receive the Maturity Proceeds on the Maturity Date;

4.	this Policy lapses at the end of a grace period, subject to the Reinstatement section; or

5.	you Surrender this Policy for its Cash Surrender Value.

Suicide

We will not pay the Death Benefit Proceeds normally payable on the Insured’s date of death if the Insured commits suicide, while sane or insane, within two years or any shorter period as may be required by applicable law in the state where the policy is issued or delivered from:

1.	the Policy Date;

2.	a reinstatement date; or

3.	a date after the Policy Date we approve an increase in Specified Amount requiring evidence of insurability.

In the case of items 1. and 2. above, we will pay an amount equal to all Premiums paid prior to the Insured’s death less any Indebtedness or partial Surrenders.

In the case of item 3. above, we will not pay the portion of the Death Benefit Proceeds attributable to the Specified Amount increase. Instead, the Specified Amount increase will be terminated and we will pay an amount equal to all monthly deductions and all expenses deducted for such Specified Amount increase. If a return of Premium is being made under items 1. or 2., the total amount returned, including item 3., if applicable, will not exceed the total Premium Paid minus any Indebtedness or partial Surrenders.

We reserve the right under this section to obtain evidence of the manner and cause of the Insured’s death.

Incontestability

We have the right to contest the validity of this Policy based on material misstatements made in the initial application. After this Policy has been In Force for two years from the Policy Date, we will not contest it, as issued on the Policy Date, for any reason except fraud, subject to state law.

We also have the right to contest the validity of any Policy change or reinstatement based on material misstatements made in any application for that change or reinstatement. After any amendment, endorsement,

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ICC23-NWLA-630	Page 8	(02/2023)(001)

rider, or Specified Amount increase requiring evidence of insurability has been In Force as part of the Policy for two years from its effective date or a reinstatement date, we will not contest it for any reason except fraud, subject to state law.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, payments and benefits under this Policy will be adjusted as follows:

1.

if the Insured is alive, all affected Policy values will be adjusted to reflect the monthly deductions and other charges using the correct age and sex of the Insured from the Policy Date to the date of correction. Future monthly deductions and charges will be based on the correct age and sex; or

2.

if the Insured has died, we will adjust the death benefit. The death benefit will be adjusted according to the formula: the total of (a) multiplied by (b) for each segment of coverage added together; plus (c) where:

a)	is the Net Amount At Risk for each segment of coverage, respectively, on the date of the Insured’s death without adjustment for the correct age/sex;

b)

is the ratio of the monthly cost of insurance deducted on the Policy Monthaversary immediately preceding the Insured’s death for each segment of coverage, respectively, without adjustment for the correct age/sex and the monthly cost of insurance that would have been deducted for each segment of coverage, respectively, using the correct age/sex on that same Policy Monthaversary; and

c)	is the Cash Value on the date of the Insured’s death without adjustment for the correct age/sex.

Postponement of Payments

Variable Accounts

We have the right to suspend or delay the date of any Surrender, transfer, or Policy loan from the Variable Accounts for any period when:

1.	the New York Stock Exchange is closed;

2.	when trading on the New York Stock Exchange is restricted;

3.

when an emergency exists and as a result the disposal of securities in the Variable Accounts is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Accounts; or

4.	during any other period when the SEC by order permits a suspension of Surrender for the protection of security holders.

Rules and regulations of the SEC may govern as to whether certain conditions set forth in the preceding paragraphs exist.

General Account

We have the right to delay any Surrender, transfer, or Policy loan from the Fixed Account or Long-Term Fixed Account for a period permitted by law, but not longer than six months after either is requested.

Assignment

You may be able to assign some or all of your rights under this Policy, except as restricted by applicable law or regulation. Assignments must be made in writing and signed by you. Assignments take effect as of the date signed, unless otherwise specified by you, subject to any payments made or actions taken by us before the assignment is recorded. An assignment will not be recorded until we have received sufficient and clear written direction from you on how rights under this Policy are to be divided.

We are not responsible for the validity or tax consequences of any assignment or for any payment or other Settlement made prior to our recording of the assignment.

Instructions

All elections, payment requests, claims, instructions, and/or communications to us must be sent to our Home Office stated on the face page of this Policy and received by us before we can take any action. No instructions are effective until received and recorded by us at our Home Office.

Unless we specify otherwise, all instructions under this Policy must be received in writing, signed and dated. We only accept instructions in writing using a traditional hard-copy format, but upon mutual agreement between you and us, we will consent to the acceptance of other methods of delivering instructions such as electronic mail, facsimile, or other appropriate agreed upon formats.

For certain instructions, such as changes in named parties, authorization of third-parties to act on your behalf, requests to terminate coverage, requests for Surrender, requests for a Policy loan, requests to exchange this

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ICC23-NWLA-630	Page 9	(02/2023)(001)

Policy for another plan of insurance, requests for Settlement, transfers among the Sub-Accounts of the Variable Account, allocation of future Net Premium, or claims for Death Benefit Proceeds, we may require that the request be completed on a form we provide.

We may require a signature guarantee from a member firm of a recognized domestic stock exchange or a financial institution that is a member of the Federal Deposit Insurance Corporation for Surrender, partial Surrender, Settlement, or change in ownership of this Policy.

Currency

Any money we pay, or that is paid to us, must be in the currency of the United States of America.

Reports

While this Policy is In Force, we will send a report to your last known address at least once every year free of charge. The report will show the beginning and end dates of the report period, the Policy’s current Specified Amount, Cash Value, at the beginning and end of the report period, Cash Surrender Value at the end of the report period, amounts added to or deducted from the Cash Value during the report period, Death Benefit Proceeds at the end of the report period, and any outstanding Indebtedness at the end of the report period. The report will also include a notice informing the Policy Owner if the Policy’s Cash Surrender Value is such that it will not maintain the Policy In Force until the end of the next reporting period, and any other information required by federal and/or state laws and regulations.

Projection of Benefits and Values

We will provide a non-guaranteed projection of illustrative future benefits and values under this Policy at any time after the first Policy Anniversary upon your written request. One projection per Policy Year will be provided free of charge. A service fee may be assessed for additional projections requested during the same Policy Year. If a service fee is charged it will not exceed the Maximum Service Fee stated in the Policy Specification Pages. Refer to the Service Fee section for additional information.

Internal Revenue Code Life Insurance Qualification Test

This Policy has been designed to satisfy the definition of life insurance for federal income tax purposes under Section 7702 of the Internal Revenue Code, as amended. The life insurance qualification test elected at the time of application is stated in the Policy Specification Pages and will determine the minimum required death benefit and Premium limitations of this Policy. You may not change the life insurance qualification test on or after the Policy Date. We reserve the right to refuse any Premium or decline any change that we reasonably believe would cause your Policy to fail at any time to qualify as life insurance under the applicable tax law. This includes changing the Specified Amount, the death benefit option, and the amount of any requested partial Surrender. We also have the right to change your Policy or to make distributions from your Policy to the extent necessary for it to continue to qualify as life insurance. Any distributions under this section will be processed in the same order as described in the Monthly Deductions section of this Policy.

We do not give tax advice, and this section should not be construed to guarantee that your Policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by future actions of any tax authority.

Modified Endowment Contracts

Certain policies may be or become Modified Endowment Contracts (MECs) under Section 7702A of the Internal Revenue Code, as amended. We will notify you if a requested action or Premium payment will result in your Policy becoming a MEC. We will only permit your Policy to become a MEC if you authorize it in writing. Otherwise, the requested action will be rejected and any Premium paid in excess of MEC limits will be refunded within sixty days after the end of the Policy Year, or, if there is a material change, contract year as defined by the Internal Revenue Code, in which it was received.

If your Policy becomes a MEC, you may have adverse income tax consequences if:

1.	you request and receive a full or partial Surrender after your Policy becomes a MEC;

2.	it is later exchanged into another policy;

3.	a loan is taken from the Policy;

4.	any portion of the Policy is assigned; or

5.	monthly cost of insurance charges for certain riders are deducted.

Nationwide and its representatives do not provide tax advice. Please consult your tax advisor to determine any tax implications.

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Conformity with Interstate Insurance Product Regulation Commission Standards

This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy that on the provision’s effective date is in conflict with the Interstate Insurance Product Regulation Commission standards for this product type is hereby amended to conform to the Interstate Insurance Product Regulation Commission standards for this product type as of the provision’s effective date.

PARTIES AND INTERESTS IN THIS POLICY PROVISION

Nationwide

We are a stock life insurance company organized under the laws of the State of Ohio. In exchange for payment of Premium as required in this Policy, we provide certain benefits, including paying the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Policy Owner

You are the Policy Owner and may exercise all rights under this Policy while it is In Force. If you die before the Insured, your estate becomes the Policy Owner unless there is a named Contingent Owner or you have directed us otherwise.

You name the other parties with rights and interests in this Policy.

Unless otherwise provided on the Policy application or applicable change of ownership form, if there is more than one Policy Owner, all rights, title and interest in this life insurance Policy will be held jointly with right of survivorship and, all rights, title and interest of any Policy Owner who predeceases the Insured will vest in the surviving Policy Owner or jointly in the surviving Policy Owners, subject to the prior rights of all assignees. The signatures of all Policy Owners, or their legal representatives will be required on any written instructions to exercise Policy rights.

Contingent Owner

You may name a Contingent Owner of this Policy at any time while it is In Force. If you name a Contingent Owner, the Contingent Owner will become the Policy Owner if you die while the Policy is In Force.

The Insured

The Insured is the person upon whose life this Policy is issued. You may not change the Insured.

Beneficiary and Contingent Beneficiary

You may name one or more Beneficiaries and Contingent Beneficiaries. The right to receive payments under this Policy, including the Death Benefit Proceeds, is described in detail in the Policy Benefits and Values Provision.

Unless you direct otherwise, the following will apply:

1.	if more than one Beneficiary survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds;

2.	if no Beneficiary survives the Insured and there is more than one Contingent Beneficiary that survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds; and

3.	if no Beneficiary or Contingent Beneficiary is named or none survives the Insured, then you or your estate is entitled to receive the Death Benefit Proceeds.

Changes of Named Parties and Interests

While this Policy is In Force, you may change the named Beneficiary, Contingent Beneficiary, and Contingent Owner, unless such party was designated irrevocable or as restricted by applicable law or regulation, by providing us proper notice in the proper format, as provided in the Instructions section of the General Policy Provision. A party designated as irrevocable may only be changed with that party’s written consent.

You may also change the Policy Owner, but in doing so you will relinquish all rights under this Policy to the new Policy Owner.

Any change of a party to this Policy will be effective as of the date the instruction is signed by you; however, we are not liable for any actions taken or payments made until the change is received and recorded at our Home Office stated on the face page of this Policy.

PREMIUM PAYMENT PROVISION

This Policy provides for flexible Premium payments, subject to the following:

1.	you must pay at least the Minimum Initial Premium amount stated in the Policy Specification Pages to put the Policy In Force;

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2.

payment of additional Premium is not required as long as the Cash Surrender Value is sufficient to pay all monthly deductions, including any monthly charges for any elected riders, or the requirements of the No-Lapse Guarantee Policy Continuation section are met;

3.	any additional Premium payment after the Initial Premium Investment Date must be at least the Minimum Additional Premium amount stated in the Policy Specification Pages;

4.	we reserve the right to require satisfactory evidence of insurability before accepting any Premium that would result in an increase of the Net Amount At Risk;

5.

payment of Premium is subject to the limitations under Section 7702 of the Internal Revenue Code, as amended. We will refuse or refund any Premium that will, in our reasonable belief under applicable law, cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended; and

6.	Premium will no longer be accepted on or after the Policy Anniversary on which the Insured reached Attained Age 120, except as necessary to keep the Policy In Force.

Premium receipts will be furnished upon request.

Initial Premium

The Minimum Initial Premium must be paid while the Insured is alive. Coverage under this Policy will not become effective until at least the Minimum Initial Premium is paid. If this Policy is in your possession and you have not paid at least the Minimum Initial Premium, your Policy is not In Force.

The actual initial Premium you pay may be, but is not required to be, greater than the Minimum Initial Premium, subject to the limits described above. The initial Premium is applied on the Initial Premium Investment Date. Any due and unpaid monthly deductions between the Policy Date and the Initial Premium Investment Date will be subtracted from the Cash Value at this time. You may pay the initial Premium to us in advance at our Home Office stated on the face page of this Policy or to our authorized agent or representative.

Additional Premium

Payments of Premium after the initial Premium may be paid at any time while this Policy is In Force, subject to the limits described above. We may increase the Minimum Additional Premium amount upon providing you ninety days written notice. All Premium after the initial Premium is payable at our Home Office stated on the face page of this Policy.

Planned Premium

Your planned Premium payment and planned Premium payment frequency are selected by you and tell us the amount of Premium you intend to pay, and how frequently. The Planned Premium Payment at Issue and Planned Premium Payment Frequency at Issue selected by you at the time of application are stated in the Policy Specification Pages. You may change the amount and frequency of Premium payments at any time after the first Policy Monthaversary, but those changes will not be reflected in your Policy Specification Pages.

You are not required to pay the planned Premium payment and your Policy may lapse even if you do; however, failure to pay Premium as planned may increase the possibility of Policy lapse.

POLICY CHARGES AND DEDUCTIONS PROVISION

In this provision, we describe all charges we may assess under this Policy. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Policy.

After the Policy Date, Current Scale charges and charge rates are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale charges and charge rates will never exceed your Policy’s guaranteed maximum charges and charge rates. The guaranteed maximum charge rates or charge rates used to determine the Policy Charges and any applicable guaranteed maximum duration are stated in the Policy Specification Pages.

Current Scale charge rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Those charge rates that are expressed as a table that include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases, are not changes to charge rates as described in the Changes in Policy Cost factors section of the Policy. The Current Scale, including tables of the Current Scale for future Policy Years, is available upon request according to the terms of the Projection of Benefits and Values section of the Policy.

The Current Scale Policy charges and charge rates and guaranteed maximum Policy charges and charge rates may be affected by changes to this Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, rate type, and death benefit option

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changes. The new Policy charges and charge rates will apply from the effective date of any change to the Policy. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage and any applicable changes to the guaranteed maximum Policy charges and charge rates.

Percent of Premium Charge

We deduct a percent of Premium charge from each Premium applied to this Policy. The percent of Premium charge is calculated by multiplying the percent of Premium charge rate by the dollar amount of Premium received.

The percent of Premium charge rate may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating,the Policy’s Specified Amount and coverage provided by any elected riders, and Premium paid.

The Current Scale percent of Premium charge rate is determined by us and is subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale percent of Premium charge rates will never exceed the Guaranteed Maximum Percent of Premium Charge Rate stated in the Policy Specification Pages.

Monthly Deductions

The following is a list of the charges deducted from the Cash Value of your Policy on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter while this Policy is In Force. If the first Premium is paid after the Policy Date, we will deduct an amount equal to the monthly deductions due on the Policy Date and each Policy Monthaversary between the Policy Date and the Initial Premium Investment Date on the Initial Premium Investment Date. If a Policy Monthaversary occurs on a date other than a Valuation Date, any charges described in the sections below normally taken on a Policy Monthaversary will be taken on the next Valuation Date.

The monthly deduction for each Policy Monthaversary will be the sum of:

1.	the percent of Sub-Account value charge;

2.	the monthly cost of insurance per $1,000 of Net Amount At Risk charge;

3.	the monthly per $1,000 of Specified Amount charge;

4.	the monthly per Policy charge; and

5.	the monthly cost of any elected optional riders.

The charges listed in items 1., 2., 3. and 4. above are detailed in this section. The monthly charges for item 5., any elected optional riders, is described in the respective rider form.

Except for the percent of Sub-Account value charge, monthly deductions will be taken in the following order, unless Directed Monthly Deductions are elected:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account until exhausted; then

3.	from the Long-Term Fixed Account until it is exhausted.

The percent of Sub-Account value charge is only deducted from Cash Value allocated to the Variable Account and is deducted proportionally from each Sub-Account in which you are invested, unless Directed Monthly Deductions are elected.

Percent of Sub-Account Value Charge

This charge is calculated by multiplying Cash Value in the Variable Account by the applicable percent of Sub-Account value charge rate.

The percent of Sub-Account value charge rate may vary by the amount of Cash Value allocated to the Sub-Accounts in the Variable Account and the length of time the Policy has been In Force.

The Current Scale percent of Sub-Account value charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, the Current Scale percent of Sub-Account value charge rates will never exceed the Guaranteed Maximum Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages.

Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate cost of insurance rates are used to calculate the monthly cost of insurance for each segment of coverage.

The monthly cost of insurance per $1,000 of Net Amount at Risk charge for each segment of coverage is calculated by multiplying its associated Net Amount At Risk by the applicable cost of insurance rate and dividing the resulst by $1,000. It is possible for different rate classes, rate types, rate class multiples, and any monthly flat

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extra ratings to apply to the initial Specified Amount and each increase in Specified Amount. A description of how the Net Amount At Risk is allocated among the initial Specified Amount and each increase in Specified Amount is provided in the Net Amount At Risk section.

The monthly cost of insurance per $1,000 Net Amount as Risk rates for each segment of coverage may vary by the Insured’s Issue Age, Attained Age, sex, the most recent rate class, rate type, rate class multiple and any monthly flat extra rating for each segment of coverage, death benefit option in effect, Cash Value, length of time since the Policy Date or effective date of a Specified Amount increase, and the base Policy’s total Specified Amount at the time the charge is assessed.

The Current Scale rates used to calculate the monthly cost of insurance per $1,000 of Net Amount At Risk charges are determined by us. Current Scale monthly cost of insurance rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Current Scale monthly cost of insurance rates expressed as a table that includes charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases are not changes to the Current Scale as described in the Changes in Policy Cost Factors section of this Policy. A table of Current Scale monthly cost of insurance charge rates for future Policy Years is available upon request according to the terms of the Projection of Benefits and Values section of this policy.

Current Scale monthly cost of insurance rates are also subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale cost of insurance rates will never exceed the maximum rates applicable to each segment of coverage as stated in a Table of Guaranteed Maximum Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge Rates in the Policy Specification Pages. Policy Specification Pages will be issued with an additional table of rates for each Specified Amount increase.

Net Amount At Risk

Each segment of coverage will have a separate Net Amount At Risk. On any Policy Monthaversary, the Net Amount At Risk for a segment of coverage is the death benefit for that segment of coverage minus the Cash Value attributed to that segment of coverage on that Policy Monthaversary before deduction of the Policy and rider monthly cost of insurance charges based on Net Amount At Risk, but after deduction of monthly charges for any other riders and any other charges. On any other day, the Net Amount At Risk is the death benefit for a segment of coverage, minus the Cash Value attributed to that segment of coverage.

For purposes of calculating the Net Amount At Risk:

1.	the death benefit is determined as if the Insured had died on the date of calculation;

2.

the Cash Value will first be attributed to the base Policy’s Specified Amount segment of coverage in effect on the Policy Date. If Cash Value exceeds the death benefit associated with the initial Specified Amount, described in item 3., it will then be considered a part of any Specified Amount increase segments of coverage in the order the increases became effective;

3.	the death benefit will be attributed to segments of coverage as follows:

a.	Death Benefit Option 1 – the death benefit is allocated proportionally among the base Policy segments of coverage based on the percentage of the base Policy’s Specified Amount each represents;

b.	Death Benefit Option 2 – the death benefit is allocated as follows:

i.	to the Specified Amount segment of coverage in effect on the Policy Date in an amount equal to: the greater of that Specified Amount; or that Specified Amount, plus the Policy’s Cash Value;

ii.	to all other base Policy Specified Amount increase segments in an amount equal to each increase respectively; then

iii.	to all base Policy Specified Amount segments of coverage proportionally based on the percentage of the base Policy Specified Amount each segment represents.

Monthly Per $1,000 of Specified Amount Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate monthly per $1,000 of Specified Amount charge rates are used to calculate the monthly per $1,000 of Specified Amount charges for each segment of coverage.

The monthly per $1,000 of Specified Amount charge is calculated by multiplying the original Specified Amount of each segment of coverage by the applicable rate determined by us, divided by $1,000. Decreasing a segment of coverage will not decrease the applicable monthly per $1,000 of Specified Amount charge.

The monthly per $1,000 of Specified Amount charge rates for each segment of coverage may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple and any

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monthly flat extra rating, death benefit option in effect, the base Policy’s total Specified Amount, and the segment’s Specified Amount on the date the segment of coverage becomes effective. Decreasing a segment of coverage will not decrease the monthly per $1,000 of Specified Amount charge.

The Current Scale monthly per $1,000 of Specified Amount charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale monthly per $1,000 of Specified Amount charge rates will never exceed the applicable Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rates stated in the Policy Specification Pages.

Monthly Per Policy Charge

This charge is a flat dollar amount.

This Current Scale monthly per Policy charge is determined by us and is subject to change as described in the Changes in Policy Cost Factors section. However, the Current Scale monthly per Policy charge will never exceed the Guaranteed Maximum Monthly Per Policy Charge stated in the Policy Specification Pages.

Surrender Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Surrender charges are calculated separately for each segment of coverage, except increases due to a change of death benefit option. The surrender charge for each segment of coverage may vary by the Insured’s Attained Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating, and the segment’s Specified Amount on the Policy Date or date an increase segment becomes effective, and length of time a segment has been in effect. The table of Guaranteed Maximum Surrender Charges in the Policy Specification Pages shows the guaranteed maximum surrender charge, assuming a full Surrender for the segment of coverage based on the length of time it has been in effect. An additional table will be provided for each Specified Amount increase.

For purposes of determining the applicable surrender charge, requested Specified Amount decreases are treated as coming from the most recent Specified Amount increase first, then from the next most recent Specified Amount increase, and so forth. The Specified Amount in effect on the Policy Date is reduced last. The applicable surrender charge is deducted from the Cash Value of your Policy at the time any of the following occur:

1.	a lapse or a complete Surrender of the Policy; or

2.	a requested decrease of the Specified Amount.

No surrender charge is deducted at the time of a death benefit option change or a partial Surrender even if the death benefit option change or the partial Surrender of a segment of coverage under the Policy results in the decrease of one or more segments of the Specified Amount. Surrender charges attributable to Specified Amount decreases resulting from partial Surrenders and/or death benefit option changes are deferred and continue to reduce over time. If the Policy is subsequently terminated by a complete Surrender or lapse, the full surrender charge in effect at that time, including any deferred amounts, will be deducted.

In the event of a lapse or complete Surrender of the Policy the surrender charge will be the sum of the Surrender charges in effect for each respective segment in the Policy Year in which it occurs, including any deferred surrender charge resulting from partial Surrenders and/or death benefit option changes.

For partial decreases of the Specified Amount, the Surrender charge for each impacted segment, respectively, is equal to:

1.	the original surrender charge in effect for a segment for the Policy Year in which the partial decrease occurs; multiplied by,

2.	the decrease in that segment’s Specified Amount divided by the segment’s Specified Amount on the date it became effective, i.e. without regard to any prior increases or decreases.

The surrender charge for a requested partial decrease of the Specified Amount will be deducted from the Cash Value in the same order as described in the Monthly Deductions section.

Policy Loan Interest Charge

Loan interest is a charge on Indebtedness. Loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order as described in the Monthly Deductions section. Current Scale loan interest charged rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section; however, Current Scale loan interest charged rates will never exceed the Guaranteed Maximum Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

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Partial Surrender Fee

We may assess a partial Surrender fee. If assessed, the partial Surrender fee will be deducted from the partial Surrender amount requested. Partial Surrender fees are determined by us. However, any partial Surrender fee assessed will not exceed the Maximum Partial Surrender Fee stated in the Policy Specification Pages.

Service Fees

We may assess a fee to cover the administrative cost of providing services including, but not limited to, processing duplicate Policy requests, Policy loans, and requests for projections of benefits and values, statements, and reports. Service fees must be paid at the time the service is requested, they will not be deducted from the Policy. Service fees are determined by us. However, any service fee will never exceed the Maximum Service Fee stated in the Policy Specification Pages.

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT

PROVISION

Policy Coverage

This Policy remains In Force as long as the Cash Surrender Value on a Policy Monthaversary is sufficient to cover the monthly deductions and other charges we assess. Otherwise, your Policy will lapse, subject to the Policy Continuation section and the Grace Period section.

Policy Continuation

Insurance coverage under your Policy and any benefits provided by any elected optional riders will be continued In Force as long as one of the following conditions is met:

1.	the Cash Surrender Value of your Policy on each Policy Monthaversary is sufficient to pay the charges listed in the Monthly Deduction section of the Policy Charges and Deductions Provision;

2.	the requirements of the No-Lapse Guarantee Policy Continuation section is met; or

3.	the Policy is in a grace period.

If Premium payments are not made and the requirements of 1. or 2. above are not met, your Policy will enter a grace period. If the Premium requirements described in the Grace Period section are not met during the grace period, your Policy will lapse and all coverage will end, subject to the Reinstatement section.

This section will not continue your Policy beyond the Maturity Date, date of a lapse, nor continue any rider beyond the date of its termination, as provided in such rider.

No-Lapse Guarantee Policy Continuation

If the Cash Surrender Value of your Policy is not sufficient to pay the monthly deductions described in the Policy Charges and Deductions Provision on any Policy Monthaversary, your Policy will not enter a grace period or lapse if the following requirements are met:

1.	the Policy is within the No-Lapse Guarantee Period stated in the Policy Specification Pages; and

2.	(a) is greater than or equal to (b) where:

(a)	is the sum of all Premiums paid to date; minus

i.	any partial Surrenders, including any partial Surrender fees;

ii.	any returned Premium;

iii.	and any Indebtedness; and

(b)	is the sum of the No-Lapse Guarantee Monthly Premium in effect for each respective month completed since the Policy Date through the current Policy Monthaversary, including any period of lapse.

If (a) is less than (b), or the No-Lapse Guarantee Period has ended, the benefit provided under this section is not in effect and will not prevent this Policy from entering a grace period or lapsing.

The No-Lapse Guarantee Monthly Premium is only used for purposes of this section. You are not required to make any scheduled Premium payments. However, your Policy may lapse if you do not pay sufficient Premium to cover the monthly deductions and other Policy charges or meet the requirements of this section.

The No-Lapse Guarantee Monthly Premium may be affected by changes in your Policy. A new No-Lapse Guarantee Monthly Premium will apply from the effective date of certain changes to this Policy including requested Specified Amount increases, rider additions and coverage increases. However, the No-Lapse Guarantee Monthly Premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, partial

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Surrenders, or death benefit option changes resulting in Specified Amount increases or decreases. Changes to the Policy do not cause the No-Lapse Guarantee Period to begin again.

If your Policy is being kept In Force by this No-Lapse Guarantee Policy Continuation section, the Cash Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued.

As a consequence, the Cash Surrender Value at the end of the No-Lapse Guarantee Period may be insufficient to keep the Policy In Force unless additional Premium is paid.

If your Policy lapses during the No-Lapse Guarantee Period and is subsequently reinstated, the No-Lapse Guarantee Policy Continuation feature will also be reinstated, but only if the reinstatement occurs within the No-Lapse Guarantee Period.

Grace Period

If the Cash Surrender Value on a Policy Monthaversary is not sufficient to cover the current monthly deduction and other charges described in the Policy Charges and Deductions Provision, and the requirements of the No-Lapse Guarantee Policy Continuation section are not met, this Policy will enter a grace period.

When this Policy enters a grace period, we will send a notice to your last known address and any assignee of record informing you of the Policy’s lapse pending status and the amount of Premium you must pay to keep this Policy In Force. If your Policy enters a grace period during the No-Lapse Guarantee Period, the lapse pending notice we send you will include the Premium amount required to maintain your Policy under the No-Lapse Guarantee Policy Continuation section as well as the amount required by the Grace Period section.

You may prevent this Policy from lapsing by paying:

1.	the lesser of:

a.	Net Premium sufficient to pay the monthly deductions and other Policy charges due during the grace period, plus any amount necessary to increase the Cash Surrender Value to zero; or

b.	during the No-Lapse Guarantee Period, Premium sufficient to meet the requirements of the No-Lapse Guarantee Premium Policy Continuation section; plus

2.	Premium projected to keep the Policy In Force for three additional months.

A grace period will last sixty-one days from the date we mail you the notice. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force. You will have the entire grace period to pay the required Premium. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Insured dies during a grace period, we will pay the Death Benefit Proceeds, subject to the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision, and any adjustments for attached riders and endorsements.

Lapse

If you do not pay at least the required Premium payment amount by the end of a grace period, this Policy will lapse. If your Policy lapses, any applicable surrender charge will be deducted from the Policy’s Cash Value. When a lapse occurs, all coverage under this Policy and any elected optional riders will terminate, subject to the Reinstatement section.

Reinstatement

If your Policy lapses at the end of a grace period, it may be reinstated subject to all of the following:

1.	it has not been surrendered for its Cash Surrender Value;

2.	the reinstatement request is in writing and received by us within three years after the end of the most recent grace period and prior to the Maturity Date;

3.	we may require you to provide new evidence of insurability satisfactory to us that the Insured is insurable in the same rate class and rate type as when the Policy was issued;

4.	you repay or reinstate any Indebtedness against your Policy that existed at the end of the grace period. No interest will be charged on any Indebtedness during the period of lapse.

5.	The Cash Value on the date of reinstatement, but prior to applying any Premium or Policy loan repayments, will equal the lesser of:

a.	the Cash Value at the end of the most recent grace period; or

b.

the amount of any reinstated Indebtedness at the end of the grace period, plus the applicable surrender charge stated in the Policy Specification Pages for the Policy Year in which the Policy is reinstated.

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6.	your Policy either:

a.	is reinstated during the No-Lapse Guarantee Period and you pay the lesser of:

i.	the amount of Premium required to satisfy the No-Lapse Guarantee Policy Continuation section up to and including the reinstatement date; and

ii.

Net Premium sufficient to pay the Policy charges and deductions due and unpaid during the most recent grace period, plus Net Premium sufficient to pay the monthly deductions due on the reinstatement date, plus any additional amounts needed to increase the Cash Value, minus any Indebtedness and any surrender charge, to zero; or

b.

is reinstated after the No-Lapse Guarantee Period and you pay Net Premium sufficient to pay the Policy charges and deductions due and unpaid during the most recent grace period, plus Net Premium sufficient to pay the monthly deductions due on the reinstatement date, plus any additional amounts needed to increase the Cash Value, minus any Indebtedness and any surrender charge, to zero; and

7.	in addition to the Premium payment required by item 6. and any other charges due, you pay Net Premium projected to keep the Policy In Force for three months from the date of reinstatement.

You may, but are not required to, pay more than the minimum Premium amount required for reinstatement. Unless you request otherwise, all amounts will be allocated based on your most recent allocation instructions in effect at the time of lapse.

The effective date of a reinstated Policy will be the Policy Monthaversary on or next following the date we approve the application for reinstatement and receive the required Premium.

When your Policy is reinstated, a new two-year contestable period will apply with respect to statements you make in the application for reinstatement. After this Policy is In Force for two years from a reinstatement date, we will not contest it for any reason, except for fraud in the procurement of the reinstated Policy when permitted by applicable law in the State of Issue. The Suicide section will apply for a period that shall not exceed two years from the day of reinstatement, or any shorter period as may be required by state law.

All reinstated Cash Value in excess of reinstated Indebtedness attributable to reinstated Policy loans is treated as Net Premium. Cash Value equal to any reinstated Indebtedness will be applied to the Policy Loan Account.

Current charges and charges past due from the most recent grace period will be deducted upon application of the Premium paid to reinstate your Policy.

The surrender charge for your Policy will continue to be based on the Policy Date and the effective dates of any Specified Amount increases.

VARIABLE ACCOUNT PROVISION

About the Variable Account

We may make one or more Variable Accounts available under this Policy.

We established the Variable Account as a segregated investment account under the laws of the State of Ohio. The assets of the Variable Account are our property, but are not charged with the liabilities from any of our other businesses. We maintain assets that are at least equal to the reserves and other liabilities of the Variable Account and we may transfer assets exceeding the reserves and other liabilities of the Variable Account to our General Account. Variable Account assets shall be used to fund only variable policy benefits. Although assets in the Variable Account are our property, we are obligated under this Policy to make payments to you.

Income, gains and losses of the Variable Account reflect its own investment experience and not ours.

The Sub-Accounts

The Variable Account may be divided into one or more Sub-Accounts. The available Sub-Accounts as of the Policy Date are listed in the Policy Specification Pages. The Sub-Accounts invest in various underlying investment options. The underlying investment options typically include registered mutual funds but may include other types of investment options permitted by the Variable Account and applicable law.

Underlying investment options available in the Variable Account are not publicly traded investment options or mutual funds, but we may offer publicly traded funds in certain contexts as long as it does not have an adverse impact on the tax treatment of this Policy.

You may allocate Net Premium to any of the available Sub-Accounts, but you will be subject to any terms or conditions established by the corresponding underlying investment option in which the Sub-Account invests.

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Cash Value in the Variable Account

The Cash Value of this Policy attributable to your interest in the Variable Account, is determined on each Valuation Date.

The Cash Value of this Policy attributable to the Variable Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Sub-Accounts minus monthly deductions and other Policy charges we assess.

The Cash Value of this Policy attributable to the Variable Account on each subsequent Valuation Date is equal to the number of Accumulation Units of each Sub-Account owned under your Policy on the current Valuation Date multiplied by each Sub-Account’s Accumulation Unit value.

Number of Accumulation Units

The number of Accumulation Units owned in a Sub-Account under your Policy is determined as follows:

1.	the number of Accumulation Units owned in the Sub-Account on the preceding Valuation Date; plus

2.	any Accumulation Units purchased by Net Premium or transfers of Cash Value to the Sub-Account on the current Valuation Date; minus

3.	any Accumulation Units cancelled by Surrenders or transfers out of the Sub-Account on the current Valuation Date; minus

4.	any Accumulation Units cancelled by monthly deductions and other charges that are due on the current Valuation Date and assessed against the Sub-Account.

The number of Accumulation Units purchased or cancelled on a Valuation Date is determined by:

1.	taking the dollar value of the purchase or cancellation; and

2.	dividing it by the Accumulation Unit value of the Sub-Account on that Valuation Date.

Accumulation Units of a Sub-Account are purchased on a given Valuation Date by Net Premium allocations or transfers of Cash Value into the Sub-Account. Accumulation Units of a Sub-Account on a given Valuation Date are cancelled by any Surrenders, Policy loans, and/or transfers to other Sub-Accounts, the Fixed Account, the Long-Term Fixed Account, or monthly deductions and other charges described in the Policy Charges and Deductions Provision.

Determining the Accumulation Unit Value of a Sub-Account

Charges assessed by the underlying investment options are deducted each Valuation Date from their net asset value before calculating the Accumulation Unit value.

When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit. The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option. Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.

On each day after a Sub-Account is established, the investment performance of a Sub-Account is determined by the net investment factor. The net investment factor is calculated as follows:

1.

the net asset value of the underlying investment option corresponding to the Sub-Account, plus any dividend or income distributions made by such underlying investment option, plus or minus, any per share charge for taxes reserved as determined by us based on the operation of the Sub-Account, for the current Valuation Date; divided by

2.	the net asset value of the underlying investment option determined as of the preceding Valuation Date.

When the net investment factor is multiplied by the preceding Valuation Date’s Accumulation Unit value, the result is the current Valuation Date’s Accumulation Unit value. If the net investment factor is greater than one, the Accumulation Unit value increases. If the net investment factor is less than one, the Accumulation Unit value decreases.

Substitution of Securities

If an underlying investment option is no longer available for investment by the Variable Account or if, in the judgment of our management, further investment in such underlying investment option would be inappropriate in view of the purposes of this Policy, we may substitute another underlying investment option for an underlying investment option already purchased or to be purchased in the future under this Policy.

In the event of a substitution or change, we may make changes to this Policy and other policies of this class as may be necessary to reflect the substitution or change. Nothing contained in this Policy will prevent the Variable

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ICC23-NWLA-630	Page 19	(02/2023)(001)

Account from purchasing other securities for other series or classes of policies or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such policies.

Changes of Investment Policy

We may materially change the investment policy of a Variable Account. If changes are made to the investment policy of a Variable Account, we will first seek any required approval from the SEC, the Ohio Department of Insurance, and the Department of Insurance of the State of Issue and provide you with any required notice of the change.

GENERAL ACCOUNT PROVISION

We offer two types of interest crediting options funded by our General Account, the Fixed Account, and the Long-Term Fixed Account.

The Cash Value of this Policy attributable to the General Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the interest crediting options minus any monthly deductions and other Policy charges assessed.

The Fixed Account

Determining the Fixed Account Value

The Fixed Account value is zero unless some or all of the Net Premium is allocated and/or Cash Value is transferred to the Fixed Account, subject to the Allocations and Transfers Provision.

The Cash Value in the Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Fixed Account during the current Valuation Period; plus

3.	any Net Premiums allocated to and/or Cash Value transferred to the Fixed Account during the current Valuation Period; minus

4.	any amounts transferred from the Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Fixed Account during the current Valuation Period.

Any Net Premium allocated to and/or Cash Value transferred to the Fixed Account will be credited interest daily, based on the Fixed Account interest crediting rate. Current Scale Fixed Account crediting rates are determined by us and are subject to change as described in the Changes in the Policy Cost Factors section of this Policy. However, the Current Scale Fixed Account interest crediting rate will never be lower than the Fixed Account’s Guaranteed Minimum Interest Crediting Rate as stated in the Policy Specification Pages. Interest in excess of the guaranteed minimum rate may be credited. The Current Scale interest rate in effect at the time Net Premium is allocated to and/or Cash Value transferred to the Fixed Account will be guaranteed through the end of the calendar quarter in which such transfer was made. Thereafter, any excess interest rates declared will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the Insurance Department of the State of Issue.

The Long-Term Fixed Account

Determining the Long-Term Fixed Account Value

The Long-Term Fixed Account value is zero unless some or all of the Net Premiums are allocated to and/or Cash Value is transferred to the Long-Term Fixed Account, subject to the Allocations and Transfers Provision.

The Cash Value in the Long-Term Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Long-Term Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Long-Term Fixed Account during the current Valuation Period; plus

3.	any Net Premiums allocated to and/or Cash Value transferred to the Long-Term Fixed Account during the current Valuation Period; minus

4.	any amounts transferred from the Long-Term Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Long-Term Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Long-Term Fixed Account during the current Valuation Period.

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Any Net Premium allocated to and/or Cash Value transferred to the Long-Term Fixed Account will be credited interest daily, based on the Long-Term Fixed Account interest crediting rate. Current Scale Long-Term Fixed Account interest crediting rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale Long-Term Fixed Account interest crediting rate will never be lower than the Guaranteed Minimum Interest Crediting Rate stated in the Policy Specification Pages for the Fixed Account Option. Interest in excess of the minimum guaranteed rate may be credited. The current interest rate in effect at the time Net Premium is allocated to and/or Cash Value transferred to the Long-Term Fixed Account will be guaranteed through the end of the calendar quarter in which such transfer was made.

Thereafter, any excess interest rates will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the Insurance Department of the State of Issue.

ALLOCATIONS AND TRANSFERS PROVISION

In addition to allocating your Net Premium to one or more Sub-Accounts in the Variable Account, you may also direct all or part of your Net Premium into one or more interest crediting options, subject to the conditions described in the Allocations and Transfers Provision.

Allocation and transfer instructions must be stated in non-fractional percentages, for example, 10%, but not 10.4%. Allocations among the Sub-Accounts in the Variable Account, the Fixed Account, and the Long-Term Fixed Account, must add up to 100%.

Investment models may be made available with this Policy. Only one investment model may be selected, on a form provided by Nationwide, and 100% of the Net Premium will be allocated to the model.

Allocations

You may allocate Net Premium to one or more Sub-Accounts in the Variable Account and one or more General Account options, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

You may change how future Net Premium will be allocated at any time while this Policy is In Force by notifying us in writing at our Home Office.

Transfers

Right to Transfer Cash Value

You may transfer Cash Value to and from the Sub-Accounts in the Variable Account, the Fixed Account, and the Long-Term Fixed Account without penalty, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. Our failure to exercise our rights, or to take action in any one or more instances, with respect to these restrictions under this section are not a waiver of our rights.

Allocation and Transfer Restrictions

Variable Account Restrictions

Generally, we permit transfers of Cash Value among the Sub-Accounts in the Variable Account to be executed once per Valuation Date, but there are certain transfer restrictions or fees that may be imposed by the underlying investment options to which you will be subject.

We may refuse, limit or restrict transfer requests, or take any other reasonable action we deem necessary with regard to certain Sub-Accounts in the Variable Account to protect all of our Policy Owners from the negative impact of short-term trading strategies or other harmful investment practices that damage the performance of the underlying investment options. We may restrict your transaction requests if you, or a third-party acting on your behalf, are engaged in such a practice or strategy.

Fixed Account Restrictions

We reserve the right to limit the amount of Net Premium allocated to, and the number of requested transfers and/or the amount of Cash Value transferred to or from, the Fixed Account as follows:

1.	we may refuse transfers to the Fixed Account prior to the first Policy Anniversary or within twelve months of any prior transfer to the Fixed Account;

2.

we may limit transfers out of the Fixed Account in any Policy Year, to 25% of the Cash Value allocated to the Fixed Account as of the end of the previous Policy Year. Transfers out of the Fixed Account will be on a last-in, first-out basis;

3.	we may restrict transfers into the Fixed Account to 25% of the Cash Value as of close of business of the prior Valuation Date; and

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ICC23-NWLA-630	Page 21	(02/2023)(001)

4.	we may refuse transfers into the Fixed Account if the Fixed Account value is greater than or equal to 30% of the Cash Value.

Long-Term Fixed Account Restrictions

We reserve the right to limit the amount of Net Premium allocated to, and the number of transfers and/or the amount of Cash Value transferred to or from, the Long-Term Fixed Account as follows:

1.	Premium allocations to the Long-Term Fixed Account will not be permitted:

a)	in excess of $500,000 total in any twelve month period; and/or

b)	when, at the time Premium is received, it would cause Cash Value allocated to the Long-Term Fixed Account to exceed $1,000,000;

2.	we may refuse transfers to the Long-Term Fixed Account prior to the first Policy Anniversary or within twelve months of any prior transfer to the Long-Term Fixed Account;

3.	we will refuse transfers to the Long-Term Fixed Account that would cause the Cash Value in the Long-Term Fixed Account to exceed the lesser of:

a)	30% of the Policy’s total Cash Value; or

b)	$1,000,000;

4.	we reserve the right to refuse additional Premium payments and/or transfers to the Long-Term Fixed Account on a prospective basis at any time;

5.	we will refuse transfers from the Long-Term Fixed Account prior to the first Policy Anniversary; and

6.	the aggregate total of all transfers and partial Surrenders from the Long-Term Fixed Account within any twelve month period is limited to the greater of:

a)	$5,000; or

b)

10% of the Cash Value in the Long-Term Fixed Account as of the Policy Monthaversary, or the Policy Date, coinciding with or last preceding the date twelve months prior to the Valuation Date on which we receive your request.

Combined Fixed Account and/or Long-Term Account Restrictions

We may refuse Premium allocations and/or transfers of Cash Value to the Fixed Account and/or Long-Term Fixed Account that would cause the aggregate Cash Value allocated to both the Fixed Account and Long-Term Fixed Account to be greater than 50% of the Policy’s Cash Value.

POLICY BENEFITS AND VALUES PROVISION

Nonforfeiture

The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy are not less than the minimum values and benefits required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy at any time other than on a Policy Anniversary, will be calculated with allowance for time from the last Policy Anniversary.

The insurance coverage provided by this Policy and any optional riders you elect are subject to the claims paying ability of our General Account.

Basis of Computations

A detailed statement of the method we use to compute Cash Surrender Values under your Policy has been filed with the Interstate Insurance Product Regulation Commission.

Right of Conversion

Within twenty-four months of the Policy Date, you may elect by written request to transfer 100% of your Cash Value allocated to the Variable Account, and Long-Term Fixed Account, into the Fixed Account without regard to any restrictions otherwise applicable to such transfers. The following will apply to the Policy upon conversion:

1.	the Policy will be a universal life insurance contract from the date of conversion;

2.	the Variable Account and Long-Term Fixed Account will no longer be available; and

3.

the incontestability and suicide periods attributable to the coverage converted will run from the original Policy Date. If coverage changes for which evidence of insurability is required are made during or after conversion, new contestability and suicide periods will apply to that coverage.

This election is irrevocable.

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ICC23-NWLA-630	Page 22	(02/2023)(001)

Complete Surrender

This Policy may be Surrendered for its Cash Surrender Value at any time prior to the Insured’s death. All coverage under this Policy and any elected rider ends on the date we receive your written Surrender request.

To request a complete Surrender, you must submit a written request for Surrender, on a form we provide, to our Home Office stated on the face page of this Policy. The date of Surrender will be the date we receive your written request. We may require your Policy to be sent to us for endorsement before we pay the full Cash Surrender Value. We will determine the Cash Surrender Value as of the Valuation Date on or next following the date of Surrender. The Cash Surrender Value will be paid in cash or according to a Settlement option you elect.

We reserve the right to defer the payment of the Cash Surrender Value as described in the Postponement of Payments section.

Partial Surrenders

Taking partial Surrenders may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse.

A partial Surrender may be taken at any time after the first Policy Year while this Policy is In Force. You must submit your request for a partial Surrender in writing on a form we provide. We may also require that this Policy be sent to us for endorsement.

We reserve the right to limit the number of partial Surrenders in a Policy Year to one. We reserve the right to deduct a fee from the partial Surrender amount. The Maximum Partial Surrender Fee is stated in the Policy Specification Pages. The fee imposed on a partial Surrender will not reduce the full surrender charge applicable to this Policy. The effective date of any partial Surrender will be the date we approve your request. We reserve the right to defer the payment of a partial Surrender as described in the Postponement of Payments section.

Unless you request processing from a single Sub-Account in the Variable Account or the Fixed Account, when a partial Surrender is taken we will reduce the Cash Value, including any fee, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account until exhausted; then

3.	from the Long-Term Fixed Accoun until exhausted.

If you elect processing from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested partial Surrender amount, the remainder of the partial Surrender will be processed as described above.

The aggregate total of all partial Surrenders and transfers from the Long-Term Fixed Account within any twelve month period is limited to the greater of:

1.	$5,000; or

2.

10% of the Cash Value in the Long-Term Fixed Account as of the Policy Monthaversary, or the Policy Date, coinciding with or last preceding the date twelve months prior to the Valuation Date on which we receive your request.

We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount At Risk. However, the Specified Amount reduction will not be greater than the partial Surrender amount. Any such decrease will reduce insurance coverage in the following order:

1.	insurance provided by the most recent Specified Amount increase;

2.	insurance provided by the next most recent Specified Amount increases successively; then

3.	insurance provided by the Specified Amount in effect on the Policy Date.

The amount of any partial Surrender is subject to the following conditions:

1.	the Minimum Partial Surrender amount permitted is stated in the Policy Specification Pages;

2.	during all Policy Years, the maximum partial Surrender amount permitted is the Cash Surrender Value minus the greater of $500 or the sum of the next three monthly deductions;

3.

during Policy Years two through ten, the sum of all partial Surrenders in a Policy Year is further limited to a maximum of 20% of the Cash Surrender Value as of the beginning of that Policy Year. For purposes of this limit, the Cash Surrender Value will be determined prior to the application of any payments and deduction of any charges, and after the aging of any applicable surrender charges;

4.	a partial Surrender may not reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages; and

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ICC23-NWLA-630	Page 23	(02/2023)(001)

5.

a partial Surrender will not be permitted if, in our reasonable belief, it would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended, at any time.

Policy Loans

Taking Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse.

You may request a loan at any time while your Policy is In Force. You must submit a written request on a form we provide. The loan will be made upon the sole security of the Policy and proper assignment of your Policy to us as collateral. We have the right to defer making a Policy loan as described in the Postponement of Payments section. The Policy loan date is the date we process your loan request.

Maximum and Minimum Loans and Indebtedness

The Minimum Policy Loan Amount is stated on the Policy Specification Pages. We will not permit any Policy loan that results in total Indebtedness, as of the date a Policy loan is requested, that is greater than:

1.	90% of the Cash Value attributable to the Sub-Accounts; plus

2.	100% of the Cash Value attributable to the Fixed Account; plus

3.	100% of the Cash Value attributable to the Long-Term Fixed Account; plus

4.	100% of the Cash Value in the Policy Loan Account; minus

5.	100% of the surrender charge.

Processing a Loan

If a requested Policy loan meets the requirements described in this section, Indebtedness is created. Unless you request transfer from a single Sub-Account in the Variable Account or the Fixed Account, the requested Policy loan amount will be transferred into the Policy Loan Account, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account until exhausted; then

3.	from the Long-Term Fixed Account until it is exhausted.

If you elect transfer from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested Policy loan amount, the remainder of the Policy loan will be transferred as described above.

Cash Value in the Policy Loan Account

There is no Cash Value in the Policy Loan Account unless you take a Policy loan. When a Policy loan is taken, the Cash Value in the Policy Loan Account on the date of the Policy loan is equal to the amount of the Policy loan. On each subsequent Valuation Date, the Cash Value in the Policy Loan Account is equal to:

1.	the Cash Value in the Policy Loan Account on the preceding Valuation Date; plus

2.	any interest credited during the current Valuation Period; plus

3.	any amount transferred to the Policy Loan Account due to additional Policy loans and any due and unpaid loan interest during the current Valuation Period; minus

4.	Policy loan repayments made during the current Valuation Period; minus

5.	the amount of credited interest transferred from the Policy Loan Account to the Variable Account, Fixed Account, and Long-Term Fixed Account during the current Valuation Period.

Policy Loan Interest

Current Scale Policy loan interest rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the rates will never be lower than the Guaranteed Minimum Policy Loan Interest Credited Rate or higher than the Guaranteed Maximum Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

The Guaranteed Minimum Policy Loan Interest Credited Rate and the Guaranteed Maximum Policy Loan Interest Charged Rate are stated in the Policy Specification Pages. We may credit interest at a higher rate than the stated minimum rate, and we may charge interest at a lower rate than the stated maximum rate.

Policy loan interest credited and Policy loan interest charged accrue daily at their respective current rates and become due whenever any of the following events occur:

1.	a Policy Anniversary;

2.	at the time a subsequent Policy loan is requested and made;

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ICC23-NWLA-630	Page 24	(02/2023)(001)

3.	at the time of a Policy loan repayment;

4.	at the time of a Policy lapse;

5.	at the time of complete Surrender; or

6.	upon the death of the Insured.

Whenever one of the above events occurs, an amount equal to the accrued Policy loan interest credited is transferred from the Policy Loan Account to the Variable Account, Fixed Account, and Long-Term Fixed Account based on your then current instructions for the allocation of Net Premium. At the same time, an amount equal to he accrued loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order described in the Processing a Loan section.

Loan Repayment

All or part of the Indebtedness may be repaid to us at any time while this Policy is In Force. Any payment intended as a Policy loan repayment, rather than a Premium payment, must be identified as such. Each Policy loan repayment must be at least equal to the Minimum Loan Repayment stated in the Policy Specification Pages.

If any Indebtedness is not repaid by the earlier of the date of the Insured’s death or the Maturity Date, we will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds by the amount of the Indebtedness.

Any Indebtedness existing at the end of a grace period may not be repaid unless and until this Policy is reinstated.

Policy loan repayments will first be allocated to the Long-Term Fixed Account, up to the amount transferred from the Long-Term Fixed Account to the Policy Loan Account. We also reserve the right to require that any loan repayments resulting from loans transferred from the Fixed Account must be allocated to the Fixed Account.

Unless you request otherwise, after any amounts transferred from the Long-Term Fixed Account, and if applicable the Fixed Account, have been repaid, Policy loan repayments and any amount in excess of Indebtedness will be allocated according to your then current instructions for Net Premium, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

Excessive Indebtedness

If on any Policy Monthaversary, the total Indebtedness ever equals or exceeds the Cash Value minus the surrender charge, your Policy may lapse subject to the Policy Continuation, Grace Period, Lapse, and Reinstatement Provision.

Effect of Loan

Since the amount you borrow is transferred from a Sub-Account, the Long-Term Fixed Account, and the Fixed Account, a Policy loan will have a permanent effect on any death benefit and Cash Surrender Value of this Policy. The effect may be favorable or unfavorable. This is true whether you repay the Policy loan or not. If not repaid, Indebtedness will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds.

Please see the Policy Loan Interest section of the Policy Charges and Deductions Provision for a description of the charge to you for the services we render in administering a loan under this Policy.

Policy Owner Services

Asset Rebalancing

You may elect the asset rebalancing program on a form we provide. If this program is elected, Cash Value will automatically be rebalanced among the elected Sub-Accounts at the elected frequency. We reserve the right to limit the number of Sub-Accounts and frequencies available for election. Transfers as a result of this program do not count against any trade limit restrictions imposed.

Cash Value in the Fixed Account and Long-Term Fixed Account is not eligible for asset rebalancing and assets may not be rebalanced into the Fixed Account or Long-Term Fixed Account. Asset rebalancing will have no effect on the allocation of future Premium.

We reserve the right to modify, suspend, or discontinue offering automatic asset rebalancing programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Dollar Cost Averaging

You may elect the dollar cost averaging program on a form we provide. If this program is elected, the elected dollar amount, subject to the Minimum Required Dollar Cost Averaging Transfer Amount stated in the Policy Specification Pages, will be transferred on a monthly basis from the elected originating investment option to the elected Sub-Accounts specified on the election form. Transfers as a result of this program do not count against any trade limit restrictions imposed.

The Long-Term Fixed Account is not available as an originating investment option.

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ICC23-NWLA-630	Page 25	(02/2023)(001)

Transfers will be processed until you instruct us in writing to cancel the program or the amount permitted to be transferred from the elected originating investment option is exhausted subject to the Transfers section of this Policy.

You may submit requested transfers while a dollar cost averaging program is in effect. The requested transfer instructions will be processed prior to the dollar cost averaging program instructions which may result in termination of the dollar cost averaging program.

You may change your allocation instructions for Net Premium while a dollar cost averaging program is in effect. Dollar cost averaging is a long-term investment program that provides for regular, level investments over time. We make no guarantees that dollar cost averaging will result in positive investment experience in the Variable Account.

We reserve the right to modify, suspend, or discontinue offering dollar cost averaging programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Enhanced Dollar Cost Averaging

Periodically, we may offer enhanced dollar cost averaging programs. When offered, these programs will be available only at the time of application. All or a portion of the initial Premium may be applied to a program. Additional Premium is not eligible for inclusion in the program. Under an enhanced dollar cost averaging program, the interest rate credited to the initial Premium allocated to the Fixed Account will be greater than the interest rate credited to standard Fixed Account allocations.

Enhanced dollar cost averaging programs will last for twelve months from the Initial Premium Investment Date. Cash Value attributable to the enhanced dollar cost averaging program will be transferred from the Fixed Account to the selected Sub-Account(s) by dividing the remaining Cash Value attributable to the enhanced dollar cost averaging program by the number of months remaining in the program.

Automated Income Monitor

Automated Income Monitor is an optional systematic partial Surrender and/or Policy loan program. This program is only available to Policies that are not Modified Endowment Contracts (“MECs”).

Taking partial Surrenders and/or Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse. Before requesting an Automated Income Monitor program, please consult with your financial and tax advisors.

You may elect the Automated Income Monitor program on a form we provide, if your Policy is not a MEC. At the time you request an application for the program, we will provide you with an illustration of the proposed income stream and impacts to the Cash Value, Cash Surrender Value, and death benefit based on your elections. You must submit this illustration along with your election form.

We will automatically process partial Surrenders and/or Policy loans based on your elections until the program is terminated.

After the program has been elected, we will provide an updated illustration on each Policy Anniversary to assist you in determining whether to continue, modify, or discontinue the elected program based on your goals. You may request modification or termination of the Automated Income Monitor program at any time by written request.

The Automated Income Monitor program is subject to all of the following conditions:

1.	you authorize us to make scheduled payments via Policy loan when:

a.	your Policy’s cost basis, as defined by the Internal Revenue Code, is reduced to zero;

b.	a partial Surrender within the first fifteen Policy Years would be a taxable event; or

c.	to prevent this Policy from becoming a MEC;

2.	partial Surrenders and Policy loans taken under the program are subject to the same terms and conditions as other partial Surrenders and Policy loans described in this Policy; and

3.	while the program is in effect, no Premium payment reminder notices will be sent, unless you request otherwise.

The Automated Income Monitor program will terminate upon the earliest of the following:

1.	our receipt of your written request to terminate participation;

2.	at the time this Policy enters a grace period or terminates for any reason;

3.	at the time of a requested partial Surrender or Policy loan outside the program;

4.	upon a change of Policy Owner;

5.	a rider that restricts partial Surrenders and/or Policy loans is invoked or begins providing benefits;

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ICC23-NWLA-630	Page 26	(02/2023)(001)

6.	on any Policy Anniversary when the illustration we provide produces a payment amount or duration of zero based on your then current payment elections;

7.	for income based on a fixed duration, at the end of the period you specify at the time of election;

8.	at any time the scheduled partial Surrender or Policy loan would cause this Policy to fail to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended; or

9.	your Policy’s Maturity Date.

We reserve the right to modify, suspend, or discontinue offering Automated Income Monitor programs at any time upon providing you with written notice.

The Death Benefit

This Policy provides a death benefit upon the Insured’s death while this Policy is In Force.

You may elect one of the two death benefit options detailed below. If you do not elect a death benefit option in the application, your Policy will be issued with Death Benefit Option 1. You may change the death benefit option as provided in the Change of Death Benefit Option section. The death benefit is determined based on the death benefit option in effect on the date of the Insured’s death. The death benefit option currently in effect is stated in the Policy Specification Pages.

Death Benefit Option 1 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Death Benefit Option 2 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death plus the Cash Value; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Changes to Insurance Coverage

You may request a change of death benefit option, Specified Amount increases, and Specified Amount decreases to your Policy. Any such changes are subject to the following conditions in addition to the conditions stated in the applicable sub-section below:

1.	your Policy must be In Force;

2.	you must submit a written request on a form we provide;

3.	no change may be requested during the first Policy Year;

4.	no change will take effect unless the Cash Surrender Value, after the change, is sufficient to keep your Policy In Force for at least three months;

5.

the effective date of any change under this section will be the Policy Monthaversary on or next following the date we approve the request for change, unless you request and we approve a different date; and

6.	any requested change under this section is subject to our approval.

Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Change of Death Benefit Option

Requests to change your death benefit option are subject to the following additional conditions:

1.	you may only change the death benefit option once each Policy Year;

2.

unless you request otherwise and we approve, subject to evidence of insurability and underwriting, we will adjust the Specified Amount so that the Net Amount At Risk does not change due to the death benefit option change as follows:

a.

if the change is from Death Benefit Option 1 to Death Benefit Option 2, the Specified Amount will be decreased by the amount of the Cash Value on the date the change becomes effective. We will not impose a surrender charge on such decrease;

b.

if the change is from Death Benefit Option 2 to Death Benefit Option 1, the Specified Amount will be increased by the amount of the Cash Value on the date the change becomes effective. We will not increase the surrender charge because of such increase.

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3.

any change of death benefit option that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended, at any time will be rejected; and

4.	no change of death benefit option will be permitted after the Insured reaches Attained Age 120.

Specified Amount Increases and Decreases

Specified Amount Increases

Each requested Specified Amount increase will have an associated surrender charge, cost of insurance rate, and monthly expense charge. We will inform you of these rates and charges at the time of the increase. Refer to the Surrender Charge and Monthly Deduction sections for additional information.

Requests to increase your Specified Amount are subject to the following additional conditions:

1.	you must provide evidence of insurability for the Insured that is satisfactory to us;

2.	we reserve the right to limit the number of Specified Amount increases to one each Policy Year;

3.	the Cash Surrender Value after the Specified Amount increase must be sufficient to keep this Policy in force for at least three months;

4.

the amount of the increase must be at least equal to the Minimum Specified Amount Increase stated in the Policy Specification Pages. We may change the minimum increase amount for your Policy upon ninety days written notice of such change to the Policy Owner;

5.

age limits that apply to this Policy on a new issue basis apply to Specified Amount increases. For example, increases to the Specified Amount would not be permitted if the Insured’s Attained Age is greater than the maximum Issue Age for this Policy;

6.	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date; and

7.	we reserve the right to discontinue Specified Amount increases at any time.

Specified Amount Decreases

Requests to decrease your Specified Amount are subject to the following additional conditions:

1.	we reserve the right to limit the number of Specified Amount decreases to one per Policy Year;

2.

once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Specified Amount, unless you request and we approve a different date;

3.

the amount of the decrease must be at least equal to the Minimum Specified Amount Decrease stated in the Policy Specification Pages. We may change the minimum amount for your Policy upon ninety days written notice of such change to the Policy Owner;

4.

any decrease that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code, as amended, at any time will be rejected;

5.	insurance is decreased in the following order:

a.	insurance provided by the most recent Specified Amount increase;

b.	insurance provided by the next most recent Specified Amount increases successively; then

c.	insurance provided by the Specified Amount in effect on the Policy Date;

6.	decreases in the Specified Amount may result in a decrease in the coverage provided by any elected optional riders; and

7.	we reserve the right to discontinue Specified Amount decreases at any time.

A surrender charge may be deducted from the Cash Value at the time of a Specified Amount decrease. Refer to the Surrender Charge section for additional information.

Death Benefit Proceeds

We will pay the Death Benefit Proceeds according to the Policy Settlement section when we receive and record Proof of Death for the Insured while this Policy was In Force, and any other information we may reasonably require.

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ICC23-NWLA-630	Page 28	(02/2023)(001)

The Death Benefit Proceeds that become payable if the Insured dies while this Policy is In Force are equal to:

1.	the death benefit provided by the death benefit option in effect on the date of the Insured’s death; plus

2.	any death benefit provided by rider for which the requirements are met; minus

3.	any Indebtedness; minus

4.	if this Policy is in a grace period on the date of the Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy or rider charges;

b.	an amount equal to Premium sufficient to meet the requirements of the No-Lapse Guarantee Policy Continuation section, if applicable; or

c.	an amount equal to Premium sufficient to meet the requirements of any elected extended no-lapse guarantee rider, if applicable.

We will pay the Death Benefit Proceeds as described in the Beneficiary and Contingent Beneficiary section of this Policy. The manner in which the Death Benefit Proceeds will be paid is described in the Policy Settlement section.

Interest on the resulting amount will be paid from the date of the Insured’s death to the date the Death Benefit Proceeds are paid. Interest will accrue at the rate or rates applicable to the Policy for funds left on deposit. In determining the effective annual rate or rates, we will use the rate in effect on the date of the Insured’s death.

Interest will accrue at the effective annual rate determined above, plus additional interest is payable at a rate of 10% annually beginning with the date that is thirty-one calendar days from the latest of 1., 2. and 3. to the date the claim is paid, where:

1.	s the date that due Proof of Death is received by us;

2.	is the date Nationwide receives sufficient information to determine its liability, the extent of the liability and the appropriate payee legally entitled to the proceeds; and

3.

is the date that legal impediments to payment of proceeds that depend on the action of parties other than Nationwide are resolved and sufficient evidence of the same is provided to us. Legal impediments to payment include, but are not limited to, (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy state and/or federal reporting requirements.

The Death Benefit Proceeds are subject to adjustment as described in the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Policy Maturity Proceeds

If the Insured is alive and this Policy is In Force on the Maturity Date, you may elect to have the Maturity Proceeds, if any, paid to you according to the Policy Settlement section or elect to extend the Maturity Date. If we do not receive an election from you, the Maturity Date will automatically be extended subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

Policy Maturity Date Extension

If the Insured is alive and your Policy is in force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you specify otherwise, subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

This Policy may not qualify as life insurance under federal tax law after the Insured reaches Attained Age 120. Extending the Maturity Date may result in adverse tax consequences. You should consult a tax advisor before the Maturity Date of your Policy is extended.

When the Maturity Date is extended, the following will apply:

1.	on the original Maturity Date, 100% of the Cash Value in the Sub-Accounts, and Long-Term Fixed Account will be transferred to the Fixed Account.

2.	transfers out of the Fixed Account will not be permitted;

3.	no further monthly deductions will be taken;

4.	interest will continue to be credited to the Cash Value, if any;

5.

we will not accept additional Premium, except amounts required to keep the Policy In Force during a grace period, or permit Specified Amount increases, decreases, death benefit option changes, or partial Surrenders;

6.	Policy loans and Policy loan repayments will be permitted;

7.	loan interest will continue to be charged to and credited on any Indebtedness; and

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ICC23-NWLA-630	Page 29	(02/2023)(001)

8.	if your Policy lapses, it cannot be reinstated after the Maturity Date has been extended.

Extension of the Policy’s Maturity Date will not continue any elected rider beyond its date of termination as provided in the rider.

Policy Settlement

Policy Settlement may be made in a lump sum or by other available options stated below upon our receipt of complete instructions and any other information we may reasonably require. More than one Settlement option may be elected. However, Settlement options other than the lump sum option may only be elected if the total amount to be applied under an option is at least $2,000.00 and each payment is at least $20.00.

While this Policy is In Force, you may elect, revoke, or change Settlement options at any time, subject to the limits stated above. If no Settlement option has been elected before the Insured’s death, the party entitled to payment may elect a Settlement option or options at the time the Death Benefit Proceeds become payable. If no other Settlement option has been elected, payment will be made in a lump sum.

Settlement options must be elected, revoked, or changed by proper written request. After an election, revocation, or change is recorded at our Home Office stated on the face page of this Policy, it will become effective as of the date it was requested; however, we will not be liable to any person for any action or payment we make prior to recording the change. We may require proof of age of any person to be paid under a Settlement option. Any change of Beneficiary prior to the effective date of the settlement contract will automatically revoke any Settlement option that is in effect.

At the time of Policy Settlement under any Settlement option other than the lump sum option, we will issue a settlement contract in exchange for the Policy. The effective date of the settlement contract will be the date of the Insured’s death, the Maturity Date or the date the Policy is Surrendered. Payments will be made at the beginning of the selected twelve, six, three, or one month interval starting with the effective date of the settlement contract.

Settlement Options

Settlement option payments are not assignable. To the extent allowed by law, Settlement option payments are not subject to the claims of creditors or to legal process. The settlement option benefits at the time of their commencement will not be less than those that would be provided by the application of the Cash Surrender Value to purchase a single consideration immediate annuity contract at purchase rates offered by us at the time to the same class of annuitants whether the annuity benefits are payable in fixed or variable amounts or both. In addition to a lump sum payment, the following Settlement options are available:

1.

Life Income with Payments Guaranteed: Amounts applied to this option will be paid for a term equal to, the greater of the named payee’s remaining lifetime, or the guarantee period of ten years. The amount payable monthly for each $1,000 applied to this option is stated in the Option 1 - Life Income with Payments Guaranteed Table in the Policy Specification Pages. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

2.

Joint and Survivor Lifetime Income: Amounts applied to this option will be paid and continued during the lifetimes of the named payees, as long as either payee is living. The amount payable monthly for each $1,000 applied to this option for selected age and sex combinations is stated in the Option 2 - Joint & Survivor Life Income Table in the Policy Specification Pages. Amounts payable for age and sex combinations not stated in the Option 2 Table will be furnished on request. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

3.

Life Annuity: Amounts applied to this option will be paid during the lifetime of the named payee. The amount payable monthly for each $1,000 applied to this option is stated in the Option 3 - Life Annuity Monthly Installment Table in the Policy Specification Pages. Upon request, we will quote the amount currently payable under this Settlement option. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

4.

Any Other Option: Settlement options not set forth in this Policy may be available. You may request any other form of Settlement option, subject to our approval. The amount and period available under any other option will be determined by us.

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ICC23-NWLA-630	Page 30	(02/2023)(001)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ENDORSEMENTS (Endorsements may be made only by Nationwide at our Home Office stated on the face page of this Policy). Please attach any applicable endorsements here (Note: this section is not used as a blank endorsement).

THIS PAGE INTENTIONALLY LEFT BLANK.

THIS PAGE WILL BE USED FOR ENDORSEMENTS.

ICC23-NWLA-630	(02/2023)(001)

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE

UNIVERSAL LIFE INSURANCE POLICY, NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Convertible to a universal life policy for twenty-four months from the Policy Date.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC23-NWLA-630	(02/2023)(001)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OH 43215-2220

EXTENDED NO-LAPSE GUARANTEE RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Extended No-Lapse Guarantee Rider (“Rider”) is made part of the Policy to which it is attached and must be elected for issue on the Policy Date. The effective date of the Rider will be the Policy Date. This Rider is only available with Policies issued with Death Benefit Option 1 in effect on the Policy Date. This Rider will terminate if the Policyholder changes from Death Benefit Option 1 after the Policy Date and the Rider cannot then be reinstated.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached, the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

If this Rider is elected, we may restrict the availability of other optional riders, death benefit options, and/or investment options that may otherwise be offered with the Policy. Any restrictions in effect on the Policy Date will be stated in the application. Any restrictions imposed after the Policy Date will apply to Premium allocations and transfers made after the effective date of the restrictions.

The Extended No-Lapse Guarantee Maximum Attained Age stated in the Policy Specification Pages is irrevocable.

Benefits Provided by this Rider

This Rider provides for a guarantee that the Policy will remain In Force up to the Extended No-Lapse Guarantee Maximum Attained Age, subject to the conditions stated in this Rider. This Rider has no cash value and no loan value.

Defined Terms

The following terms are defined in this Rider:

Extended No-Lapse Guarantee Death Benefit – A reference value used in calculation of the Extended No-Lapse Guarantee Net Amount At Risk. For purposes of calculating the Extended No-Lapse Guarantee Net Amount At Risk, on any Policy Monthaversary, the Extended No-Lapse Guarantee Death Benefit is determined by replacing the Policy Value with the Extended No-Lapse Guarantee Value in the Death Benefit section of the Policy.

Extended No-Lapse Guarantee Maximum Attained Age – The latest Attained Age of the Insured to which the lapse protection provided by this Rider will be available to keep the Policy In Force, subject to earlier lapse. The Extended No-Lapse Guarantee Maximum Attained Age is stated in the Policy Specification Pages. The Extended No-Lapse Guarantee Maximum Attained Age in effect on the Policy Date is irrevocable.

Extended No-Lapse Guarantee Monthly Deduction – Reference values used in the calculation of the Extended No-Lapse Guarantee Value. The Extended No-Lapse Guarantee Monthly Deduction is not actually assessed against the Policy Value.

Extended No-Lapse Guarantee Net Amount At Risk – A reference value used in calculation of the Extended No-Lapse Guarantee Value. On any Policy Monthaversary, the Extended No-Lapse Guarantee Net Amount At Risk is the Extended No-Lapse Guarantee Death Benefit at the beginning of a Policy month, minus the Extended No-Lapse Guarantee Value on that Policy Monthaversary before deduction of the Extended No-Lapse Guarantee monthly per $1000 of Net Amount At Risk charge factor, but after deduction of monthly charge factors for any riders and any other charges not dependent on the Extended No-Lapse Guarantee Net Amount At Risk. On any other day, the Extended No-Lapse Guarantee Net Amount At Risk is the Extended No-Lapse Guarantee Death Benefit minus the Extended No-Lapse Guarantee Value. The initial base Policy Specified Amount, initial Specified Amount of Additional Term Insurance Rider, if the Rider is offered by Nationwide, elected and In Force, and any increases in coverage are separate segments of coverage. Each segment of coverage will have a separate associated Extended No-Lapse Guarantee

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ICC23-NWLA-633	Page 1	(02/2023)(001)

Net Amount At Risk. If there have been any Specified Amount increases, then the Extended No-Lapse Guarantee Value will first be considered a part of the initial Specified Amount. If the Extended No-Lapse Guarantee Value exceeds the initial base Policy Specified Amount, it will then be considered a part of base Policy Specified Amount increases in the order the increases became effective. For the purpose of calculating the Extended No-Lapse Guarantee Net Amount At Risk, any Extended No-Lapse Guarantee Value less than zero will be replaced with zero.

Extended No-Lapse Guarantee Net Premium – A reference value used to account for Premium as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section of this Rider.

Extended No-Lapse Guarantee Policy Loan Value – A reference value used for Policy loans and the loan interest credited factor as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section of this Rider. The Extended No-Lapse Guarantee Policy Loan Value Interest Crediting Factor Rate(s) is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Value – A reference value used only for determining whether the requirements of the Extended No-Lapse Guarantee Rider Policy Continuation section are met. The Extended No-Lapse Guarantee Value includes any Extended No-Lapse Guarantee Policy Loan Value. Refer to the Extended No-Lapse Guarantee Rider Policy Continuation section.

Policy Month – The time between the beginning of one Policy Monthaversary and the next Policy Monthaversary.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the Policy is a universal life insurance policy or Cash Surrender Value if the Policy is a variable universal life insurance policy or whole life insurance policy.

Policy Value—the Accumulated Value if the base policy is a universal life insurance policy or Cash Value if the base policy is a variable universal life insurance policy.

Rider Charges and Deductions

In this section, we describe all charges we may assess under this Rider. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Rider. The rates used to determine these charges are set by us and are subject to change according to the Changes in Policy Cost Factors section of the Policy. The rates will never exceed the Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Premium Charge Rate and Guaranteed Maximum Extended No-Lapse Guarantee Rider Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages.

The Current Scale rates may vary by Policy Class. The charges for this Rider terminate when the Rider terminates.

Percent of Premium Charge

We deduct a percent of Premium charge for this Rider from each Premium applied to the Policy. The percent of Premium charge is calculated by multiplying the applicable Current Scale Extended No-Lapse Guarantee Rider Percent of Premium Charge Rate by the dollar amount of Premium received.

Percent of Sub-Account Value Charge

This Rider has a charge that will be deducted each Policy Monthaversary. The Current Scale percent of Sub-Account Value Charge is calculated by multiplying the Cash Value in the Variable Account by the applicable Current Scale Extended No-Lapse Guarantee Rider percent of Sub-Account value charge.

Extended No-Lapse Guarantee Rider Policy Continuation

If the Policy Surrender Value of your Policy is not sufficient to cover the monthly deductions described in the Policy Charges and Deductions Provision of the Policy on any Policy Monthaversary, your Policy will not enter a grace period or lapse if:

1.	the No-Lapse Guarantee Period stated in the Policy Specification Pages has ended;

2.	this Rider has not terminated; and

3.	the Extended No-Lapse Guarantee Value, minus Indebtedness, is greater than zero.

If your Policy is being kept In Force by its No-Lapse Guarantee Policy Continuation section, the Rider’s Extended No-Lapse Guarantee Value may become negative. It may grow more negative over time as Extended No-Lapse Guarantee Monthly Deductions continue to be accrued. On any day when the value of

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ICC23-NWLA-633	Page 2	(02/2023)(001)

an Account is less than or equal to zero, we will credit zero interest to that Account. See the Allocation of Premium, Loan Repayments and Interest Crediting to the Accounts section for more information. For purposes of calculating the Extended No-Lapse Guarantee Net Amount At Risk, any Extended No-Lapse Guarantee Value less than zero will be replaced with zero.

If your Policy is being kept In Force by this Rider, the Policy Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued. In addition, the Policy Surrender Value at the time the elected Extended No-Lapse Guarantee Maximum Attained Age is reached may be insufficient to keep the Policy In Force unless additional Premium is paid.

Payment of additional Premium may be required to keep your Policy In Force if the requirements of this Rider are not met and your Policy’s Policy Surrender Value is insufficient to cover the monthly deductions.

Grace Period

If on any Policy Monthaversary after the No-Lapse Guarantee Period has ended, the Extended No-Lapse Guarantee Value, minus Indebtedness, is less than or equal to zero, this Rider will enter a grace period.

When this Rider enters a grace period, we will send a notice to your last known address informing you of the Rider’s lapse pending status and the Premium you must pay to keep this Rider In Force.

You may prevent this Rider from lapsing by paying Net Premium sufficient to pay the Extended No-Lapse Guarantee Monthly Deductions due during the grace period, plus any amount necessary to increase the Extended No-Lapse Guarantee Value to zero, and an amount sufficient to keep the Rider In Force for three additional months.

A grace period will last sixty-one days from the date we mail you the notice. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force. You will have the entire grace period to pay the required amount. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Policy’s Policy Surrender Value is also negative at the time this Rider enters a grace period, a combined lapse notice will be provided. The Rider and Policy grace periods will run concurrently. The combined lapse notice will state the Premium requirements to prevent lapse of the Policy and Rider respectively.

Lapse

If you do not pay the required Premium by the end of this sixty-one day period, this Rider will lapse, subject to the Rider Reinstatement section.

Rider Reinstatement

If your Policy lapses and is subsequently reinstated during the No-Lapse Guarantee Period stated in the Policy Specification Pages, this Rider will also be reinstated.

If the Policy and/or Rider lapses or the Policy is reinstated after the No-Lapse Guarantee Period stated in the Policy Specification Pages, this Rider cannot be reinstated.

Calculation of the Extended No-Lapse Guarantee Value

The Extended No-Lapse Guarantee Value is not used in determining the Policy Value, death benefit, or any other benefits provided in this Policy or any elected riders. The Extended No-Lapse Guarantee Value is not a monetary amount that you may access. The extended no-lapse guarantee charge factors and interest factors are reference values used to determine the Extended No-Lapse Guarantee Value. They are not actually assessed against your Premium payments or assessed against or credited to your Policy Value.

Three record-keeping accounts, the Primary Fund Account, the Secondary Fund Account, and the Tertiary Fund Account (“Accounts”) are established to calculate the Extended No-Lapse Guarantee Value for this Rider.

The Extended No-Lapse Guarantee Value is equal to the sum of the values of the Primary Fund Account, the Secondary Fund Account, the Tertiary Fund Account, and the Extended No-Lapse Guarantee Policy Loan Value.

On the Policy Date, the value of each Account is equal to the Extended No-Lapse Guarantee Net Premium allocated to it, as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section below, minus the extended no-lapse guarantee charge factors deducted on the Policy Date.

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ICC23-NWLA-633	Page 3	(02/2023)(001)

Thereafter, the value of each Account on any Policy Monthaversary is calculated as follows:

1.	the value of that Account on the preceding Policy Monthaversary; plus

2.	one month’s interest on item 1. at that Account’s applicable interest factor rate; plus

3.

Extended No-Lapse Guarantee Net Premiums received since the last Policy Monthaversary, allocated to that Account as described in the Allocation of Premium, Loan Repayments, and Interest Crediting to the Accounts section of this Rider; plus

4.

interest to the current Policy Monthaversary on item 3. at that Account’s applicable interest factor rate, as described in the Allocation of Premium, Loan Repayments and Interest Crediting to the Accounts section of this Rider; minus

5.	for the Tertiary Account only, any loan repayments; minus

6.

any partial Surrenders, including any partial Surrender fees, and any Policy loans as described in the Deductions, Partial Surrenders and Policy Loans from Accounts section since the previous Policy Monthaversary; minus

7.	the extended no-lapse guarantee charge factors for each Account deducted on the current Policy Monthaversary; minus

8.	any Extended No-Lapse Guarantee Surrender Charge Factor deducted as described in the Extended No-Lapse Guarantee Surrender Charge Factor section of this Rider; then

9.

the Primary Fund Account, the Secondary Fund Account, and the Tertiary Fund Account will be reduced proportionally for any Specified Amount decrease, after any applicable Surrender charge is deducted from the Extended No-Lapse Guarantee Value.

Allocation of Premium, Loan Repayments and Interest Crediting to the Accounts

Premium received in any Policy Month other than the final Policy Month of the Policy Year is allocated to the Accounts as follows:

1.	to the Primary Fund Account until the Primary Fund Premium Cap stated in the Policy Specification Pages is reached; then

2.	to the Secondary Fund Account until the Secondary Fund Premium Cap stated in the Policy Specification Pages is reached; then

3.	to the Tertiary Fund Account.

Premium payments received in the final Policy Month of a Policy Year will be allocated to the next Policy Year’s Primary Fund Premium Cap if the then current Policy Year’s Primary Fund Premium Cap has been reached. Once the following year’s Primary Fund Premium Cap has been reached, any additional Premium will be allocated to the then current Policy Year’s Secondary Fund Premium Cap. Once the then current Policy Year’s Secondary Fund Premium Cap has been reached, any additional Premium will be applied to the next Policy Year’s Secondary Fund Premium Cap. Any Premium in excess of the next Policy Year’s Secondary Fund Premium Cap will be allocated to the then current Policy Year’s Tertiary Fund Account. However, Premium allocated to the next Policy Year’s Premium caps will still receive charge and interest factors applicable in the Policy Month in which the Premium is received.

The amount actually applied to each Account is the Extended No-Lapse Guarantee Net Premium, which is calculated by multiplying each Premium payment by the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rate(s) stated in the Policy Specification Pages and subtracting the result from the gross Premium received.

Extended No-Lapse Guarantee Net Premiums are applied to an Account retroactively as of the Policy Monthaversary at the beginning of the Policy Month in which the Premium was received. Extended No-Lapse Guarantee Net Premiums are credited with interest from the Policy Monthaversary at the beginning of the Policy Month in which they are received. This applies to the Accounts only. Premium is never retroactively applied to the Policy Value and loan repayments are never retroactively applied to Indebtedness. The Extended No-Lapse Guarantee Value Interest Crediting Factor Rate(s) applicable to the unloaned portion of each Account is stated in the Policy Specification Pages.

All loan repayments and loan interest credited are allocated to the Tertiary Fund Account.

The Extended No-Lapse Guarantee Value Interest Crediting Factor Rates stated in the Policy Specification Pages and applicable to each Account will vary by the length of time since Policy Date, the Insured’s Issue

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ICC23-NWLA-633	Page 4	(02/2023)(001)

Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating on the Policy Date, and the base Policy Specified Amount at the time the interest is credited to the Accounts.

Deductions, Partial Surrenders and Policy Loans from the Accounts

All partial Surrenders, Policy loans, loan interest charged, and monthly charge factor deductions, except the monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor and the extended no-lapse guarantee charge factors for any elected riders, are tracked for purposes of the Accounts as follows:

1.	first from the Primary Fund Account until its value reaches zero; then

2.	while the value of the Primary Fund Account is equal to zero, from the Secondary Fund Account until its value reaches zero; then

3.	while the values of both the Primary Fund Account and the Secondary Fund Account are equal to zero, from the Tertiary Fund Account until that value reaches zero; then

4.

again from the Primary Fund Account. The value of the Primary Fund Account will then become negative as any further monthly charge factor deductions, partial Surrenders, Policy loans, and loan interest charged continue to accrue.

The monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor and the extended no-lapse guarantee charge factors for any elected riders are allocated proportionally among the Accounts with values greater than zero. If no Account has a value greater than zero, the monthly charge factor for the monthly per $1,000 of extended no-lapse guarantee net amount at risk and the extended no-lapse guarantee charge factors for any elected riders are deducted from the Primary Account.

When a Policy loan is taken, an amount equal to the Policy loan is transferred from the Accounts to the Extended No-Lapse Guarantee Policy Loan Value and is credited interest based on the Extended No-Lapse Guarantee Policy Loan Value Interest Crediting Factor Rate(s) stated in the Policy Specification Pages.

For purposes of the Extended No-Lapse Guarantee Rider Policy Continuation section, the amount of any actual Indebtedness is used. When due, an amount equal to the accrued loan interest charged is transferred from the Accounts to the Extended No-Lapse Guarantee Policy Loan Value. At the same time, an amount equal to interest credited to the Extended No-Lapse Guarantee Policy Loan Value is transferred to the Accounts.

The interest is charged and credited in the same manner as for Indebtedness as described in the Policy. The Guaranteed Maximum Policy Loan Interest Charged Rate and Guaranteed Minimum Policy Loan Interest Credited Rate are stated in the Policy Specification Pages. Refer to the Policy Loans section of the Policy for additional information regarding Policy loans.

Extended No-Lapse Guarantee Percent of Premium Charge Factors

The extended no-lapse guarantee percent of premium charge factors are calculated by multiplying the dollar amount of Premium received by the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rate(s) stated in the Policy Specification Pages.

Premium payments received up to the Primary Fund Premium Cap stated in the Policy Specification Pages in a given Policy Year will be allocated to the Primary Fund Account net of the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rate(s) stated in the Policy Specification Pages for the Primary Fund Account.

Premium payments received in excess of the Primary Fund Premium Cap stated in the Policy Specification Pages up to the Secondary Fund Premium Cap stated in the Policy Specification Pages in a given Policy Year will be allocated to the Secondary Fund Account net of the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rate(s) stated in the Policy Specification Pages for the Secondary Fund Account.

Premium payments received in excess of the Secondary Fund Premium Cap stated in the Policy Specification Pages in a given Policy Year will be allocated to the Tertiary Fund Account net of the applicable Extended No-Lapse Guarantee Percent of Premium Charge Factor Rate(s) stated in the Policy Specification Pages for the Tertiary Fund Account.

The applicable Primary and Secondary Fund Premium Caps vary by the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating on the Policy Date, the base Policy

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ICC23-NWLA-633	Page 5	(02/2023)(001)

Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is offered by Nationwide, elected and In Force, at the time the Premium is received, and election of other optional riders.

The extended no-lapse guarantee percent of premium charge factors vary by the amount of Premium received in a Policy Year; the applicable Account; the length of time since the Policy Date; the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating on the Policy Date; the base Policy Specified Amount or Total Specified Amount if the Additional Term Insurance Rider is offered by Nationwide, elected and In Force, at the time the charge is assessed; and election of other optional riders.

Extended No-Lapse Guarantee Monthly Deduction

The initial base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is offered by Nationwide, elected and In Force, and any increases in coverage are separate segments of coverage. Each segment of coverage will have its own applicable Extended No-Lapse Guarantee Monthly Deductions.

The extended no-lapse guarantee monthly deduction factors for the Accounts for each Policy Month are as follows:

1.	the extended no-lapse guarantee monthly per policy charge factor;

2.	the monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor;

3.	the extended no-lapse guarantee monthly per $1,000 of Specified Amount charge factor; and

4.	the extended no-lapse guarantee charge factors for any elected riders stated in the Policy Specification Pages.

The extended no-lapse guarantee monthly deduction factors are taken in the order stated in the Deductions, Partial Surrenders, and Policy Loans from the Accounts section.

Extended No-Lapse Guarantee Monthly Per Policy Charge Factor

The Extended No-Lapse Guarantee Monthly Per Policy Charge Factor(s) is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor

The extended no-lapse guarantee monthly per $1,000 of Specified Amount charge factor is determined by multiplying the Specified Amount of each segment of coverage by the applicable Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor Rate stated in the Policy Specification Pages and dividing the results by $1,000.

Monthly Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk Charge Factor

The monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor for each Account is determined by multiplying the Extended No-Lapse Guarantee Net Amount At Risk by the applicable Monthly Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk Charge Factor Rates stated in the Policy Specification Pages and dividing the results by $1,000.

The initial base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is offered by Nationwide, elected and In Force, and any increases in coverage are separate segments of coverage under this Policy. Separate factors are used to calculate the Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk for each segment of coverage.

The factors for each segment of coverage vary by the length of time a segment has been in effect, the Insured’s Attained Age and sex on the date a segment of coverage becomes effective, the most recent rate class, rate type, rate class multiple and any monthly flat extra rating for the Insured for each segment of coverage, and the base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is offered by Nationwide, elected and In Force, at the time the charge is assessed.

Extended No-Lapse Guarantee Surrender Charge Factor

An amount equal to any applicable Surrender charge is also deducted from the Extended No-Lapse Guarantee Value for requested base Policy Specified Amount decreases. The Surrender charge factor is deducted in the order stated in the Deductions, Partial Surrenders and Policy Loans from the Account section.

The Guaranteed Maximum Surrender Charge Table applicable to each segment of coverage is stated in the Policy Specification Pages.

Continued on next page

ICC23-NWLA-633	Page 6	(02/2023)(001)

Extended No-Lapse Guarantee Value Factors

The Extended No-Lapse Guarantee Percent of Premium Expense Factors, the Primary, Secondary and Tertiary Funds Accounts’ interest factor rates, the Primary and Secondary Fund Account Premium Cap, the monthly per $1,000 of extended no-lapse guarantee net amount at risk charge factor, Extended No-Lapse Guarantee Monthly Per $1,000 of Specified Amount Charge Factor, and Extended No-Lapse Guarantee Surrender Charge Factor may be affected by changes to your Policy. New rates will apply from the effective date of any changes to the Policy including base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is offered by Nationwide, is elected and In Force, increases or decreases, rider additions or deletions, partial Surrenders resulting in base Policy Specified Amount decreases, death benefit option changes, and changes to the rate class, rate type, rate class multiple or any flat extra rating. You will be notified of any change to the Extended No-Lapse Guarantee Value Factors. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Unless otherwise specified, the Accounts use all other Policy and rider charges and deductions as defined in your Policy.

Changes to Insurance Coverage

In addition to the conditions listed in the Policy, no change will take effect unless either the Policy Surrender Value or Extended No-Lapse Guarantee Value minus Indebtedness is sufficient after the change to keep your Policy In force for at least three months.

Termination

This Rider will terminate on the earliest of the following occurrences:

1.	you request in writing to terminate coverage under this Rider;

2.	you invoke the Overloan Lapse Protection Rider II, if applicable;

3.	the Extended No-Lapse Guarantee Maximum Attained Age is reached;

4.	the Policy and/or this Rider lapse;

5.	the date the Policy terminates for any reason; or

6.	upon changing the death benefit option from Death Benefit Option 1 to any other death benefit option available.

Secretary	President

ICC23-NWLA-633	Page 7	(02/2023)(001)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

EXTENDED NO-LAPSE GUARANTEE RIDER CHARGE FACTOR DISCOUNT ENDORSEMENT

TO FLEXIBLE PREMIUM ADJUSTABLE VARIABLE UNIVERSAL LIFE INSURANCE POLICY

General Information Regarding this Endorsement

This Extended No-Lapse Guarantee Rider Charge Factor Discount Endorsement (“Endorsement”) revises the terms and conditions of the Policy to which it is attached. To the extent the terms of the Policy and this Endorsement are inconsistent, the terms of this Endorsement control. Capitalized words or terms not defined in this Endorsement have the meaning given to them in the Policy. This Endorsement is only offered at the time the Policy is applied for and if the Extended No-Lapse Guarantee Rider (“Rider”) is elected.

There is no separate additional charge for the benefit provided by this Endorsement.

Purpose

The purpose of this Endorsement is to describe the terms on which a discount will be applied to the Tertiary Fund Account percent of Premium charge factor for the first Policy Year.

Definitions

ENLG Program (“Program”) – The Program by which assets are transferred from the Originating Sub-Account over the Program Duration into the investment options elected by you from the investment options available with the Extended No-Lapse Guarantee Rider.

Originating Sub-Account – The Sub-Account we designate to which Premium received during the first Policy Year is allocated. The Originating Sub-Account is stated in the Policy Specification Pages.

Program Duration – The period of time over which Premium will be transferred from the Originating Sub-Account to the investment options elected by you from the investment options available with the Extended No-Lapse Guarantee Rider. The Program Duration is stated in the Policy Specification Pages.

Program Monthaversary - The same day of the month as the Initial Premium Investment Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Program Monthaversary will be the last day of that calendar month.

Program Value – The Cash Value within the Originating Sub-Account attributable to the Program. Benefit Provided by this Endorsement

Any Premium applied to the Tertiary Fund Account during the first Policy Year will receive the discounted Tertiary Fund Account Rate stated in the Policy Specification Pages in the Extended No-Lapse Guarantee Percent of Premium Charge Factor Rates table. The amount by which the extended no lapse guarantee percent of Premium charge factor rate is discounted will vary by Policy Class.

Premium is only applied to the Tertiary Fund Account, and will only receive the discount, when enough Premium has been paid to exceed the Secondary Fund Premium Cap stated in the Policy Specification Pages. See the Extended No-Lapse Guarantee Rider for additional information about how the Accounts work.

How The Program Works

All Net Premium received during the first Policy Year is applied to the Originating Sub-Account as part of the Program Value. The applicable amount is transferred each Program Monthaversary from the Originating Sub-Account to the investment options selected by the Policy Owner from the investment options available with the Extended No-Lapse Guarantee Rider until the Program Duration ends. The amount transferred monthly is determined by dividing the remaining Program Value by the number of months remaining in the Program Duration. Any Program Value remaining at the end of the Program Duration will be transferred in its entirety to the investment options elected by you from the investment options available with the Extended No-Lapse Guarantee Rider.

The ENLG Program is a long-term investment program that provides for regular investments over time. We make no guarantees that participation in the Program will result in positive investment experience, or guarantee against a loss in the Variable Account.

If the Rider is terminated, Program Value will continue to be transferred to the selected investment options as part of the Program until you terminate this Endorsement by notifying us at our Home Office, or the Program Duration ends.

If this Endorsement is terminated, the Program Value will remain in the Originating Sub-Account unless you direct us otherwise.

Continued on next page

ICC23-NWLA-648	1	(2/2023)(001)

Loan Repayments

If the Policy has Indebtedness and a loan repayment is received, it will first be allocated to the Program Value, up to the amount transferred from the Program Value to the Policy Loan Account. After any amounts transferred from the Program Value are repaid, any remaining amount will be allocated as described in the Policy. Policy loan interest credited will be allocated as described in the Policy and will not be allocated to the Program Value.

Program Conditions, Restrictions and Limitations

While the Program is in effect, the following apply:

1.	The Program Value is not available for participation in either the dollar cost averaging program or, if offered, the enhanced dollar cost averaging program.

2.	The Program Value is not available for participation in an asset rebalancing program.

3.	Net Premiums received after the first Policy Year are not eligible for participation in the Program and will not be added to the Program Value.

4.	The Program Value is not available for Directed Monthly Deductions.

5.	Requested transfers of Program Value are not permitted while the Endorsement is in effect.

Reinstatement

If the Policy lapses and is reinstated on or prior to the end of the Program Duration, this Endorsement will only be reinstated if the Rider is reinstated.

If this Endorsement is reinstated, the Program Value in the Originating Sub-Account will first be set equal to the lesser of:

1.	the Program Value at the end of the most recent grace period; or

2.	the Cash Value minus Indebtedness on the date of reinstatement, after applying the Net Premium and any Policy loan repayment you paid to reinstate the Policy.

Any amounts in excess of the reinstated Program Value will then be allocated according to your most recent allocation instructions for Net Premium.

Termination

This Endorsement will terminate on the earliest of the following occurrences:

1.	the date we receive your written request to terminate this Endorsement:

2.	the date the Program Duration has been completed; or

3.	the date the Policy terminates for any reason.

Requested termination of this Endorsement prior to completion of the Program Duration is not permitted without first terminating the Rider.

Secretary	President

ICC23-NWLA-648	2	(2/2023)(001)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OH 43215-2220

Conditional Reduction of Cost of Insurance Rate Endorsement to

Flexible Premium Adjustable Variable Universal Life Insurance Policy

General Information Regarding this Endorsement

This Conditional Reduction of Cost of Insurance Rate Endorsement (“Endorsement”) revises the terms and conditions of the Policy to which it is attached. To the extent the terms of the Policy and this Endorsement are inconsistent, the terms of this Endorsement shall control. Terms not defined in this Endorsement have the meaning given to them in the Policy.

This Endorsement is only attached to Policies issued with Death Benefit Option 1 in effect on the Policy Date. This Endorsement will terminate if the Death Benefit Option is changed after the Policy Date and cannot be reactivated.

Purpose

The purpose of this Endorsement is to state the conditions that, if met, will qualify the Policy, and Additional Term Insurance Rider if elected, for reduced Endorsement Monthly Cost of Insurance Rates on and/or after the Eligibility Date stated in the Policy Specification Pages. No other Policy or Rider charges are impacted.

Definitions

Endorsement Monthly Premium – A reference value used to calculate the Endorsement Accumulated Premium. The Endorsement Monthly Premium is stated in the Policy Specification Pages.

Endorsement Accumulated Premium – A reference value used to determine eligibility for benefits under this Endorsement. On the Policy Date, the Endorsement Accumulated Premium is equal to zero. Beginning on the first Policy Monthaversary and thereafter, it is equal to the sum of the Endorsement Monthly Premium in effect for each respective month from the Policy Date to the most recent Policy Monthaversary up to and including the 35th Policy Anniversary, including any period during which the Policy is lapsed.

Net Accumulated Premium – Cumulative Premium received minus any partial Surrenders, any return of Premium due to Internal Revenue Code Section 7702 guidelines, and any Indebtedness.

Endorsement Monthly Cost of Insurance Rates – The Current Scale monthly cost of insurance rate per $1,000 of Net Amount At Risk and Current Scale monthly cost of insurance rates per $1,000 of rider Net Amount At Risk, if the Additional Term Insurance Rider is elected.

Effect of Policy Changes on Endorsement Monthly Premium

The Endorsement Monthly Premium will be recalculated if you make any of the following changes to the Policy:

●	increases of the base Policy’s Specified Amount;

●	any rider additions; or

●	increases of any rider’s Specified Amount.

The recalculated Endorsement Monthly Premium will apply on a prospective basis from the first Policy Monthaversary coinciding with or next following the effective date of the change.

The Endorsement Monthly Premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, or partial Surrenders resulting in Specified Amount decreases.

Eligibility Requirements

On and after the Eligibility Date, your Policy is eligible for a reduction of the Endorsement Monthly Cost of Insurance Rates if:

1.	Death Benefit Option 1 is in effect on the Policy Date and is never changed;

2.	the Policy is In Force; and

3.	the Endorsement Accumulated Premium Test is satisfied.

Endorsement Accumulated Premium Test

The Endorsement Accumulated Premium Test will be performed on each Policy Monthaversary on and after the Eligibility Date.

Continued on next page

ICC23-NWLA-650	1	(02/2023)(001)

The Endorsement Accumulated Premium Test will be satisfied if your Net Accumulated Premium, after any loan or Surrender requests are processed, is greater than or equal to the Endorsement Accumulated Premium on the date of the test.

If the Endorsement Accumulated Premium Test is not satisfied on the 35th Policy Anniversary, this Endorsement will terminate and the Endorsement Monthly Cost of Insurance Rates reduction will no longer be available.

If the Endorsement Accumulated Premium Test is satisfied on the 35th Policy Anniversary, the test will continue to be performed thereafter using the Endorsement Accumulated Premium value calculated on that date for all subsequent Policy Monthaversaries.

Cost of Insurance Reduction

On any Policy Monthaversary when the eligibility requirements are met, the cost of insurance rate reduction will be applied.

Calculation of the Cost of Insurance Rate Reduction

The Specified Amount in effect on the Policy Date, and Rider Specified Amount, if the Additional Term Insurance Rider is elected, and each Specified Amount increase, if any, represent separate segments of coverage under the Policy. Separate rates are charged for each segment of coverage.

The cost of insurance rate reduction is calculated by multiplying the Endorsement Monthly Cost of Insurance Rates for each In Force segment by the Current Scale cost of insurance reduction factor. The cost of insurance rate reduction is then subtracted from the otherwise applicable Endorsement Monthly Cost of Insurance Rates. These reduced rates are used to determine the cost of insurance charges as described in the Policy.

The Endorsement Guaranteed Minimum Reduction Factor is stated in the Policy Specification Pages.

Termination

This Endorsement will terminate on the earliest of the following occurrences:

1.	upon changing the death benefit option from Death Benefit Option 1 to any other death benefit option available;

2.	the Endorsement Accumulated Premium Test is not met on the 35th Policy Anniversary; or

3.	the date the Policy terminates for any reason.

Secretary	President

ICC23-NWLA-650	2	(02/2023)(001)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

P.O. Box 182835

Columbus, OH 43218-2835

Telephone: 1-800-848-6331 (Customer Service)

ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Accelerated Death Benefit for Terminal Illness Rider (“ADB Rider”) is made part of the Policy on the Policy Date. The ADB Rider Endorsement referenced in this ADB Rider will only be issued and become part of the base Policy on the Benefit Effective Date if an Accelerated Death Benefit Payment is made. Some policies to which this ADB Rider may be attached use the term “ADBTI Rider” or some similar term to describe the benefits provided under this ADB Rider. For purposes of this ADB Rider, “ADBTI Rider” or such similar term, also means ADB Rider.

To the extent any provisions contained in this ADB Rider are contrary to or inconsistent with those of the Policy to which it is attached, or any other attached riders, the provisions of this ADB Rider will control with regard to benefits provided under this ADB Rider. Terms not defined in this ADB Rider shall have the meaning given to them in the base Policy.

This ADB Rider provides for a one-time, lump sum accelerated death benefit. The Accelerated Death Benefit Payment will be paid to the Policy Owner, or the Policy Owner’s estate while the Insured is living, when the Insured has a Terminal Illness.

The Policy will be subject to reductions that reflect the Unadjusted Payment as of the Benefit Effective Date. These reductions will be made to the base Policy Specified Amount, Cash Value, Indebtedness if any, required Premium if any, and any other Policy charges in effect at the time the request for payment is processed under this ADB Rider.

This ADB Rider has no Cash Value and no loan value.

We will pay the Accelerated Death Benefit Payment only once per Policy to which this ADB Rider is attached.

DISCLOSURES

The receipt of accelerated death benefits may be taxable. Accelerated Death Benefit Payments may also adversely affect the recipient’s eligibility for Medicaid and other government provided benefits. Assistance and advice should be obtained from a personal tax advisor and social services agencies prior to receipt of any such payments.

The base Policy Specified Amount, Cash Value, Indebtedness, required Premium if any, and any other Policy charges will be reduced if an accelerated death benefit is paid. If a nonforfeiture option, such as Extended Term Insurance or Reduced Paid-Up Insurance, is elected after an accelerated death benefit is paid, or the Policy is reinstated, the Policy’s Specified Amount will be based on the remaining reduced Policy Specified Amount.

Right to Examine

To be certain you are satisfied with the benefit received under this ADB Rider, you have a thirty (30) day “free look.” Within thirty (30) days of receipt of the Accelerated Death Benefit Payment, you may return the payment to our Home Office listed on the face page of the Policy or the representative who delivered it. We will then void this election as if it had never been made and restore the base Policy’s Cash Value, including any charges and adjustments. If you return the payment in accordance with the terms of the Right to Examine period, you may not apply for benefits provided by this ADB Rider again at a later date.

DEFINITIONS

Some policies to which this ADB Rider may be attached use the term “Cash Value” to describe the accumulated dollar value of the Policy, while others use the term “Accumulated Value.” For

ICC13-NWLA-495	1	(07/2013)

purposes of this ADB Rider, the “Cash Value” also means “Accumulated Value” as defined in the base Policy. Additionally, all references to “Policy Specifications Page” in this ADB Rider also means “Policy Data Pages.”

The following definitions apply to coverage under this ADB Rider.

Accelerated Death Benefit Payment – This is the actual benefit amount you will receive. It is equal to the Unadjusted Payment less charges and adjustments as stated in the Charges and Adjustments section of this ADB Rider.

Benefit Effective Date – The date your claim for the Accelerated Death Benefit Payment has been approved by us. The Benefit Effective Date is shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made.

Eligible Specified Amount – The Specified Amount of the base Policy (minus any Indebtedness, or applicable amounts paid out as an accelerated death benefit under riders attached to the base Policy, or other amounts owed to us) plus the face amount of any additional Paid-Up Insurance in effect when the request for payment under this ADB Rider is processed.

Physician - A Physician, as defined in §1861 (r)(1) of the Social Security Act, as amended. For the purposes of this ADB Rider, the Physician must be licensed in the United States, and shall not be any Insured, Policy Owner, Beneficiary, or a relative thereof.

Requested Percentage – The percentage of the Eligible Specified Amount you request to be accelerated. The Requested Percentage is stated on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made.

Terminal Illness – An illness diagnosed by a Physician that is expected to result in death within twelve (12) months of the diagnosis. The licensed Physician shall not be any Insured, Policy Owner, Beneficiary, or a relative thereof.

Unadjusted Payment – The Requested Percentage multiplied by the Eligible Specified Amount.

MONTHLY RIDER CHARGE

Monthly ADB Rider Charge

There is no Premium charge, monthly rider charge or monthly deductions for this ADB Rider.

RIDER PROVISIONS

Benefit Provided by this ADB Rider

This ADB Rider provides for a one-time, lump sum, advance payment of a portion of the Death Benefit Proceeds of the Policy to which it is attached, subject to the terms and conditions described herein. Unless it has been otherwise assigned or designated by the Policy Owner, the Accelerated Death Benefit Payment shall be paid to the Policy Owner or the Policy Owner’s estate while the Insured is living.

Suicide

If the Insured commits suicide, while sane or insane, within two (2) years from the Policy Date or a reinstatement date, we will not pay the Death Benefit Proceeds payable on the Insured’s death. Instead, we will pay an amount equal to all Premium paid prior to the Insured’s death minus the Unadjusted Payment, if applicable.

Eligibility and Conditions for Payment

If the Insured dies prior to the Benefit Effective Date, no payment will be made under this ADB Rider and the death benefit shall be paid per the terms of the base Policy. However, this provision will not apply to any payment made by us before receiving written notice of the Insured’s death at our Home Office listed on the face page of the Policy.

In order to receive the benefits under this ADB Rider, all of the following conditions must be satisfied:

1.	this ADB Rider is only available for coverage on the life of the primary Insured under the base Policy;

2.

your request for an application for benefits under this ADB Rider must be received at our Home Office in a form satisfactory to us. Once we receive your request for an application, we will then send the forms necessary for filing

ICC13-NWLA-495	2	(07/2013)

a claim for the Accelerated Death Benefit Payment. If the claim form is not provided within fifteen (15) days after your request, the claim requirements are deemed to have been met by providing us with written proof that the Insured has a Terminal Illness;

1.

we must receive evidence satisfactory to us, including, but not limited to certification from a Physician that the Insured has a Terminal Illness. To confirm benefit eligibility, we may require a second medical opinion by a Physician to whom we refer the Insured. Should the second medical opinion differ from the opinion of the Insured’s Physician, then the opinion of a third Physician acceptable to both parties will serve as the final determinant of whether this condition is satisfied. Any second or third medical opinion will be at our expense;

2.

once submitted, the application for the ADB Rider benefit only attaches to, and becomes a part of the base Policy. We reserve the right, at our sole discretion, to exclude certain plans of insurance from eligibility for this ADB Rider;

3.	any coverage scheduled to terminate in twelve (12) months or less as of the Benefit Effective Date shall be excluded for purposes of calculating the Accelerated Death Benefit Payment;

4.

if the base Policy has been in force for less than two (2) years from the Policy Date or any reinstatement date, a claim for benefits under this ADB Rider will be subject to the Incontestability provision stated in the base Policy;

5.

we reserve the right to require the base Policy Specified Amount be at least $50,000 on the date your request for the benefit under this ADB Rider is processed at our Home Office. After accounting for reductions to the Specified Amount due to the Unadjusted Payment, the remaining reduced Specified Amount of the Policy must be greater than or equal to the Minimum Specified Amount stated in the Policy Specifications Page;

6.	we must receive a signed acknowledgment of concurrence with
the payment from all assignees, irrevocable beneficiaries, or other interested parties as determined by us; and

9.	this benefit is not available if:

a.	the law requires this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

b.	a government agency requires this benefit in order to apply for, obtain, or keep a government benefit or entitlement.

RIDER BENEFITS

This ADB Rider provides for a one-time lump sum advance payment to the Policy Owner of a portion of the Death Benefit Proceeds of the Policy to which it is attached, subject to the terms and conditions described herein. Payment will be made upon due proof of eligibility.

Payment Procedures

The Accelerated Death Benefit Payment will be paid immediately upon receipt of satisfactory evidence, as provided in the Eligibility and Conditions for Payment section, that the Insured has a Terminal Illness.

Accelerated Death Benefit Payment Limits

We reserve the right to limit the Unadjusted Payment and the Accelerated Death Benefit Payment such that:

1.	the Requested Percentage does not exceed fifty percent (50%) of the base Policy Specified Amount on the Benefit Effective Date;

2.	the Accelerated Death Benefit Payment must be at least $10,000.00 and shall not exceed $250,000.00; and

3.	the Policy is not disqualified as life insurance according to the Internal Revenue Code.

Charges and Adjustments

There are no monthly rider charges or monthly deduction for this ADB Rider; however, there is a one-time charge. The Accelerated Death Benefit Payment is equal to the Unadjusted Payment minus the following charges and

ICC13-NWLA-495	3	(07/2013)

adjustments as of the Benefit Effective Date:

1.	the ADB Rider charge which varies based on the prevailing interest rates and the life expectancy of the Insured upon payment of the accelerated death benefit. The ADB Rider charge has two components:

a.

the Interest Rate Discount shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made, compensates us for the premature payment of a portion of your Policy’s Death Benefit Proceeds. It adjusts the base Policy Specified Amount to its present value. The maximum interest rate used in this present values calculation is eight percent (8%) per annum. The actual interest rate used at the time the Accelerated Death Benefit Payment is made will be the greater of:

1)	the current yield on ninety 90 day treasury bills; or

2)

the Moody’s Corporate Bond Yield Average – Monthly Average as published by Moody’s Investor Service, or its successor, for the calendar month ending two months prior to the date the rate is determined.

In the event that the Moody’s Corporate Bond Yield Average – Monthly Average is no longer published, we will substitute with a similar reference average subject to approval by the Interstate Insurance Product Regulation Commission, or its successor. Before a substitute index is used, Nationwide will provide written notification to the Policy Owner and any assignee; and

b.	the Policy Premium due on the accelerated portion of the death benefit reflects the premature payment of a portion of the Policy’s Death Benefit Proceeds. It includes the Cost of Insurance and other Policy charges that would have been due during the twelve (12) month period following the Benefit Effective Date for coverage corresponding to the Accelerated Death Benefit Payment.

c.

The risk charge covers the risk that the Insured might live longer than a twelve (12) month period and a margin for profit. The risk charge is equal to the Unadjusted Payment times the Additional Risk Margin shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made. The maximum Additional Risk Margin is 3.60%. The actual rate charged at the time the Accelerated Death Benefit Payment is made is based on the Company’s future expectations as to claimants living longer than twelve (12) months after an Accelerated Death Benefit Payment is made.

2.	any Indebtedness will reduce the Unadjusted Payment by an amount equal to the Requested Percentage multiplied times the amount of Indebtedness;

3.

the Administrative Expense Charge shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made. The maximum charge is $250. The actual charge will be based on our future expectation of administrative expenses; and

4.	any due and unpaid Premium, if the Policy is in a grace period.

Effect of Accelerated Death Benefit Rider on Death Benefit, Policy Values and Premium

The base Policy will be subject to reductions that reflect the Unadjusted Payment as of the Benefit Effective Date. If a claim for the Accelerated Death Benefit Payment is approved by us and the

ICC13-NWLA-495	4	(07/2013)

Policy Owner receives and accepts such payment:

1.	the base Policy Specified Amount will be reduced;

2.	the base Policy Cash Value will be reduced;

3.	the Death Benefit Proceeds payable under the base Policy will be reduced by the amount of the Unadjusted Payment;

4.	the required Premium, if any, for the Policy will be reduced to reflect the reduction in the Policy Specified Amount and will continue to be due in order to keep the Policy in force;

5.	the face amounts and Cash Values of any Paid-Up Insurance will be reduced;

6.	any dividends will be reduced;

7.	any Indebtedness will be reduced; and

8.	any other Policy charges and account values in effect at the time the request for payment is processed under this ADB Rider may change to reflect the new Specified Amount.

If a nonforfeiture option, such as Extended Term Insurance or Reduced Paid-Up Insurance, is available in the Policy and is elected, or the Policy is reinstated after an accelerated death benefit is paid, it will be based on the remaining reduced Cash Value.

Prior to or concurrent with receipt of the Accelerated Death Benefit Payment, the Policy Owner and any irrevocable beneficiaries will be provided with the ADB Rider Disclosure Statement demonstrating the effect of the Accelerated Death Benefit Payment on the base Policy Specified Amount, Death Benefit Proceeds, and Premium on the Policy.

Reinstatement

If the Policy is reinstated, this ADB Rider will continue to be available, provided the Accelerated Death Benefit Payment has not already been paid. If the Policy is reinstated after payment of the Accelerated Death Benefit Payment, the reinstated Policy’s Specified Amount will be equal to the remaining reduced Policy Specified Amount.

Termination of the Accelerated Death Benefit for Terminal Illness Rider

This ADB Rider will terminate or otherwise be unavailable on the earliest of the following dates. The date:

1.	we receive your written request to terminate this ADB Rider; or

2.	the Policy is terminated.

Coverage will terminate at midnight Eastern Standard Time on any given termination date.

From and after the Benefit Effective Date, termination of this ADB Rider shall not prevent payment of the Accelerated Death Benefit Payment for a Terminal Illness that occurred while this ADB Rider was in force, provided that the requirements of the Eligibility and Conditions for Payment section are satisfied.

Secretary	President

ICC13-NWLA-495	5	(07/2013)

LONG-TERM CARE RIDER

Attached to and made a part of this Policy issued by

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

One Nationwide Plaza

Columbus, Ohio 43215-2220

Telephone: 1-800-848-6331

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

THIS IS A LONG-TERM CARE RIDER THAT COVERS QUALIFIED LONG-TERM CARE SERVICES. THESE SERVICES INCLUDE LONGTERM CARE FACILITY STAY(S), HOME HEALTH CARE SERVICES, AND ADULT DAY CARE SERVICES FOR THE INSURED.

This Long-Term Care Rider (“Rider”) provides for acceleration of an elected portion of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) paid as a monthly benefit to cover Qualified Long-Term Care Services.

This Rider will not change, waive, or extend any part of the base Policy except as set forth below. To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy, the provisions of this Rider control. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider is attached to a Policy that is non-participating, no dividends are payable. This Rider has no surrender value or loan value.

DISCLOSURES

NOTICE TO BUYER: This Rider may not cover all the costs associated with long-term care incurred by the Insured during the period of coverage. The buyer is advised to review carefully all Rider limitations.

CAUTION: The issuance of this Rider is based upon your responses and the Insured’s responses to the questions on the application. A copy of the application is enclosed. If your and/or the Insured’s answers are incorrect or untrue, Nationwide has the right to deny benefits for the Insured or rescind this Rider, subject to the Incontestability section of this Rider. The best time to clear up any questions is now, before a Claim arises! If, for any reason, any of your answers and/or the Insured’s answers are incorrect, contact Nationwide at the address shown above.

TAXATION: This Rider is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code of 1986, as amended, (the “Code”). Benefits paid under this Rider may be taxable. If any changes are necessary to your Rider to conform to changes in the requirements of the Code, the Policy Owner will be given the right to accept or reject the changes. If the Policy Owner rejects the changes, this Rider may no longer be tax-qualified under the Code. As with all tax matters, you should consult your tax advisor to assess the impact of this benefit.

THIS RIDER IS NOT MEDICARE SUPPLEMENT COVERAGE: If the Insured is eligible for Medicare, review the “Guide to Health Insurance for People with Medicare” available from us upon request. Receipt of an acceleration of the death benefit under this Rider may adversely affect your eligibility for governmental benefits or public assistance programs such as Medicaid.

Right to Examine Rider

To be certain that you are satisfied with this Rider, you have a thirty day “free look.” Within thirty days after you receive this Rider, you may return it to our Home Office or to the representative who delivered it. We will then void this Rider as if it had never been In Force and refund all Rider charges as a credit to the Policy within thirty days.

Renewability

This Rider is guaranteed renewable. This means that we have no right to make unilateral changes to any section of this Rider. However, we do have the right to increase the current monthly Rider charge rate on a uniform basis, as described in the Monthly Rider Charge section of this Rider, subject to the applicable Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Rider Specified Amount stated in the Policy Specification Pages.

ICC16-NWLA–523	1	(06/2016)

PLEASE READ THIS RIDER CAREFULLY	1

General Information Regarding this Rider	1

DISCLOSURES	1
NOTICE TO BUYER	1
CAUTION	1
TAXATION	1
THIS RIDER IS NOT MEDICARE
SUPPLEMENT COVERAGE	1
Right to Examine Rider	1
Renewability	1

TABLE OF CONTENTS	2

DEFINITIONS	3
Activities of Daily Living	3
Adult Day Care Services	3
BenefitTrigger	3
Chronically Ill	3
Claim	3
Clean Claim	3
Cognitive Impairment	3
Effective Date of LTC Coverage	3
Elected Percentage for Maximum Monthly LTC Rider Benefit Determination	3
Elimination Period	3
Hands-On Assistance	3
Home Health Care Agency	4
Home Health Care Services	4
Homemaker Care	4
Hospice Care	4
Hospital	4
Immediate Family	4
Licensed Health Care Practitioner	4
Long-Term Care Facility	4
LTC Benefit Payout Account	4
LTC Rider Specified Amount	4
LTC Service Provider	4
Maintenance or Personal Care Services	4
Maximum Lifetime LTC Benefit	5
Maximum LTC Rider Specified Amount	5
Maximum Monthly LTC Rider Benefit	5
Medicare	5
Minimum LTC Rider Specified Amount	5
Physician	5
Plan of Care	5
Policy Surrender Value	5
Policy Value	5
Qualified Long-Term Care Services	5
Standby Assistance	5
Substantial Assistance	5
Substantial Supervision	5

GENERAL RIDER PROVISIONS	6
Conformity with Interstate Insurance Product Regulation Commission Standards	6
Suicide	6
Incontestability	6
Grace Period	6
Third Party Designee	6
Reinstatement	6
Misstatement of Age or Sex	7
LTC Rider Specified Amount	7
Increases or Decreases to the LTC Rider Specified Amount	7
Impact of Changes to the Policy’s Specified Amount	7
Termination	7
Extension of Benefits	7
Long-Term Care Referral Service	8

MONTHLY RIDER CHARGE	8

RIDER BENEFITS	8
Exclusions	8
Preexisting Conditions Limitation	8
Eligibility for the Payment of Benefits	8
Recertification	9
When Benefits Begin	9
Benefit Payment Amount	9
While Benefits Are Being Paid	9
Waiver of the Monthly Rider Charge	9
Policy and Rider Lapse Protection Feature	9
Monthly LTC Benefit Report	9
Impact of Long-Term Care Rider Benefit Payments on the Death Benefit and Death Benefit Proceeds	10
Death Benefit	10
Death Benefit Proceeds	10
Impact of Long-Term Care Benefit on Policy Surrender Value and Accelerated Death Benefit Rider Values	10
Policy Surrender and Loan Values	10
Accelerated Death Benefit Riders	10
Impact of Partial Surrenders on Rider Benefits	10
Impact of Loans on Rider Benefits	11

CLAIMS PROCESS	11
Notice of Claim	11
Claim Forms	11
Submission of Claims	11
Proof of Claim	11
Recertification Requirements	11
Physical Examinations	11
Cross Border Rules	11
International Claims	12
Time of Payment of Claims	12
Appeal of Determination That a Benefit Trigger is Not Met	12
Notice of Release	12
Legal Actions	12

ICC16-NWLA-523	2	(06/2016)

DEFINITIONS

If a definition requires a provider to be licensed, certified or registered, and the jurisdiction in which the service is to be furnished does not require a provider of such services to be licensed, certified or registered, or if the jurisdiction licenses, certifies or registers the provider of services under another name, the definition is to be construed to require the provider to be legally authorized to perform the services in the jurisdiction in which the services are to be furnished.

Activities of Daily Living – Those activities that measure the Insured’s ability for self care. This means the ability to perform these activities without Substantial Assistance. The six key Activities of Daily Living are:

1.	“Bathing” – washing oneself in either a tub or shower, or by sponge bath. Includes getting into and out of the tub or shower.

2.

“Continence” – ability to control one’s bowel and/or bladder function, including the ability to perform associated personal hygiene (including caring for a catheter or colostomy bag) when unable to control one’s bowel and/or bladder function.

3.	“Dressing” – getting clothes from the closet or drawers, putting on clothes, and attaching any necessary braces or prosthesis.

4.	“Eating” – feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table), or by a feeding tube or intravenously.

5.	“Toileting” – getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

6.	“Transferring” – moving in and out of a bed, chair, or wheelchair.

Adult Day Care Services – A state licensed or certified program for a specified number of individuals providing Qualified Long-Term Care Services. Adult Day Care Services include social or health-related or both types of services. These services are provided during the day in a community group setting for the purpose of supporting frail, impaired elderly or other disabled adults who can benefit from care in a group setting outside the home.

Benefit Trigger – Criteria that condition the payment of Rider benefits on the Insured being a Chronically Ill individual who has satisfied the Elimination Period.

Chronically Ill – An Insured who has been certified, within the preceding twelve months, by a Licensed Health Care Practitioner other than the owner or employee of an LTC Service Provider or Immediate Family of the Policy Owner or Insured, as:

1.	being unable to perform, without Substantial Assistance from another individual, at least two Activities of Daily Living for a period of at least ninety days due to a loss of functional capacity; or

2.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment.

Claim – A request for payment of benefits under this Rider, regardless of whether the benefit claimed is covered or any terms or conditions of this Rider have been met.

Clean Claim – A Claim that has no defects, errors, or omissions, including any lack of required substantiating documentation, that prevents timely payment of a Claim.

Cognitive Impairment – A deficiency in the Insured’s short or long-term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness. Included are nervous or mental disorders of organic origin, including Alzheimer’s Disease and senile dementia, which are determined by clinical diagnosis or tests.

Effective Date of LTC Coverage – The Coverage Start Date stated in the Policy Specification Pages for a LTC Rider Specified Amount segment of coverage except, for any coverage that has been reinstated, the Effective Date of LTC Coverage will be the date we approve the reinstatement.

Elected Percentage for Maximum Monthly LTC Rider Benefit Determination – A factor used to determine the Maximum Monthly LTC Rider Benefit. The Elected Percentage for Maximum Monthly LTC Rider Benefit Determination must be elected at the time of application for this Rider and cannot be changed. The Elected Percentage for Maximum Monthly LTC Rider Benefit Determination is stated in the Policy Specification Pages.

Elimination Period – A period of ninety calendar days beginning the day after the Insured begins receiving Qualified Long-Term Care Services. No Rider benefits are payable during the Elimination Period.

If the Insured does not remain Chronically Ill for ninety consecutive calendar days, the Insured may combine multiple periods of being Chronically Ill to satisfy the Elimination Period. However, the required number of days of the Elimination Period must be accumulated within a continuous period of 730 days.

Hands-On Assistance – The physical assistance of another person without which the individual would be unable to perform the Activities of Daily Living.

ICC16-NWLA-523	3	(06/2016)

Home Health Care Agency – A public or private entity that provides in-home Qualified Long-Term Care Services. Services are delivered through licensed practical nurses, registered nurses, or other skilled or unskilled medical personnel. If the jurisdiction does not license or certify such facilities, then the Home Health Care Agency must:

1.	be primarily engaged in providing residential health care services; and

2.	operate under policies and procedures established by a group of professionals, including at least one physician and one nurse.

Home Health Care Services – Medical or non-medical Maintenance or Personal Care Services, Homemaker Care, and Hospice Care delivered to the Insured in their place of residence, as part of the Insured’s Plan of Care by skilled or unskilled medical personnel of a Hospital or Home Health Care Agency; or by any skilled or unskilled individuals of your choice.

Homemaker Care – Care having a primary purpose necessary to or consistent with the Insured’s ability to remain in his or her residence.

Hospice Care – Outpatient services not paid by Medicare, that are designed to provide palliative care and alleviate the physical, emotional, social and spiritual discomforts of an Insured who is experiencing the last phases of life due to the existence of a terminal disease.

Hospital – A place which, by law, provides care and treatment for sick or injured persons as resident bed patients. It also must have:

1.	a registered graduate nurse on duty or on call at all times to supervise twenty-four hour nursing service;

2.	the means for diagnosis, treatment and surgery; and

3.	a Physician present or on call at all times to supervise all care.

Immediate Family – The Insured’s or Policy Owner’s spouse or other legally recognized partner and anyone who is related to you or the Insured, including: children and grandchildren; parents and grandparents; brothers and sisters; aunts and uncles; cousins; including adopted, in-laws, and step-relatives of any of the listed persons and any of their spouses or legally recognized partners.

Licensed Health Care Practitioner – A Physician, as defined in §1861(r)(1) of the Social Security Act, as amended, a registered professional nurse, licensed social worker or other individual who meets requirements prescribed by the Secretary of the Treasury. The Licensed Health Care Practitioner must be acting within the scope of his or her license when providing: a) a certification and/or recertification that the Insured is Chronically Ill; or b) an individualized Plan of Care for the Insured.

Long-Term Care Facility – Any facility, other than a Hospital, which provides Qualified Long-Term Care Services and is licensed by the appropriate state licensing agency. It must also have:

a)	a registered graduate nurse on duty at all times to supervise twenty-four hour nursing service;

b)	a Physician to supervise the operation of the facility;

c)	a planned program of policies and procedures developed with the advice of a professional group of at least one Physician and one nurse; and

d)	a Physician available to furnish emergency medical care.

Long-Term Care Facility does not refer to:

a)	a facility which primarily treats drug addicts or alcoholics;

b)	a facility which primarily provides domiciliary, residency, or retirement care; or

c)	a facility owned or operated by Immediate Family.

LTC Benefit Payout Account – A tracking account used to track the dollar amount of benefits paid under this Rider. This account will grow at 0% interest.

LTC Rider Specified Amount – The Rider coverage amount chosen at the time of application, adjusted for any subsequent increases or decreases. The LTC Rider Specified Amount is stated in the Policy Specification Pages. See the LTC Rider Specified Amount section of this Rider for additional information.

LTC Service Provider – Any entity or individual providing Qualified Long-Term Care Services covered by this Rider to the Insured.

Maintenance or Personal Care Services – Any care of which the primary purpose is the provision of needed assistance with any of the disabilities as a result of which the Insured is Chronically Ill, includes protection from threats to health and safety due to severe Cognitive Impairment. Maintenance or Personal Care Services also include, but are not limited to, assistance provided pursuant to a Plan of Care by any skilled or unskilled person of your choice.

ICC16-NWLA-523	4	(06/2016)

Maximum Lifetime LTC Benefit – A reference value used to calculate available Rider benefits. At any time, the Maximum Lifetime LTC Benefit is equal to the lesser of the then current:

1.	LTC Rider Specified Amount; or

2.	the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) minus any Indebtedness.

Maximum LTC Rider Specified Amount – The maximum amount of Rider coverage that can be elected. The Maximum LTC Rider Specified Amount is stated in the Policy Specification Pages and may be recalculated any time there is a change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force).

Maximum Monthly LTC Rider Benefit – The maximum monthly Rider benefit payment permitted. It is the lesser of a), b), or c) where:

a)	is the Elected Percentage for Maximum Monthly LTC Rider Benefit Determination multiplied by the LTC Rider Specified Amount;

b)	is twice the applicable per diem amount allowed by the Health Insurance Portability and Accountability Act, as amended, multiplied by thirty; or

c)	is 1/12th of the Maximum Lifetime LTC Benefit.

The Maximum Monthly LTC Rider Benefit stated in the Policy Specification Pages is as of the most recent change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) and/or the LTC Rider Specified Amount. The Maximum Monthly LTC Rider Benefit actually available at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime LTC Benefit.

Medicare – The Health Insurance for the Aged Act, Title XVIII of the Social Security Amendments of 1965 as then constituted or later amended.

Minimum LTC Rider Specified Amount – The minimum amount of Rider coverage permitted. It is stated in the Policy Specification Pages and may be recalculated any time there is a change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force).

Physician – A person licensed to practice medicine or surgery in the state where such functions are performed, as defined in §1861(r)(1) of the Social Security Act, as amended. Physician does not include you or any Immediate Family. The Physician must perform only those services permitted by his or her license.

Plan of Care – A written document that prescribes Qualified Long-Term Care Services based on an assessment by a Licensed Health Care Practitioner indicating that the Insured is Chronically Ill. The individualized plan developed by a Licensed Health Care Practitioner must specify the type of medical treatment (including medication and therapy), nonmedical assistance and services, frequency of services, and the most appropriate providers of all services the Insured requires. A Plan of Care will not require approval by Nationwide. However, the Plan of Care must be appropriate and consistent with generally accepted standards of care.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the base Policy is a universal life insurance policy or Cash Surrender Value if the base Policy is a variable universal life insurance policy.

Policy Value – Policy Value means the Accumulated Value if the base Policy is a universal life insurance policy or Cash Value if the base Policy is a variable universal life insurance policy.

Qualified Long-Term Care Services – Services that meet the requirements of §7702(B)(c)(1) of the Internal Revenue Code of 1986, as amended. Such services are as follows: necessary diagnostic, preventive, therapeutic, curative, treatment, mitigation and rehabilitative services, and Maintenance or Personal Care Services which are required by a Chronically Ill individual. These services are provided pursuant to a Plan of Care prescribed by a Licensed Health Care Practitioner. For purposes of this Rider, Qualified Long-Term Care Services include qualifying Adult Day Care Services, Home Health Care Services and Hospital services in any setting other than an acute care unit of a Hospital; unless, the area of the Hospital or unit where the services are provided is licensed or certified as a nursing care facility and the Insured is receiving Qualified Long-Term Care Services and not acute care.

Standby Assistance – The presence of another person within arm’s reach of the individual that is necessary to prevent, by physical intervention, injury to the individual while the individual is performing the Activities of Daily Living. An example is being ready to catch the individual if the individual falls while getting into or out of the bathtub or shower as part of bathing; or being ready to remove food from the individual’s throat if the individual chokes while eating.

Substantial Assistance – Hands-On Assistance and/or Standby Assistance.

Substantial Supervision – Continual supervision by another person. This may include cuing by verbal prompting, gestures or other demonstrations and must be necessary to protect an individual with severe Cognitive Impairment from threats to his or her health or safety (such as may result from wandering).

ICC16-NWLA-523	5	(06/2016)

GENERAL RIDER PROVISIONS

Conformity with Interstate Insurance Product Regulation Commission Standards

This Rider was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any section of this Rider in conflict with the Commission standards for this product type is hereby amended to conform to the Commission standards as of the provision’s effective date.

Suicide

If the Insured commits suicide, while sane or insane, within two years of an Effective Date of LTC Coverage, we will not pay the Death Benefit Proceeds normally payable. Instead, we will pay an amount equal to all Premium paid prior to the Insured’s death, minus: a) any Indebtedness; b) partial Surrenders; and c) the LTC Benefit Payout Account.

Incontestability

All statements submitted in the application for this Rider by or on behalf of the Insured will, in the absence of fraud, be deemed representations and not warranties. A misstatement may be used to rescind coverage under this Rider or deny an otherwise valid Claim as follows:

1.

if this Rider has been In Force for less than six months from the applicable Effective Date of LTC Coverage, we may rescind this Rider or deny an otherwise valid Claim upon a showing of misrepresentation that is material to the acceptance of the Insured for coverage;

2.

if this Rider has been In Force for at least six months, but less than two years, from the applicable Effective Date of LTC Coverage, we may rescind this Rider or deny an otherwise valid Claim upon a showing of misrepresentation that is both material to the acceptance of the Insured for coverage and pertains to the condition for which benefits are sought;

3.

after this Rider has been In Force for two years from the applicable Effective Date of LTC Coverage, it is not contestable upon the grounds of misrepresentation alone; this Rider may be contested only upon a showing that relevant facts relating to the Insured’s health were knowingly and intentionally misrepresented; and

4.

a separate contestability period will apply for any increase of the LTC Rider Specified Amount that was subject to evidence of insurability. The contestable period for any LTC Rider Specified Amount increase will be for the periods specified in 1., 2., and 3. and will be limited to the amount of the increase and the evidence of insurability provided for such increases.

Grace Period

When Rider benefits are not being paid, this Rider is covered by the Grace Period section of the Policy to which it is attached. The notice described in the Policy will be sent by first class United States mail at least thirty days before the end of a grace period, postage pre-paid. A copy of the notice will also be sent to the last known address of any third party you designate according to the Third Party Designee section of this Rider.

When Rider benefits are being paid, if the Policy would otherwise enter a grace period, it will instead be kept In Force as described in the Policy and Rider Lapse Protection Feature section of this Rider.

Third Party Designee

As a protection against unintentional lapse, at the time of application, you have the right to designate at least one other person in addition to the Policy Owner, to receive notice of lapse or termination of the Policy for nonpayment of Premium. At least every two years, thereafter, you will be notified of your right to change this written designation. You have the right to elect to not designate additional persons to receive notice. The designation does not constitute acceptance of any liability by the third party for services provided to the Insured.

Reinstatement

This Rider may be reinstated under the terms stated in the Policy to which it is attached, which requires evidence of insurability and provides for a reinstatement period greater than six months from the date of lapse.

In addition to the terms of reinstatement stated in the Policy, if the Policy lapses causing this Rider to terminate while the Insured had a Cognitive Impairment or a loss of functional capacity, the Policy and this Rider may still be reinstated. To reinstate under this section you must provide a written request within five months from the date of termination. In addition, all of the following conditions must be met:

1.

you must furnish us with satisfactory proof the Insured had a Cognitive Impairment or a loss of functional capacity on the date of termination. However, no new evidence of insurability will be required; and

2.	you must pay sufficient Premium to meet the requirements of the Reinstatement section of the Policy to which this Rider is attached.

ICC16-NWLA-523	6	(06/2016)

After reinstatement, your rights and ours under this Rider and the Policy will be the same as they were just before this Rider and Policy terminated. For Rider benefits to be payable after reinstatement pursuant to this section, a Claim must be submitted and the eligibility criteria set forth in the Eligibility for the Payment of Benefits section of this Rider must be met.

Misstatement of Age or Sex

If there is a misstatement or error in the age or sex of the Insured, the benefits provided by this Rider will be the amount that the Monthly LTC Rider charge would provide at the correct age or sex. This amount is subject to any LTC Specified Amount limitations.

LTC Rider Specified Amount

A LTC Rider Specified Amount must be elected as a whole dollar amount in the application. The LTC Rider Specified Amount available to be elected may vary by factors; including, but not limited to, Policy Date, Issue Age, Attained Age, base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force), rate class, rate type, sex, and Effective Date of LTC Coverage.

Increases or Decreases to the LTC Rider Specified Amount

Increases to the LTC Rider Specified Amount are subject to new evidence of insurability and then current underwriting standards. Any requested increases must result in a LTC Rider Specified Amount that is no greater than the Maximum LTC Rider Specified Amount.

Any decrease of the LTC Rider Specified Amount must result in a LTC Rider Specified Amount no less than the Minimum LTC Rider Specified Amount in effect at the time of the request. A decrease of the LTC Rider Specified Amount that would cause the LTC Rider Specified Amount to be less than the LTC Benefit Payout Account will not be permitted.

The Maximum LTC Rider Specified Amount and Minimum LTC Rider Specified Amount are stated in the Policy Specification Pages, subject to adjustment for any changes to the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force).

Impact of Changes to the Policy’s Specified Amount

Requests to increase the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) will not result in an automatic increase to the LTC Rider Specified Amount.

Requests to increase the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) that will otherwise result in the

LTC Rider Specified Amount being less than the Minimum LTC Rider Specified Amount will require a request to increase the LTC Rider Specified Amount so that it continues to be at least equal to the Minimum LTC Rider Specified Amount.

Any decrease of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) will result in an automatic reduction of the LTC Rider Specified Amount when such request would otherwise cause the LTC Rider Specified Amount to exceed the recalculated Maximum LTC Rider Specified Amount. Any decrease of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) that would cause the LTC Rider Specified Amount to be less than the greater of the Minimum LTC Rider Specified Amount and the LTC Benefit Payout Account will not be permitted.

Termination

This Rider terminates on the earliest of the following:

1.	the Policy Monthaversary on or next following the date we receive your written request by the Policy Owner to terminate this Rider;

2.	upon termination of the Policy to which this Rider is attached;

3.	the Overloan Lapse Protection Rider is invoked;

4.	the original Maturity Date of the Policy: or

5.	the Insured’s date of death.

Coverage will terminate at midnight Eastern Standard Time on any given termination date. Upon termination of this Rider, benefits will no longer be available and the monthly Rider charge will no longer be assessed. However, the Impact of Long-Term Care Benefit on Policy Surrender Value and Accelerated Death Benefit Rider Values and Impact of Long-Term Care Rider Benefit Payments on the Death Benefit sections of this Rider and the LTC Benefit Payout Account will survive termination of this Rider for purposes of determining the Policy Surrender Value for Surrenders and loans and the death benefit.

Extension of Benefits

Termination of coverage under this Rider is without prejudice to any benefits payable when Qualified Long-Term Care Services are received by the Insured in a licensed Long-Term Care Facility, if eligibility for such benefits began while the Rider was In Force and continue without interruption after termination.

ICC16-NWLA-523	7	(06/2016)

Such extension of benefits, beyond the period this Rider was In Force, will be limited to payment of the remaining Maximum Monthly LTC Rider Benefit and Maximum Lifetime LTC Benefit at the time this Rider terminated. It will also be subject to the Elimination Period and all other applicable provisions of the Policy and Rider; including, the requirements of the Eligibility for the Payment of Benefits section of this Rider. No death benefit will be payable.

To request an extension of benefits, you must furnish us with detailed written documentation. The documentation must describe and confirm the Insured was Chronically Ill and receiving Qualified Long-Term Care Services in a licensed Long-Term Care Facility on the date of termination according to the Claims Process section of this Rider. No new evidence of insurability will be required.

Long-Term Care Referral Service

While this Rider is In Force, you will have access to a national long-term care services referral network via a toll-free telephone number. Services include free consultation and tailored information to assist in planning and implementing a care plan. These services are currently provided through a third party. There is no separate additional charge for this service. This service is subject to availability and may be modified, suspended, or discontinued at any time upon thirty days written notice.

MONTHLY RIDER CHARGE

This charge compensates us for the morbidity, mortality, lapse, reinsurance, and expense risks associated with the benefit provided by this Rider. This charge may include a margin for overall expenses, profits, and for funding the required reserve associated with this Rider.

The monthly Rider charge is equal to the product of: a) multiplied by b); multiplied by c), where:

a)	is the LTC Rider Specified Amount divided by $1,000;

b)	is the applicable monthly Rider charge rate; and

c)	is a factor based on the Rate Class Multiple stated in the Policy Specification Pages for this Rider. The monthly Rider charge will be included in the monthly deduction from the Policy Value.

The Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Rider Specified Amount is stated in the Policy Specification Pages and varies by the Insured’s Issue Age, sex, rate class, rate type, Elected Percentage for Maximum Monthly LTC Rider Benefit Determination, and Effective Date of LTC Coverage. Any increase of the LTC Rider Specified Amount will have its own associated Guaranteed Maximum Monthly LTC Rider Charge Rate Per

$1,000 of LTC Rider Specified Amount. We may charge less than the maximum rate(s) on a current basis. Any change in the current monthly Rider charge rate(s) will be based on our expectations as to future experience on a uniform basis for Insureds of the same sex, Issue Age, product, rate type, rate class, and Elected Percentage for Maximum Monthly LTC Rider Benefit Determination, whose Riders have been In Force for the same length of time. A notice of any such change will be provided to the Policy Owner at least sixty days prior to the implementation of the change or as required by state law.

RIDER BENEFITS

Exclusions

This Rider does not cover any expense that results from:

1.	intentionally self-inflicted injuries or attempts at suicide (either while sane or insane);

2.	committing or attempting to commit a felony;

3.	alcoholism or drug addiction, unless addiction results from administration of drugs for treatment prescribed by a Physician; or

4.	war or any act of war, whether declared or undeclared.

Preexisting Conditions Limitation

A preexisting condition is any condition for which the Insured received medical advice or treatment within the six months preceding the Effective Date of LTC Coverage. The receipt of Qualified Long-Term Care Services due to preexisting conditions stated in the application are covered immediately. We will not pay benefits for the receipt of Qualified Long-Term Care Services due wholly or in part to a preexisting condition for the Insured which is not disclosed in the application, if the need for services begins during the first six months after the Effective Date of LTC Coverage. This section does not preclude us from exercising other remedies available under this Rider for misrepresentation.

Eligibility for the Payment of Benefits

Subject to the Exclusions and the Preexisting Condition Limitations sections of this Rider, benefits will be payable under this Rider if all of the following requirements are met:

1.

the Insured is Chronically Ill. This means, the Insured has been certified, within the preceding twelve months, by a Licensed Health Care Practitioner other than the owner or employee of an LTC Service Provider or Immediate Family of the Policy Owner or Insured, as:

ICC16-NWLA-523	8	(06/2016)

a.

being unable to perform, without Substantial Assistance from another individual, at least two or more of the Activities of Daily Living (i.e., Bathing, Continence, Dressing, Eating, Toileting, and Transferring) for a period of at least ninety days due to a loss of functional capacity; or

b.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment;

2.	the Insured must be receiving Qualified Long-Term Care Services specified in a Plan of Care submitted to us;

3.	the Elimination Period must be satisfied. The Elimination Period has to be satisfied only once while this Rider is In Force;

4.	the LTC Benefit Payout Account must be less than the Maximum Lifetime LTC Benefit; and

5.

the Policy Owner may be required to provide a signed acknowledgment of concurrence with the payment from all parties with an interest in the base Policy. This includes, but is not limited to, assignees.

We reserve the right to verify that all of the criteria for eligibility have been satisfied as provided for in the Proof of Claim and the Physical Examinations sections of this Rider.

Recertification

At least once every twelve months, but no more frequently than every ninety calendar days, after the most recent certification or recertification, a Licensed Health Care Practitioner must again certify that the Insured is Chronically Ill and a current Plan of Care must be submitted to us. A certification may not be rescinded and recertifications may not be required until after the expiration of the ninety calendar day period from the most recent certification or recertification.

We reserve the right to verify that the Insured continues to be Chronically Ill as provided for in the Recertification Requirements and the Physical Examinations sections of this Rider.

If the recertification requirements are not met, Rider benefits will cease immediately.

When Benefits Begin

Payment of Rider benefits will begin once the eligibility requirements stated in the Eligibility for the Payment of Benefits section have been met and a Claim for benefits has been approved by us.

Benefit Payment Amount

The Policy Owner has the option to request a monthly Rider benefit payment amount equal to or less than the Maximum Monthly LTC Rider Benefit available in effect on the date the benefit is paid. If the benefit amount available to be paid is less than the amount requested, we will pay the available amount. At no time will the total amount of Rider benefits paid exceed the Maximum Lifetime LTC Benefit.

Choosing an amount less than the Maximum Monthly LTC Rider Benefit could extend the length of time Rider benefits are payable. However, the Maximum Monthly LTC Rider Benefit is not cumulative, taking less than the Maximum Monthly LTC Rider Benefit does not increase the benefit amount available in succeeding months.

The requested monthly Rider benefit payment amount must be greater than or equal to the Minimum Monthly LTC Rider Benefit stated in the Policy Specification Pages, or no less than as required by applicable laws and regulations in the State of Issue.

While Benefits Are Being Paid

The following Policy transactions and changes are not allowed while benefits are being paid:

1.	loans or partial Surrenders are not permitted;

2.	Specified Amount changes to the Policy or any attached rider, including this Rider;

3.	changes in underwriting classification;

4.	rider additions; or

5.	changes in death benefit option.

Wavier of the Monthly Rider Charge

Upon meeting the requirements for benefit payment under this Rider, the monthly Rider charge will be waived while benefits are being paid. Monthly deductions for the Policy and any other riders will continue to be charged.

Policy and Rider Lapse Protection Feature

To the extent the Policy Surrender Value is insufficient to cover any monthly deductions while Rider benefits are being paid, the Policy will not lapse and all monthly deductions will be waived. This includes monthly deductions for other In Force riders. However, the death benefit amount protected by this feature will be limited, as explained in the Impact of Long-Term Care Rider Benefit Payments on the Death Benefit section of this Rider.

Premium requirements for any death benefit guarantee feature of the Policy or any elected rider are not waived. Once Rider benefits are no longer being paid, you may have to pay additional Premium and/or make loan repayments to prevent your Policy from lapsing.

Monthly LTC Benefit Report

While Rider benefits are being paid, a monthly report will be provided. This report will include: a) a record of Rider benefits paid during the month; b) an explanation of any changes in the Policy resulting from paying Rider benefits, such as, a change in the death benefit or Policy Surrender Values; and c) the amount of Rider benefits that remain to be paid.

ICC16-NWLA-523	9	(06/2016)

Impact of Long-Term Care Rider Benefit Payments on the Death Benefit and Death Benefit Proceeds

Death Benefit

Upon the death of the Insured, the death benefit will be calculated as follows:

1.

if the Insured’s death occurs while the Policy is not being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the death benefit will be the greater of a., or b., plus c., if applicable, where:

a.	is the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force), minus the LTC Benefit Payout Account; plus, as applicable;

i.	if Death Benefit Option 2 is in effect, the Policy Value; or

ii.	if Death Benefit Option 3 is in effect, the Returnable Accumulated Premium;

b.

is the Policy Value minus the LTC Benefit Payout Account, multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table in the Policy Specification Pages at the Insured’s Attained Age on their date of death; and

c.	is the death benefit provided by the Accidental Death Benefit Rider if elected and In Force; or

2.	if the Insured’s death occurs while the Policy is being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the death benefit will be the greater of a. or b.:

a.	the LTC Rider Specified Amount applied to the elected death benefit option minus the LTC Benefit Payout Account; or

b.

the Policy Value minus the LTC Benefit Payout Account, multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table in the Policy Specification Pages at the Insured’s Attained Age on their date of death.

Death Benefit Proceeds

The Death Benefit Proceeds will be calculated using the result of 1 or 2 minus the following, as applicable:

1.	any Indebtedness; and

2.	if this Policy is in a grace period on the date of the Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy charges;

b.	an amount equal to Premium sufficient to meet the requirements of any death benefit guarantee feature or no-lapse guarantee feature of the Policy, if applicable; or

c.	an amount equal to Premium sufficient to meet the requirements of any elected death benefit guarantee rider or no-lapse guarantee rider, if applicable.

Notwithstanding the result of the applicable calculation, the Benefit Proceeds payable will never be less than zero.

Impact of Long-Term Care Benefit on Policy Surrender Value and Accelerated Death Benefit Rider Values

Policy Surrender and Loan Values

The amount available for a full or partial Surrender or Policy loan is the respective amount otherwise available under the Policy minus the LTC Benefit Payout Account.

Accelerated Death Benefit Riders

While the Policy is being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the amount available to be accelerated under any other rider will be limited to the LTC Rider Specified Amount.

In addition, at any time when Rider benefits have been paid, the amount available to be accelerated under any other rider attached to the Policy will be reduced by the LTC Benefit Payout Account.

Impact of Partial Surrenders on Rider Benefits

Rider benefits may be affected any time a partial Surrender is taken. Taking partial Surrenders may reduce the Maximum Lifetime LTC Benefit and the Maximum Monthly LTC Rider Benefit. Requests for a partial Surrender that would result in a decrease of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) and would cause the LTC Rider Specified Amount to be less than the greater of the Minimum LTC Rider Specified Amount or the LTC Benefit Payout Account will not be permitted.

ICC16-NWLA-523	10	(06/2016)

Impact of Loans on Rider Benefits

Rider benefits may be affected: a) any time a Policy loan is taken; b) Indebtedness is increased by loan interest charged; and c) any time a loan repayment is made. Taking Policy loans may reduce the Maximum Lifetime LTC Benefit and the available Maximum Monthly LTC Rider Benefit. Making loan repayments may increase the amount of benefits available.

If you take Policy loans, the Policy and attached riders may remain In Force as long as the Policy Surrender Value is greater than zero. Otherwise, your Policy may lapse subject to the Grace Period and the Policy and Rider Lapse Protection Feature sections of this Rider.

CLAIMS PROCESS

All Claims information and medical records must be submitted in English.

Notice of Claim

Written notice of a Claim must be given within thirty days after the Insured begins receiving Qualified Long-Term Care Services or as soon as reasonably possible. This notice must be sent to us at our Home Office. The notice should include your name, a brief statement that the Insured is receiving Qualified Long-Term Care Services, and the Policy number.

Claim Forms

When we receive the notice of a Claim, we will send the forms necessary for filing a Claim for benefits. If these forms are not sent within fifteen days after giving the notice, the Claim forms requirement of the Proof of Claim section of this Rider is met by giving us a written statement of the nature and extent of the Claim within the time limit stated in the Submission of Claims section of this Rider. The remaining requirements of the Proof of Claim section must still be met.

Submission of Claims

Written proof of Claim must be given to us at our Home Office within ninety days after such Claim arose. If it was not reasonably possible to give written proof in the time required, we shall not reduce or deny the Claim for this reason if the proof is given as soon as reasonably possible. In any event, the proof required must be given no later than one year from the time specified unless the Policy Owner was legally incapacitated.

Proof of Claim

Proof of Claim consists of detailed written documentation satisfactory to us that describes and confirms the Insured meets the requirements of the Eligibility for the Payment of Benefits section of this Rider including, but not limited to, submission of:

1.	completed Claim forms;
2.	a copy of the most recent certification that the Insured is Chronically Ill;

3.	a copy of the Insured’s current Plan of Care;

4.	copies of Insured’s medical records;

5.	copies of the licenses of the certifying Licensed Health Care Practitioner; and

6.	if a Long-Term Care Facility or Home Health Care Agency is being used to provide Qualified Long-Term Care Services to the Insured, copies of the facility’s or agency’s licenses.

We may also require proof that the Insured is receiving Qualified Long-Term Care Services during the Elimination Period and at the time of a Claim including, but not limited to, copies of LTC Service Providers’ daily notes of care and/or copies of itemized bills for Qualified Long-Term Care Services provided to the Insured. We will only use these to determine eligibility. They will not be used to determine the benefit amount.

Recertification Requirements

The recertification requirements consist of detailed written documentation satisfactory to us that describes and confirms the Insured continues to be Chronically Ill including, but not limited to, submission of:

1.	completed Claim forms;

2.	a copy of the most recent recertification that the Insured is Chronically Ill;

3.	a copy of the Insured’s current Plan of Care;

4.	copies of Insured’s medical records;

5.	copies of the licenses of the certifying Licensed Health Care Practitioner; and

6.	if a Long-Term Care Facility or Home Health Care Agency is being used to provide Qualified Long-Term Care Services to the Insured, copies of the facility’s or agency’s licenses.

Physical Examinations

Nationwide, at its own expense, has the right to have the Insured examined as often as we may reasonably require while Rider benefits are being paid, but no more frequently than every ninety calendar days.

Cross Border Rules

Rider benefits will be paid for similar Qualified Long-Term Care Services obtained in one of the states or jurisdictions within the United States, other than the State of Issue, if benefits for those services would have been paid in the State of Issue. This is irrespective of any facility licensing, certification or registration requirement (or similar requirements) differences between the states and jurisdictions.

ICC16-NWLA-523	11	(06/2016)

International Claims

The Insured is not required to return to the United States for certification. However, the Licensed Health Care Practitioner providing the certification or recertification must be licensed to practice in the United States, its territories or possessions.

It is the responsibility of the Policy Owner to determine if collecting Rider benefits outside the United States will subject the Policy Owner to taxation in the United States, taxation from the country of residence, or any other form of tax or legal consequence. Nationwide and its affiliates do not give tax or legal advice.

Time of Payment of Claims

Once the Elimination Period has been satisfied and Nationwide determines the Insured is eligible for benefits under this Rider, such benefits will be paid to the Policy Owner on a monthly basis.

Within thirty business days after receipt of a Claim for benefits under this Rider, we will:

1.	pay the Claim if it is a Clean Claim; or

2.	if the Claim is not a Clean Claim, send a written notice acknowledging the date we received the Claim and stating one of the following:

a.	we are declining to pay all or part of the Claim and the specific reason for denial; or

b.	that additional information is necessary to determine if all or any part of the Claim is payable. We will also provide an explanation as to the specific additional information that is necessary.

Within thirty business days after receipt of any requested additional information, if the result is then a Clean Claim, we will pay the benefit under this Rider. Otherwise, we will send a written notice that we are declining to pay all or part of the Claim. We will also provide the specific reason for denial.

Appeal of Determination That a Benefit Trigger is Not Met

If we determine that a Benefit Trigger under this Rider has not been met, we will follow internal and external review processes consistent with applicable laws and regulations in the State of Issue. Details and requirements of the review process will be provided at the time we send notice of a denied Claim.

Notice of Release

The Policy Owner must give immediate notice to us when the receipt of Qualified Long-Term Care Services by the Insured has ceased or is no longer required.

Legal Actions

No legal action may be brought to recover under this Rider after three years from the time written proof of Claim is required to be given, or as otherwise permitted by state law.

Secretary	President

ICC16-NWLA-523	12	(06/2016)

ACCELERATED DEATH BENEFIT FOR CHRONIC ILLNESS RIDER

Attached to and made a part of this Policy issued by

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

One Nationwide Plaza

Columbus, Ohio 43215-2220

Telephone: 1-800-848-6331

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Rider will not change, waive, or extend any part of the Policy. To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy, the provisions of this Rider control. Terms not defined in this Rider have the meaning given to them in the Policy.

This Accelerated Death Benefit for Chronic Illness (“CI”) Rider (“Rider”) provides for accelerations of a portion of the base Policy Specified Amount to be paid as an annual lump sum benefit, subject to the Availability of the CI Accelerated Death Benefit Payment, CI Unadjusted Payment Limits, Eligibility for the Payment of Benefits, and Claims Process sections of this Rider. This Rider only provides benefits based on the life of the primary Insured under the Policy.

This Rider is only available with a Policy that does not have a rider that accelerates the death benefit for long-term care attached.

This Rider is attached to a Policy that is non-participating, no dividends are payable. In addition, we reserve the right to limit availability of this Rider to certain products and underwriting classifications.

This Rider has no Surrender value or loan value.

DISCLOSURES

Because the benefit provided by this Rider is an acceleration of the Policy’s death benefit, the base Policy Specified Amount, any Extended No-Lapse Guarantee Value, Policy Value, Policy Surrender Value, and any benefits or credits calculated using those values, will be reduced if it is paid. Any required Premium or Policy charges based on the base Policy Specified Amount or Policy Value, will also be reduced. If a nonforfeiture option, such as extended term insurance or reduced paid-up insurance, is elected after an accelerated death benefit is paid or the Policy is reinstated, it will be based on the remaining reduced Policy Specified Amount.

If the Policy has charges deducted from a Policy Value and the Policy Surrender Value, and/or any Extended No-Lapse Guarantee Value, is reduced to zero by a CI Accelerated Death Benefit Payment and charges assessed for invoking this Rider, additional Premium will be required to be paid to prevent the Policy from lapsing.

TAXATION: This Rider is intended to provide a qualified accelerated death benefit under Section 101(g) of the Internal Revenue Code of 1986, as amended. Benefits paid under this Rider may be taxable. As with all tax matters, you should consult your personal tax advisor to assess the tax impact of taking this benefit.

THIS RIDER IS NOT MEDICARE SUPPLEMENT COVERAGE: If the Insured is eligible for Medicare, review the “Guide to Health Insurance for People with Medicare” available from us upon request. Receipt of an acceleration of the death benefit under this Rider may adversely affect your eligibility for governmental benefits or public assistance programs such as Medicaid. Assistance and advice should be obtained from social services agencies prior to receipt of any such payments.

The accelerated death benefit payment available under this Rider is not intended to qualify as longterm care insurance. This Rider does not provide any lapse protection.

There are no required Premiums or monthly charges for this Rider; however, a charge and deductions will apply on the CI Benefit Effective Date as described in the Impact of CI Accelerated Death Benefit Payment on the Policy provision of this Rider.

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ICC20-NWLA-567	Page 1	(08/2020)(002)

PLEASE READ THIS RIDER CAREFULLY	1

General Information Regarding this Rider	1

DISCLOSURES	1
TAXATION	1
THIS RIDER IS NOT MEDICARE SUPPLEMENT COVERAGE	1

TABLE OF CONTENTS	2

DEFINITIONS	3
Activities of Daily Living	3
CI Accelerated Death Benefit Payment	3
CI Accumulated Specified Amount Reductions	3
CI Benefit Effective Date	3
CI Eligible Specified Amount	3
CI Maximum Lifetime Specified Amount Reduction	3
CI Proportional Reduction Percentage	3
CI Specified Amount Reduction Factor	3
CI Unadjusted Payment Amount	4
Chronically Ill	4
Claim	4
Clean Claim	4
Cognitive Impairment	4
Elimination Period	4
Hands-On Assistance	4
Immediate Family	4
Licensed Health Care Practitioner	4
Maximum Annual CI Unadjusted Payment Amount	4
Maximum Remaining Lifetime CI Unadjusted Payment Amount	5
Medicare	5
Physician	5
Policy Surrender Value	5
Policy Value	5
Service	5
Standby Assistance	5
Substantial Assistance	5
Substantial Supervision	5
Written Certification	5

GENERAL RIDER PROVISIONS	5
Incontestability	5
Misstatement of Age or Sex	5
Termination	5

RIDER BENEFIT AVAILABILITY AND LIMITATIONS	6
Availability of the CI Accelerated Death Benefit Payment	6

Impact of Partial Surrenders on Rider Benefits	6
Impact of Indebtedness on Rider Benefits	6
CI Unadjusted Payment Limits	6

ELIGIBILITY FOR THE PAYMENT OF BENEFITS	6
CALCULATION	7
Requested CI Unadjusted Payment Amount	7
CI Accelerated Death Benefit Payment Calculation - Administrative Charge and Deductions	7

IMPACT OF CI ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY	7
Reduction of the Base Policy's Specified Amount	7
Effect of CI Accelerated Death Benefit Payments on Policy Values and Premium	7
Impact of CI Accelerated Death Benefit
Payments on the Policy's Death Benefit	8
Impact on Rights of Conversion	8

INTERACTION OF THIS RIDER WITH OTHER RIDERS	8
Accidental Death Benefits	8
Riders that Accelerate the Death Benefit for Terminal Illness	8
Riders that Accelerate the Death Benefit for Critical Illness	8
Waiver of Monthly Deductions	8
Waiver of Premium	8
Overloan Lapse Protection	8
Conditional Return of Premium	8
Periodic Access Minimum Surrender Value Rider	8
Periodic Access Minimum Surrender Value	9
Extended No-Lapse Guarantee Rider	9

CLAIMS PROCESS	9
Claim Forms	9
Submission of Claims	9
Proof of Claim	9
Payment of Claims	10
Right to Return CI Accelerated Death Benefit Payment	10

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ICC20-NWLA-567	Page 2	(08/2020)(002)

DEFINITIONS

Activities of Daily Living – Those activities that measure the Insured’s ability for self-care. This means the ability to perform these activities without Substantial Assistance. The six key Activities of Daily Living are:

1.	“Bathing” – washing oneself in either a tub or shower, or by sponge bath. Includes getting into and out of the tub or shower.

2.

“Continence” – ability to control one’s bowel and/or bladder function, including the ability to perform associated personal hygiene (including caring for a catheter or colostomy bag) when unable to control one’s bowel and/or bladder function.

3.	“Dressing” – getting clothes from the closet or drawers, putting on clothes, and attaching any necessary braces or prosthesis.

4.	“Eating” – feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table), or by a feeding tube or intravenously.

5.	“Toileting” – getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

6.	“Transferring” – moving in and out of a bed, chair, or wheelchair.

CI Accelerated Death Benefit Payment – The actual net benefit amount we will pay. It is equal to a CI Unadjusted Payment Amount reduced by the charges and adjustments described in the CI Accelerated Death Benefit Payment Calculation - Administrative Charge and Deductions section of this Rider.

CI Accumulated Specified Amount Reductions – The total amount of base Policy Specified Amount reductions made to date due to Claims paid under this Rider.

CI Benefit Effective Date – The date a Claim for a CI Accelerated Death Benefit Payment has been approved by us. The CI Benefit Effective Date is stated in the disclosure statement and endorsement issued at the time of a Claim and CI Accelerated Death Benefit Payment, respectively.

CI Eligible Specified Amount – A reference value used to calculate the CI Unadjusted Payment Amount. The CI Eligible Specified Amount is equal to the base Policy Specified Amount in effect on each respective CI Benefit Effective Date, excluding any term insurance rider specified amount and accidental death benefits, after:

1.	the death benefit option has been changed to Death Benefit Option 1 (level) on the first CI Benefit Effective Date, if applicable;

2.	any benefit payments from any other riders that accelerate the death benefit have been paid;

3.	subtracting any portion of the base Policy’s Specified Amount scheduled to terminate in twelve months or less; and

4.	adding the dollar amount of any reductions to the base Policy’s Specified Amount resulting from the payment of all prior CI Accelerated Death Benefit Payments.

CI Maximum Lifetime Specified Amount Reduction – The maximum dollar amount by which the base Policy’s Specified Amount is permitted to be reduced due to Claims paid under this Rider. The CI Maximum Lifetime Specified Amount Reduction is stated in the Policy Specification Pages.

CI Proportional Reduction Percentage – A value used to reduce the Policy Value and other benefits and charges of the Policy and other riders as applicable. The CI Proportional Reduction Percentage is equal to:

1.	the dollar amount of the base Policy Specified Amount after reduction on a CI Benefit Effective Date; divided by,

2.	the dollar amount of the base Policy Specified Amount immediately prior to reduction on a CI Benefit Effective Date.

CI Specified Amount Reduction Factor – A value used to reduce the base Policy Specified Amount. The CI Specified Amount Reduction Factor is equal to the lesser of the applicable Guaranteed Maximum CI Specified Amount Reduction Factor stated in the Policy Specification Pages or a non-guaranteed CI Specified Amount Reduction Factor determined by us using:

1.	a mortality assumption which may vary by the Attained Age and sex of the Insured; and

2.	an interest rate that will not exceed the greater of:

a.	the then current yield on 90-day treasury bills available on the applicable CI Benefit Effective Date; or

Continued on next page

ICC20-NWLA-567	Page 3	(08/2020)(002)

b.

the then current maximum adjustable policy loan interest rate based on the Moody’s Corporate Bond Yield Averages – Monthly Average Corporates published by Moody’s Investor Service, Inc., or successor thereto, for the calendar month ending two months before the applicable CI Benefit Effective Date. The policy loan interest rate that is permitted under the NAIC Model Policy Loan Interest Rate Bill (#590).

Notwithstanding the above, the CI Specified Amount Reduction Factor will be calculated so that the CI Accelerated Death Benefit Payment will be at least equal to:

1.	the Policy Surrender Value; multiplied by,

2.	one minus the CI Proportional Reduction Percentage.

CI Unadjusted Payment Amount – A dollar amount used to calculate CI Accelerated Death Benefit Payments and associated base Policy Specified Amount reductions. The minimum and maximum CI Unadjusted Payment Amount available on any CI Benefit Effective Date is subject to the Availability of the CI Accelerated Death Benefit Payment and CI Unadjusted Payment Limits sections of this Rider.

Chronically Ill – An Insured who has been certified by a Licensed Health Care Practitioner, other than an owner or employee of a Service provider, the Policy Owner, Insured, or Immediate Family of the Policy Owner or Insured, as:

1.	being unable to perform, without Substantial Assistance from another individual, at least two Activities of Daily Living for a period of at least ninety days due to a loss of functional capacity; or

2.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment.

Claim – A request for payment of benefits under this Rider, regardless of whether the benefit claimed is covered or any terms or conditions of this Rider have been met.

Clean Claim – A Claim that has no defects, errors, or omissions, including any lack of required substantiating documentation, that prevents timely payment of a Claim.

Cognitive Impairment – A deficiency in the Insured’s short or long-term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness. Included are nervous or mental disorders of organic origin, including Alzheimer’s Disease and senile dementia, which are determined by clinical diagnosis or tests.

Elimination Period – A period of ninety calendar days beginning on the applicable date of Written Certification. No Rider benefits are payable during an Elimination Period.

Hands-On Assistance – The physical assistance of another person without which the individual would be unable to perform the Activities of Daily Living.

Immediate Family – The Insured’s or Policy Owner’s spouse or other legally recognized partner and anyone who is related to you or the Insured, including: children and grandchildren; parents and grandparents; brothers and sisters; aunts and uncles; cousins; including adopted, in-laws, and step-relatives of any of the listed persons and any of their spouses or legally recognized partners.

Licensed Health Care Practitioner – A Physician, as defined in §1861(r)(1) of the Social Security Act, as amended, a registered professional nurse, licensed social worker or other individual who meets requirements prescribed by the Secretary of the Treasury. The Licensed Health Care Practitioner must be acting within the scope of his or her license when providing a Written Certification that the Insured is Chronically Ill.

Maximum Annual CI Unadjusted Payment Amount – A reference value used to calculate available Rider benefits. Subject to the Availability of the CI Accelerated Death Benefit Payment and CI Unadjusted Payment Limits sections of this Rider, on any CI Benefit Effective Date, it is equal to the lesser of:

1.	the CI Eligible Specified Amount multiplied by the Maximum Annual CI Unadjusted Payment Percentage stated in the Policy Specification Pages;

2.	the Maximum Annual CI Unadjusted Payment Dollar Amount stated in the Policy Specification Pages; or

3.	the HIPAA per diem allowed by the Health Insurance Portability and Accountability Act, as amended, for the calendar year in which a CI Accelerated Death Benefit Payment is paid multiplied by 365.

Continued on next page

ICC20-NWLA-567	Page 4	(08/2020)(002)

Maximum Remaining Lifetime CI Unadjusted Payment Amount – A reference value used to calculate available Rider benefits. On any CI Benefit Effective Date, the Maximum Remaining Lifetime CI Unadjusted Payment Amount is equal to the lesser of:

1.	the CI Maximum Lifetime Specified Amount Reduction minus the then current CI Accumulated Specified Amount Reductions; divided by, the applicable CI Specified Amount Reduction Factor; or

2.

the base Policy’s then current Specified Amount, minus the Minimum Specified Amount stated in the Policy Specification Pages, plus the dollar amount of any additional paid-up insurance in effect on the applicable CI Benefit Effective Date; divided by, the applicable CI Specified Amount Reduction Factor.

Medicare – The Health Insurance for the Aged Act, Title XVIII of the Social Security Amendments of 1965 as then constituted or later amended.

Physician – A person licensed to practice medicine or surgery in the state where such functions are performed, as defined in §1861(r)(1) of the Social Security Act, as amended. The Physician must perform only those services permitted by his or her license.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the Policy is a universal life insurance policy or Cash Surrender Value if the Policy is a variable universal life insurance policy or whole life insurance policy.

Policy Value – Policy Value means the Accumulated Value if the Policy is a universal life insurance policy or Cash Value if the Policy is a variable universal life insurance policy or whole life insurance policy.

Service – Necessary diagnostic, preventive, therapeutic, curative, treatment, mitigation and rehabilitative services, and maintenance or personal care Services required by a Chronically Ill individual.

Standby Assistance – The presence of another person within arm’s reach of the individual that is necessary to prevent, by physical intervention, injury to the individual while the individual is performing the Activities of Daily Living. An example is being ready to catch the individual if the individual falls while getting into or out of the bathtub or shower as part of bathing; or being ready to remove food from the individual’s throat if the individual chokes while eating.

Substantial Assistance – Hands-On Assistance and/or Standby Assistance.

Substantial Supervision – Continual supervision by another person. This may include cuing by verbal prompting, gestures or other demonstrations and must be necessary to protect an individual with severe Cognitive Impairment from threats to his or her health or safety (such as may result from wandering).

Written Certification – A written document based on an assessment by a Licensed Health Care Practitioner, other than an owner or employee of a Service provider, the Policy Owner, the Insured, or any Immediate Family of the Policy Owner or Insured, stating that the Insured is Chronically Ill and is expected to need Substantial Assistance with Activities of Daily Living or Substantial Supervision to protect the Insured from threats to health and safety due to Cognitive Impairment for the remainder of their life.

GENERAL RIDER PROVISIONS

Incontestability

If the Policy has been In Force for less than two years from the Policy Date, effective date of a base Policy Specified Amount increase, or a reinstatement date, a Claim for benefits under this Rider will be subject to the Incontestability section of the Policy.

Misstatement of Age or Sex

If there is a misstatement or error in the Issue Age or sex of the Insured, the benefits provided by this Rider will be based on the base Policy Specified Amount that would have been provided at the correct Issue Age or sex and the applicable CI Specified Amount Reduction Factor at the correct Issue Age or sex.

Termination

This Rider terminates on the earliest of the following:

1.	the Policy Monthaversary on or next following the date we receive your written request to terminate this Rider or add a rider that provides long-term care benefits;

2.	upon termination of the Policy to which this Rider is attached;

3.	a rider that provides overloan lapse protection, if applicable, is invoked; or

4.	the Insured’s date of death.

Coverage will terminate at midnight Eastern Standard Time on any given termination date. Upon termination of this Rider, the Rider benefit will no longer be available.

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ICC20-NWLA-567	Page 5	(08/2020)(002)

Termination of the Rider, except due to a full Surrender of the Policy, will not prevent the payment of any accelerated death benefits for a Chronic Illness that occurred while the Rider was In Force, except when amounts have been paid or are payable as the death benefit. If termination of this Rider is due to a full Surrender of the Policy, no benefit will be payable under this Rider.

RIDER BENEFIT AVAILABILITY AND LIMITATIONS

Availability of the CI Accelerated Death Benefit Payment

The CI Accelerated Death Benefit Payment is only available when:

1.	the Insured is living and the Policy has not been fully Surrendered;

2.	no CI Accelerated Death Benefit Payment has been paid within the last twelve months;

3.	the Maximum Remaining Lifetime CI Unadjusted Payment Amount is greater than zero; and

4.	we have received a signed acknowledgment of concurrence with the payment from all assignees, irrevocable beneficiaries, or other parties with an interest in the Policy.

The CI Accelerated Death Benefit Payment is not available when any of the above conditions are not met or if:

1.	the condition a Claim is based on is the result of an intentionally self-inflicted injury or attempted suicide, while sane or insane;

2.	applicable law requires this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

3.	you are required by a government agency to claim this benefit in order to apply for, obtain, or keep a government benefit or entitlement.

Impact of Partial Surrenders on Rider Benefits

Taking partial Surrenders may reduce the base Policy’s Specified Amount and the corresponding Maximum Remaining Lifetime CI Unadjusted Payment Amount and the Maximum Annual CI Unadjusted Payment Amount.

Impact of Indebtedness on Rider Benefits

Outstanding Indebtedness on a CI Benefit Effective Date will result in a deduction from the CI Unadjusted Payment Amount that will be applied to reduce the Indebtedness as described in the CI Accelerated Death Benefit Payment Calculation - Administrative Charge and Deductions section. If Indebtedness is great enough, it may result in the entire CI Unadjusted Payment Amount, after deduction of the CI Rider administrative charge and any unpaid Premium or Policy charges, being applied as a Policy loan repayment. If Indebtedness remains after application of the entire CI Unadjusted Payment Amount as a Policy loan repayment, after deduction of the CI Rider administrative charge and any unpaid Premium or Policy charges, an additional Policy loan repayment may be required to keep the Policy In Force.

CI Unadjusted Payment Limits

We reserve the right to limit the CI Unadjusted Payment Amount such that, on any CI Benefit Effective Date:

1.	the CI Unadjusted Payment Amount does not exceed the Maximum Annual CI Unadjusted Payment Amount or the then current Maximum Remaining Lifetime CI Unadjusted Payment Amount;

2.

the CI Unadjusted Payment Amount must be at least the lesser of the Minimum CI Unadjusted Payment Amount stated in the Policy Specification Pages or the Maximum Remaining Lifetime CI Unadjusted Payment Amount; and

3.	the Policy is not disqualified as life insurance as defined in the Internal Revenue Code of 1986, as amended.

ELIGIBILITY FOR THE PAYMENT OF BENEFITS

Subject to the Availability of the CI Accelerated Death Benefit Payment and CI Unadjusted Payment Limits sections and the Claims Process provision of this Rider, a CI Accelerated Death Benefit Payment will be payable if all of the following requirements are met at the time of each respective Claim:

1.

we have received Written Certification dated within thirty days prior to submission of a Claim stating that the Insured is Chronically Ill and is expected to need Substantial Assistance with Activities of Daily Living or Substantial Supervision to protect the Insured from threats to health and safety due to Cognitive Impairment for the remainder of their life; and

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ICC20-NWLA-567	Page 6	(08/2020)(002)

2.

the Elimination Period has been satisfied for the first Claim, and for any subsequent Claim that is submitted more than ninety calendar days after the anniversary of the most recent prior CI Benefit Effective Date.

CI ACCELERATED DEATH BENEFIT PAYMENT CALCULATION

Requested CI Unadjusted Payment Amount

Subject to the Availability of the CI Accelerated Death Benefit Payment and CI Unadjusted Payment Limits sections of this Rider, the Policy Owner may request a CI Unadjusted Payment Amount equal to or less than the available Maximum Annual CI Unadjusted Payment Amount on the applicable CI Benefit Effective Date. Choosing an amount less than the available Maximum Annual CI Unadjusted Payment Amount could extend the length of time Rider benefits are payable. In addition, the CI Specified Amount Reduction Factors may be lower as the Insured’s Attained Age increases. However, the Maximum Annual CI Unadjusted Payment Amount is not cumulative, taking less than the available Maximum Annual CI Unadjusted Payment Amount does not increase the available Maximum Annual CI Unadjusted Payment Amount in succeeding Policy Years.

At no time will a CI Unadjusted Payment Amount be allowed to exceed the maximums described in the CI Unadjusted Payment Limits section of this Rider.

The requested CI Unadjusted Payment Amount must also be greater than or equal to the lesser of Minimum CI Unadjusted Payment Amount stated in the Policy Specification Pages or the Maximum Remaining Lifetime CI Unadjusted Payment Amount.

CI Accelerated Death Benefit Payment Calculation – Administrative Charge and Deductions

The CI Accelerated Death Benefit Payment is equal to the CI Unadjusted Payment Amount on the applicable CI Benefit Effective Date minus the following charge and deductions in the order listed:

1.

the CI Rider administrative charge is stated in the disclosure statement issued at the time of a Claim and at the time the CI Accelerated Death Benefit Payment is made. The Guaranteed Maximum CI Rider Administrative Charge is stated in the Policy Specification Pages;

2.	any due and unpaid Premium and/or Policy charges, if the Policy is in a grace period, will be applied to the Policy as Premium to pay the due and unpaid Premium and/or Policy charges; and

3.	a portion of the CI Unadjusted Payment Amount equal to any Indebtedness multiplied by, the number one minus the CI Proportional Reduction Percentage, which will be applied as a loan repayment.

IMPACT OF CI ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY

Reduction of the Base Policy’s Specified Amount

On each CI Benefit Effective Date, the base Policy’s Specified Amount will be reduced by subtracting a dollar amount equal to: the CI Unadjusted Payment Amount multiplied by the applicable CI Specified Amount Reduction Factor.

The result of this calculation will be reduction of the base Policy’s Specified Amount by more than the CI Unadjusted Payment Amount.

Effect of CI Accelerated Death Benefit Payments on Policy Values and Premium

If a Claim for the CI Accelerated Death Benefit Payment is approved by us, each of the following Policy elements are reduced by multiplying them by the CI Proportional Reduction Percentage:

1.	if greater than zero, any Policy Value, and any Extended No-Lapse Guarantee Value, in the order stated in the Policy for partial Surrenders if applicable;

2.	any required Premium for the Policy, Policy features, and any attached riders;

3.	the coverage amounts and Policy Value of any paid-up insurance; and

4.	any dividends.

Any other Policy charges and Policy Values in effect at the time the request for payment is processed under this Rider may change to reflect the new base Policy Specified Amount, any Policy Value, and any Extended No-Lapse Guarantee Value.

If a nonforfeiture option, such as extended term insurance or reduced paid-up insurance, is available in the Policy and is elected, it will be based on the remaining reduced Policy Value. If the Policy is reinstated after an accelerated death benefit is paid, it will be based on the reduced base Policy Specified Amount.

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ICC20-NWLA-567	Page 7	(08/2020)(002)

If a CI Benefit Effective Date coincides with a Policy Monthaversary, any reduction in Policy Values will occur prior to the calculation of any required Premium, Policy charges, credits, and Extended No-Lapse Guarantee Value, if applicable.

Impact of CI Accelerated Death Benefit Payments on the Policy’s Death Benefit

If the Policy provides electable death benefit options and the death benefit option in effect on the first CI Benefit Effective Date is not already Death Benefit Option 1 (level), the death benefit option will be changed to Death Benefit Option 1 (level) prior to determination of the CI Unadjusted Payment Amount.

No death benefit option changes, if applicable, will be permitted after the first CI Benefit Effective Date.

In addition, no base Policy Specified Amount increases will be permitted after the first CI Benefit Effective Date.

The Policy’s death benefit will be determined using the base Policy Specified Amount in effect on the Insured’s date of death.

Impact on Rights of Conversion

Any right of conversion provided for in a term Policy will no longer be permitted once a Claim has been approved under this Rider.

INTERACTION OF THIS RIDER WITH OTHER RIDERS

At any time when CI Accelerated Death Benefit Payments have been paid, the base Policy Specified Amount available to be accelerated under any other rider attached to the Policy, will be limited to the base Policy Specified Amount after reduction as described in the Reduction of the Base Policy’s Specified Amount section of this Rider.

Accidental Death Benefits

Any accidental death benefit provided by the Policy or any attached riders, is not available for accelerated death benefit payments and will not be affected by CI Accelerated Death Benefit Payments.

Riders that Accelerate the Death Benefit for Terminal Illness

If the Insured makes a Claim for benefits under this Rider and a rider to the Policy that permits acceleration of the death benefit for Terminal Illness at the same time, benefits will first be payable under the rider that accelerates the death benefit for Terminal Illness. Any CI Accelerated Death Benefit Payment payable will be based on the CI Eligible Specified Amount after reduction for payment of the accelerated death benefit for Terminal Illness.

Riders that Accelerate the Death Benefit for Critical Illness

If the Insured makes a Claim for benefits under this Rider and a rider to the Policy that permits acceleration of the death benefit for Critical Illness at the same time, benefits will first be payable under the rider that accelerates the death benefit for Critical Illness. Any CI Accelerated Death Benefit Payment payable will be based on the CI Eligible Specified Amount after reduction for payment of the accelerated death benefit for Critical Illness.

Waiver of Monthly Deductions

At any time when CI Accelerated Death Benefit Payments have been paid, the dollar amount of monthly charge deductions waived under a rider to the Policy will be calculated using the reduced base Policy Specified Amount and Policy Value.

Waiver of Premium

Waiver of premium benefits provided by a rider to the Policy will not be affected by CI Accelerated Death Benefit Payments.

Overloan Lapse Protection

Upon invoking a rider to the Policy that provides overloan lapse protection, this Rider will terminate.

Conditional Return of Premium

Before or in conjunction with submitting a Claim, the Policy Owner must request termination of any rider to the Policy that provides for a conditional return of Premium.

Periodic Access Minimum Surrender Value Rider

When a CI Accelerated Death Benefit Payment has been made under this Rider, if the Policy also has the Periodic Access Minimum Surrender Value Rider, the definition of Periodic Access Minimum Surrender Value is deleted in its entirety and is replaced with the following:

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ICC20-NWLA-567	Page 8	(08/2020)(002)

Periodic Access Minimum Surrender Value – The greater of:

1.	the Net Surrender Value after any applicable reduction for benefits paid under a rider; or

2.	the sum of:

a.	the lesser of:

i.

the base Policy’s Specified Amount at the time of the full Surrender, plus the Unadjusted Payment if the Accelerated Death Benefit for Terminal Illness Rider has been invoked, plus the total of all reductions to the base Policy’s Specified Amount due to the payment of benefits from this Rider, and any other rider that reduces the base Policy’s Specified Amount when a benefit is paid; multiplied by, the Periodic Access Minimum Surrender Value Specified Amount Percentage stated in the Policy Specification Pages; or

ii.	the Adjusted Accumulated Premium; multiplied by, the applicable Periodic Access Minimum Surrender Value Adjusted Accumulated Premium Percentage stated in the Policy Specification Pages;

b.

minus any Indebtedness, the Unadjusted Payment if the Accelerated Death Benefit for Terminal Illness Rider is invoked, the total of all reductions to the base Policy’s Specified Amount due to the payment of benefits from this Rider, and any other rider that reduces the base Policy’s Specified Amount when a benefit is paid, and/or the total of any long-term care benefits paid, if applicable; and

c.	if this Policy is in a grace period on the date the Policy is Surrendered, minus:

i.	any due and unpaid monthly deductions and other Policy and rider charges; or

ii.

if applicable and less than i., an amount equal to Premium sufficient to meet the requirements of the Initial No-Lapse Guarantee Policy Continuation or Extended No-Lapse Guarantee Policy Continuation sections of the Policy or Extended No-Lapse Guarantee Rider.

Extended No-Lapse Guarantee Rider

If the Policy has an Extended No-Lapse Guarantee Rider, the Extended No-Lapse Guarantee Value will be proportionally reduced on each CI Benefit Effective Date by multiplying the Extended No-Lapse Guarantee Value by the CI Proportional Reduction Percentage and the amount of Premium required to keep the Extended No-Lapse Guarantee Value greater than or equal to zero will be recalculated.

CLAIMS PROCESS

All Claims information and medical records must be submitted in English.

Claim Forms

When we receive notice of a Claim, we will send the forms necessary for filing a Claim for benefits. If these forms are not sent within fifteen days after giving the notice, the Claim forms requirement of the Proof of Claim section of this Rider is met by giving us a written statement of the nature and extent of the Claim within the time limit stated in the Submission of Claims section of this Rider. The remaining requirements of the Proof of Claim section must still be met.

We will also send you and any irrevocable Beneficiary a disclosure statement demonstrating the effect of the accelerated death benefit on the Policy Value, base Policy Specified Amount, Premium and/or Policy charges, and Indebtedness.

Submission of Claims

Subsequent Claims, after the first Claim is paid, will not be accepted more than thirty days prior to the anniversary of the prior CI Benefit Effective Date. To avoid a new Elimination Period, subsequent Claims, after the first Claim is paid, must be received within ninety days after the anniversary of the prior CI Benefit Effective Date.

Proof of Claim

Proof of Claim consists of detailed written documentation satisfactory to us that describes and confirms the Insured meets the requirements of the Eligibility for the Payment of Benefits provision of this Rider including, but not limited to, submission of:

1.	completed Claim forms;

2.	a Written Certification dated within thirty days prior to submission of a Claim;

3.	copies of all of the Insured’s medical records; and

4.	copies of the licenses of the certifying Licensed Health Care Practitioner.

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ICC20-NWLA-567	Page 9	(08/2020)(002)

To confirm benefit eligibility, we may also require a second medical opinion and a physical examination of the Insured by a Licensed Health Care Practitioner to whom we refer the Insured. Should the second medical opinion differ from the opinion of the Insured’s Licensed Health Care Practitioner, then the opinion of a third Licensed Health Care Practitioner, acceptable to both parties, will serve as the final determinant of whether benefit eligibility is satisfied, including any additional physical examination. Any fee for a second or third medical opinion, and any associated physical examinations, will be at our expense.

Nationwide reserves the right to require that the Insured, at their own expense for any necessary travel, be physically present in the United States, its territories or possessions, at the time of obtaining a Written Certification and at the time any second or third medical opinion and physical examinations are obtained. Nationwide also reserves the right to request additional medical information from the Licensed Health Care Practitioner providing the Written Certification or any Licensed Health Care Practitioner who has treated the Insured.

Payment of Claims

Once Nationwide determines the Insured is eligible for benefits under this Rider, such benefits will be paid to the Policy Owner.

After receipt of a Claim for benefits under this Rider, we will:

1.	pay the Claim immediately if it is a Clean Claim; or

2.	if the Claim is not a Clean Claim, send a written notice within thirty business days acknowledging the date we received the Claim and stating one of the following:

a.	we are declining a Claim and the specific reason for denial; or

b.	that additional information is necessary to determine if all or any part of the Claim is payable. We will also provide an explanation as to the specific additional information that is necessary.

After receipt of any requested additional information, if the result is then a Clean Claim, we will immediately pay the benefit under this Rider. Otherwise, we will send a written notice that we are declining to pay all or part of the Claim. We will also provide the specific reason for denial.

If Nationwide is notified of the Insured’s death prior to the CI Benefit Effective Date, no payment will be made under this Rider and the death benefit will be calculated per the terms of the Policy. However, this provision will not apply to any payment made by us before receiving written notice of the Insured’s death at our Home Office listed on the face page of the Policy.

Any CI Accelerated Death Benefit Payment will be paid to the Policy Owner, or the Policy Owner’s estate while the Insured is living, unless the benefit has been otherwise assigned or designated by the Policy Owner.

When a CI Accelerated Death Benefit Payment is paid, we will send you and any irrevocable Beneficiary a disclosure statement stating the effect of the acceleration of death benefits on the Policy Value, base Policy Specified Amount, Premium and/or Policy charges, and Indebtedness. We will also send you an endorsement to the Policy.

Right to Return CI Accelerated Death Benefit Payment

To be certain you are satisfied with the CI Accelerated Death Benefit Payment, you have a thirty day “free look.” Within thirty days of receipt of a CI Accelerated Death Benefit Payment, you may return the payment to our Home Office stated on the face page of the Policy. We will then void the CI Accelerated Death Benefit Payment as if it had never been made and restore the Policy, including any charges and adjustments. If you return the CI Accelerated Death Benefit Payment in accordance with this section, you may apply for the benefit provided by this Rider again at a later date; however, the date the returned CI Accelerated Death Benefit Payment was paid will not count as a CI Benefit Effective Date for any purpose including determining whether the Elimination Period must be satisfied.

Secretary	President

ICC20-NWLA-567	Page 10	(08/2020)(002)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

One Nationwide Plaza

Columbus, Ohio 43215-2220

Overloan Lapse Protection Rider II

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Coverage Start Date and will be different from that of the Policy if this Rider is issued after the Policy Date.

General Information Regarding this Rider

The Overloan Lapse Protection Rider II (“Rider”) is made part of the Policy to which it is attached on the Coverage Start Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider, upon invocation, prevents the Policy from lapsing due to Indebtedness by providing a guaranteed paid-up insurance benefit. There is no charge for this Rider unless it is invoked. This Rider has no Policy Value and no loan value.

Purpose

Upon invocation, this Rider provides lapse protection for policies with outstanding Indebtedness (and LTC Benefits, if applicable) by providing a guaranteed paid-up insurance benefit. Invocation of the Rider enables you to avoid the negative tax consequences associated with this Policy lapsing when the Policy Surrender Value is substantially depleted due to outstanding loans. Invocation of this Rider may result in tax consequences associated with the Rider charge and any required partial Surrenders. Consult a qualified tax advisor for more details.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Coverage Start Date – The date coverage under this Rider commences. The Coverage Start Date will be the Policy Date unless this Rider is issued after the Policy is issued. If issued after the Policy Date, the Coverage Start Date will be stated in reissued Policy Specification Pages.

LTC Benefits – The total of any benefits paid under a long-term care rider as of the date this Rider is invoked.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the base Policy is a universal life insurance policy or Cash Surrender Value if the base Policy is a variable universal life insurance policy.

Policy Value – Policy Value means the Accumulated Value if the base Policy is a universal life insurance policy or Cash Value if the base Policy is a variable universal life insurance policy.

Rider Charge Rate – The percentage of the Policy Value taken as the charge for invoking this Rider. This rate varies by the elected life insurance qualification test (elected at the time of application and stated in the Policy Specification Pages) and by Attained Age of the Insured (or younger Insured if this Rider is attached to a survivorship policy) at the time this Rider is invoked.

Incontestability

After this Rider has been In Force during the lifetime of the Insured (in the case of a survivorship policy, the Surviving Insured) for two years from the Coverage Start Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

If the age or sex of either Insured has been misstated, the charges and benefits of this Rider will be adjusted on the same basis as the death benefit under the Policy to which it is attached.

Reinstatement

This Rider can be reinstated on the same terms as the Policy to which it is attached.

Rider Charge

There is no charge or cost for this Rider unless the Policy Owner invokes it. Invocation of this Rider may result in tax consequences associated with the Rider charge. If this Rider is invoked, the one-time Rider charge is equal to (1) multiplied by (2), where:

1.	is the Policy Value; and

ICC20-NWLA-594	Page 1	(08/2020)(001)

2.	is the Rider Charge Rate stated in the Policy Specification Pages for the younger Insured’s Attained Age.

This one-time Rider charge may include a margin for overall expenses, profit, and for funding any required reserve associated with this Rider. The Rider Charge Rate may vary based upon the life insurance qualification test elected at the time of application and stated in the Policy Specification Pages.

The Rider Charge Rate is non-guaranteed and will be determined by us from time to time, based on our expectations as to future experience for factors such as mortality, persistency, expenses, including reinsurance expenses, investment, and taxes. However, it will never exceed the Guaranteed Maximum Overloan Lapse Protection Rider II Charge Rates stated in the Policy Specification Pages.

Any changes to the Rider Charge Rate will be on a uniform basis for Insureds with the same life insurance qualification test and the same combination of Attained Age whose policies have been In Force for the same length of time.

If the Policy Value, minus the sum of Indebtedness and LTC Benefits (if any), is not sufficient to cover the charge for this Rider, a loan repayment sufficient to cover the charge for this Rider will be required.

Invocation Requirements

You must submit a request to our Home Office on a form we provide directing us to invoke this Rider.

To invoke this Rider, the Policy must meet all of the following conditions:

1.	the Policy is In Force and has reached the fifteenth Policy Anniversary;

2.	the Insured (or younger Insured if this Rider is attached to a survivorship policy) must be at least Attained Age 65;

3.

the Policy is issued under either (a) the Cash Value Accumulation Test, or (b) the Guideline Premium/Cash Value Corridor Test of Section 7702 of the Internal Revenue Code, as amended. If the policy is issued under the Guideline Premium/Cash Value Corridor Test, all amounts required to be withdrawn so that the Policy continues to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended, must be taken as partial Surrenders; and

4.

the Policy has Indebtedness, and the Indebtedness plus LTC Benefits (if any) exceeds a specified percentage of the Policy Value, both before and after any required partial Surrenders or loan repayments are processed. This percentage is called the “Trigger Point” and varies by elected life insurance qualification test (elected at the time of application and stated in the Policy Specification Pages) and Attained Age of the Insured (or younger Insured if this Rider is attached to a survivorship policy). The Trigger Points are stated in the Policy Specification Pages.

We will notify you the first time the requirements for invoking this Rider are met at which time you may choose to invoke this Rider. If the Policy meets all of the above requirements and you do not choose to invoke the Rider, you still have the right to invoke the Rider at a later date as long you notify us in writing before the end of any grace period and the above requirements are met.

We will send you written notice at least thirty one days before the end of the Policy’s grace period that, if applicable, the benefit may be exercised. If you want to exercise the benefit, you must notify us in writing before the end of the grace period. If you receive written notice from us less than thirty one days before the end of the grace period, and you want to exercise the benefit, you must notify us in writing no less than thirty days after receiving the notice.

Test for 7702 Compliance

When the requirements for invoking this Rider have been met, and you elect to invoke this Rider, the death benefit will be adjusted in two steps in compliance with Section 7702 of the Internal Revenue Code, as amended:

1.

the death benefit option will be changed to Death Benefit Option 1 if it is not already Option 1. The base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force, will not subsequently be adjusted to prevent the Net Amount At Risk from changing as a result of the death benefit option change; and

2.

if the base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force, is greater than the lowest death benefit that will qualify this Policy as life insurance under Section 7702 of the Internal Revenue Code, as amended, the base Policy Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force, will be reduced to equal the lowest death benefit that will qualify this Policy as life insurance immediately after the charge for this Rider is taken.

If this adjusted amount is not compliant with our interpretation of Section 7702 of the Internal Revenue Code, as amended, you will not be allowed to invoke this Rider.

ICC20-NWLA-594	Page 2	(08/2020)(001)

Operation of the Policy upon Invoking the Rider

After the charge for this Rider is taken from the Policy Value as described in the Rider Charge section, and the death benefit is adjusted as described in the Test for 7702 Compliance section, the following will occur:

1.	any outstanding Alternative Policy Loan, if applicable, will be changed to a Declared Rate Policy Loan;

2.	the Indebtedness will continue to grow at the Policy’s loan interest charged rate, but not to exceed the guaranteed maximum policy loan interest charged rate stated in the Policy Specification Pages;

3.

the Policy’s loan account, if any, will continue to grow at the Policy’s loan interest credited rate, but not less than the guaranteed minimum policy loan interest credited rate stated in the Policy Specification Pages;

4.

if the Policy offers investment options other than fixed interest crediting, then the remaining Policy Value, minus any Policy loan account, will be transferred to the Fixed Account (in some policies, this is referred to as the Fixed Interest Strategy) without regard to any otherwise applicable restrictions, and no subsequent transfers will be permitted. All Policy Value in Index Segments, if any, will be transferred to the Fixed Interest Strategy, and Index Segments will be terminated. Only Policy Value in Index Segments with Index Segment Maturity Dates that coincide with the date Policy Value is transferred to the Fixed Interest Strategy will receive Index Segment Interest.

5.

while the Policy is being kept In Force by this Rider, the Policy Value in the Fixed Account or Fixed Interest Strategy will be credited interest at a rate not less than the applicable guaranteed minimum interest crediting rate stated in the Policy Specification Pages. However, if interest charged on Indebtedness is higher than interest credited to the Policy loan account and/or the Fixed Account or Fixed Interest Strategy, the Net Surrender Value may become negative. On any day when the Policy Value of the Fixed Account or Fixed Interest Strategy is less than or equal to zero, we will credit interest to that account at a zero percent interest rate;

6.	no monthly deductions or other charges will be taken from the Policy Value;

7.	no further loans or partial Surrenders may be taken (with the exception of a any partial Surrender required to invoke this Rider);

8.	no further Premium payments or loan repayments will be allowed (with the exception of a loan repayment required to pay the one-time charge for this Rider);

9.	the death benefit and Death Benefit Proceeds will continue to be defined as outlined in the Policy; and

10.	the Policy Owner will be notified of the changes to the Policy.

The Policy will be guaranteed and placed in paid-up status.

Effect on Other Riders

Invoking this Rider will affect other riders and Policy provisions.

Riders

Upon invocation of this Rider, all elected riders will terminate, with the exception of the Additional Term Insurance Rider, if applicable.

Termination

This Rider terminates on the date the Policy terminates.

Secretary	President

ICC20-NWLA-594	Page 3	(08/2020)(001)

ACCELERATED DEATH BENEFIT FOR CRITICAL ILLNESS RIDER

Attached to and made a part of this Policy issued by

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

One Nationwide Plaza

Columbus, Ohio 43215-2220

Telephone: [1-800-848-6331]

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Rider will not change, waive, or extend any part of the Policy. To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy, the provisions of this Rider control. Terms not defined in this Rider have the meaning given to them in the Policy.

This Accelerated Death Benefit for Critical Illness (“CRI”) Rider (“Rider”) provides for accelerations of a portion of the base Policy Specified Amount to be paid as a lump sum benefit, subject to the Availability of the CRI Accelerated Death Benefit Payment, CRI Unadjusted Payment Limits, Eligibility for the Payment of Benefits, and Claims Process sections of this Rider. This Rider only provides benefits based on the life of the primary Insured under the Policy.

This Rider is attached to a Policy that is non-participating, no dividends are payable. In addition, we reserve the right to limit availability of this Rider to certain products and underwriting classifications.

This Rider has no Surrender value or loan value.

DISCLOSURES

Because the benefit provided by this Rider is an acceleration of the Policy’s death benefit, the base Policy Specified Amount, any Extended No-Lapse Guarantee Value, Policy Value, Policy Surrender Value, and any benefits or credits calculated using those values, will be reduced if it is paid. Any required Premium or Policy charges based on the base Policy Specified Amount or Policy Value, will also be reduced. If a nonforfeiture option, such as extended term insurance or reduced paid-up insurance, is elected after an accelerated death benefit is paid or the Policy is reinstated, it will be based on the remaining reduced Policy Specified Amount.

If the Policy has charges deducted from a Policy Value and the Policy Surrender Value, and/or any Extended No-Lapse Guarantee Value, is reduced to zero by a CRI Accelerated Death Benefit Payment and charges assessed for invoking this Rider, additional Premium will be required to be paid to prevent the Policy from lapsing.

TAXATION: Benefits paid under this Rider are intended to be excludable from the recipient’s gross income, under section 104(a)(3) of the Internal Revenue Code of 1986, as amended, to the extent they are attributable to the recipient’s after-tax contributions. Benefits paid under this Rider may be taxable. As with all tax matters, you should consult your personal tax advisor to review and assess the tax impact of taking benefits under this Rider given your particular circumstances. Benefits paid under this Rider may be taxable. As with all tax matters, you should consult your personal tax advisor to assess the tax impact of taking this benefit.

THIS RIDER IS NOT MEDICARE SUPPLEMENT COVERAGE: If the Insured is eligible for Medicare, review the “Guide to Health Insurance for People with Medicare” available from us upon request. Receipt of an acceleration of the death benefit under this Rider may adversely affect your eligibility for governmental benefits or public assistance programs such as Medicaid. Assistance and advice should be obtained from social services agencies prior to receipt of any such payments.

The accelerated death benefit payment available under this Rider is not intended to qualify as longterm care insurance. This Rider does not provide any lapse protection.

There are no required Premiums or monthly charges for this Rider; however, a charge and deductions will apply on the CRI Benefit Effective Date as described in the Impact of CRI Accelerated Death Benefit Payment on the Policy provision of this Rider.

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ICC20-NWLA-606	Page 1	(10/2020)(001)

PLEASE READ THIS RIDER CAREFULLY	1

General Information Regarding this Rider	1

DISCLOSURES	1
TAXATION	1
THIS RIDER IS NOT MEDICARE SUPPLEMENT COVERAGE	1

TABLE OF CONTENTS	2

DEFINITIONS	3
Acute	3
CRI Accelerated Death Benefit Payment	3
CRI Accumulated Specified Amount Reductions	3
CRI Benefit Effective Date	3
CRI Eligible Specified Amount	3
CRI Proportional Reduction Percentage	3
CRI Specified Amount Reduction Factor	3
CRI Unadjusted Payment Amount	3
Claim	3
Clean Claim	4
Clinical Diagnosis	4
Critically Illness	4
Final Diagnosis	5
Immediate Family	6
Maximum Annual CRI Unadjusted Payment Amount	6
Maximum Remaining Lifetime CRI Unadjusted Payment Amount	6
Medicare	6
Pathological Diagnosis	6
Physician	6
Policy Surrender Value	6
Policy Value	6

GENERAL RIDER PROVISIONS	7
Incontestability	7
Misstatement of Age or Sex	7
Termination	7

RIDER BENEFIT AVAILABILITY AND LIMITATIONS	7
Availability of the CRI Accelerated Death Benefit Payment	7

Impact of Partial Surrenders on Rider Benefits	7
Impact of Indebtedness on Rider Benefits	7
CRI Unadjusted Payment Limits	8

ELIGIBILITY FOR THE PAYMENT OF BENEFITS	8

CRI ACCELERATED DEATH BENEFIT PAYMENT CALCULATION	8
Requested CRI Unadjusted Payment Amount	8
CRI Accelerated Death Benefit Payment Calculation - Administrative Charge and Deductions	8

IMPACT OF CRI ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY	9
Reduction of the Base Policy’s Specified Amount	9
Effect of CRI Accelerated Death Benefit Payments on Policy Values and Premium	9
Impact of CRI Accelerated Death Benefit Payments on the Policy’s Death Benefit	9
Impact on Rights of Conversion	9

INTERACTION OF THIS RIDER WITH OTHER RIDERS	9
Accidental Death Benefits	9
Riders that Accelerate the Death Benefit for Terminal Illness	9
Riders that Accelerate the Death Benefit for Critical Illness	10
Riders that Accelerate the Death Benefit for Long-term Care	10
Waiver of Monthly Deductions	10
Waiver of Premium	10
Overloan Lapse Protection	10
Conditional Return of Premium	10
Periodic Access Minimum Surrender Value Rider	10
Extended No-Lapse Guarantee Rider	11

CLAIMS PROCESS	11
Claim Forms	11
Submission of Claims	11
Proof of Claim	11
Payment of Claims	11
Right to Return CRI Accelerated Death Benefit Payment	12

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ICC20-NWLA-606	Page 2	(10/2020)(001)

DEFINITIONS

Acute – Occurring within twenty-four hours of the onset of symptoms.

CRI Accelerated Death Benefit Payment – The actual net benefit amount we will pay. It is equal to a CRI Unadjusted Payment Amount reduced by the charges and adjustments described in the CRI Accelerated Death Benefit Payment Calculation—Administrative Charge and Deductions section of this Rider.

CRI Benefit Effective Date – The date a Claim for a CRI Accelerated Death Benefit Payment has been approved by us. The CRI Benefit Effective Date is stated in the disclosure statement and endorsement issued at the time of a Claim and CRI Accelerated Death Benefit Payment, respectively.

CRI Eligible Specified Amount – A reference value used to calculate the CRI Unadjusted Payment Amount. The CRI Eligible Specified Amount is equal to the base Policy Specified Amount in effect on each respective CRI Benefit Effective Date, excluding any term insurance rider specified amount and accidental death benefits, after:

1.	the death benefit option has been changed to Death Benefit Option 1 (level) on the first CRI Benefit Effective Date, if applicable;

2.	any benefit payments from any other riders that accelerate the death benefit have been paid;

3.	subtracting any portion of the base Policy’s Specified Amount scheduled to terminate in twelve months or less;

4.	subtracting any LTC Benefits Paid (also called LTC Benefit Payout Account); and

5.	adding the dollar amount of any reductions to the base Policy’s Specified Amount resulting from the payment of all prior CRI Accelerated Death Benefit Payments.

CRI Proportional Reduction Percentage – A value used to reduce the Policy Value and other benefits and charges of the Policy and other riders as applicable. The CRI Proportional Reduction Percentage is equal to:

1.	the dollar amount of the base Policy Specified Amount after reduction on a CRI Benefit Effective Date; divided by,

2.	the dollar amount of the base Policy Specified Amount immediately prior to reduction on a CRI Benefit Effective Date.

CRI Specified Amount Reduction Factor – A value used to reduce the base Policy Specified Amount. The CRI Specified Amount Reduction Factor is equal to the lesser of the applicable Guaranteed Maximum CRI Specified Amount Reduction Factor stated in the Policy Specification Pages or a non-guaranteed CRI Specified Amount Reduction Factor determined by us using:

1.	a mortality assumption which may vary by the Attained Age and sex of the Insured; and

2.	an interest rate that will not exceed the greater of:

a.	the then current yield on 90-day treasury bills available on the applicable CRI Benefit Effective Date; or

b.

the then current maximum adjustable policy loan interest rate based on the Moody’s Corporate Bond Yield Averages – Monthly Average Corporates published by Moody’s Investor Service, Inc., or successor thereto, for the calendar month ending two months before the applicable CRI Benefit Effective Date. The policy loan interest rate is that which is permitted under the NAIC Model Policy Loan Interest Rate Bill (#590).

Notwithstanding the above, the CRI Specified Amount Reduction Factor will be calculated so that the CRI Accelerated Death Benefit Payment will be at least equal to:

1.	the Policy Surrender Value; multiplied by,

2.	one minus the CRI Proportional Reduction Percentage.

CRI Unadjusted Payment Amount – A dollar amount used to calculate CRI Accelerated Death Benefit Payments and associated base Policy Specified Amount reductions. The minimum and maximum CRI Unadjusted Payment Amount available on any CRI Benefit Effective Date is subject to the Availability of the CRI Accelerated Death Benefit Payment and CRI Unadjusted Payment Limits sections of this Rider.

Claim – A request for payment of benefits under this Rider, regardless of whether the benefit claimed is covered or any terms or conditions of this Rider have been met.

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ICC20-NWLA-606	Page 3	(10/2020)(001)

Clean Claim – A Claim that has no defects, errors, or omissions, including any lack of required substantiating documentation, that prevents timely payment of a Claim.

Clinical Diagnosis – A diagnosis that must be based on the study of signs, symptoms and objective medical evidence that supports the diagnosis and meets current clinical standards at the time a Claim is submitted, including a Pathological Diagnosis.

Critical Illness – A qualifying condition for this Rider that meets the requirements of at least one of the following:

Cancer – A Final Diagnosis that is a Clinical Diagnosis by a Physician who is a board-certified pathologist or oncologist, of a tumor (population/collection of abnormal/pathologic cells) characterized by the uncontrolled growth and spread of malignant cells and the invasion of normal tissue. For purposes of this Rider, types of Cancer include, but are not limited to: carcinoma; melanoma; leukemia; lymphoma; and sarcoma.

The following are not deemed to be within the meaning of Cancer for purposes of this Rider:

1.	lesions described as benign, pre-malignant, uncertain, borderline, non-invasive, carcinoma in-situ, or tumors classified as Ta (such as noninvasive tumors in the bladder);

2.	malignant melanoma (skin cancer) that is less than or equal to 1.0 mm in thickness, unless it is ulcerated or has spread to a lymph node or distant site;

3.	any non-melanoma skin cancer, without lymph node involvement or distant metastasis;

4.	prostate cancer classified as T1a or T1b, without lymph node or distant metastasis or treated with active surveillance;

5.	papillary thyroid cancer or follicular thyroid cancer, or both, that is less than or equal to 2.0 cm in greatest diameter and classified as T1, without lymph node or distant metastasis;

6.	the presence or excision of colon polyp(s) which may contain elements of cancer but are removed entirely by colonoscopy;

7.	the presence of cervical or endometrial cancer which is treated by means other than hysterectomy;

8.	low grade bladder cancer removed entirely via cystoscopy;

9.	monoclonal gammopathy of undetermined significance; or

10.	stage 0 chronic lymphocytic leukemia.

Cerebrovascular Event (“Stroke”) – Final Diagnosis by a Physician who is a board-certified neurologist or neurosurgeon, that the Insured has experienced an Acute cerebrovascular event caused by intra-cranial thrombosis, hemorrhage, or embolism from an extra-cranial source, with:

1.	Acute neurological symptoms directly related to the occurrence for which the Claim is being made; and

2.

Acute objective neurological deficits on clinical examination, directly related to the occurrence for which the Claim is being made, that persist for more than thirty days following the date of onset before submitting a Claim based on the occurrence.

The symptoms and deficits must be confirmed by diagnostic imaging consistent to be with an Acute Stroke. Cerebrovascular Event does not include:

1.	transient ischemic attack (TIA);

2.	brain damage due to an accident or injury, infection, vasculitis, and inflammatory disease;

3.	vascular disease affecting the eye or optic nerve;

4.	ischemic disorders of the vestibular system;

5.	chronic cerebrovascular insufficiency;

6.	abnormal radiological findings which are not indicative of an event within the last twenty-four hours or are asymptomatic;

7.	clinical findings consistent with dementia or Alzheimer’s Disease; or

8.	surgical complication not associated with the treatment of an Acute Cerebrovascular Event.

Heart Valve Replacement/Repair – Medical documentation by the treating Physician who is a board-certified cardiac specialist, that surgery has been done on the Insured to replace or repair any heart valve with either a natural or mechanical valve. The Insured must survive thirty days following the date of surgery for the Heart Valve Replacement before submitting a Claim based on the occurrence.

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ICC20-NWLA-606	Page 4	(10/2020)(001)

Myocardial Infarction (“Heart Attack”) – A Final Diagnosis by a Physician who is a board-certified cardiologist, that the Insured has suffered an Acute death of heart muscle due to inadequate flow in the coronary arteries that results in at least two of the following:

1.

Acute diagnostic electrocardiographic (EKG) changes for myocardial infarction; or a rise and fall of biochemical cardiac markers to levels considered diagnostic of myocardial infarction by recognized clinical standards;

2.	an abnormal myocardial perfusion scan showing characteristic findings of heart muscle death, directly related to the occurrence for which the Claim is being made;

3.	an echocardiogram with persistent (greater than six months before submitting a Claim based on the occurrence) wall motion abnormalities indicating heart muscle death, directly related to the occurrence for which the Claim is being made.

Myocardial Infarction does not include:

1.	any type of angina that does not meet the above requirements;

2.	myocardial infarction that is a result of any cardiac procedure that is not performed for an Acute death of heart muscle due to inadequate flow in the coronary arteries;

3.	EKG changes or abnormal cardiac imagining indicative of a prior myocardial infarction, which do not meet the definition of Heart Attack described above; or

4.	any other clinical conditions, diagnoses or events that do not meet the above requirements.

Kidney Failure – A Final Diagnosis and care management by a Physician who is a board-certified nephrologist, of chronic irreversible failure of both kidneys to function, that has required regular hemodialysis and/or peritoneal dialysis for at least 180 days prior to submission of a Claim based on the occurrence.

Major Organ Transplant – A Final Diagnosis by a Physician who is a board-certified transplant specialist of the irreversible failure of any of the following organs or tissues of the Insured: heart; both lungs; liver; both kidneys; pancreas; or bone marrow (excluding stem cells), and that transplantation of the failed organs or tissues is medically necessary and results in:

1.

placement of the Insured on a transplant list in the United States of America as a potential recipient of the applicable failed organ(s) and survival of the Insured for thirty days following the date of the placement before submission of a Claim based on the occurrence; or

2.

receipt of a transplant by the Insured performed in transplant facility accredited by the Joint Commission or Joint Commission International, or applicable successor organization, and survival of the Insured for thirty days following the date of the transplant before submission of a Claim based on the occurrence.

Paralysis – A Final Diagnosis of the total loss of muscle function of two or more of the Insured’s limbs as a result of injury to the nerve supply of those limbs by a Physician who is a board-certified neurologist, neurosurgeon, or orthopedic surgeon. Paralysis must persist for a period of at least ninety days following the precipitating event before submission of a Claim based on the occurrence.

Sudden Cardiac Arrest – Final Diagnosis made by a Physician who is a board-certified cardiologist or critical care Physician, that a complete and sudden loss of the Insured’s heart function with interruption of blood circulation throughout the body occurred resulting in unconsciousness and requiring cardiopulmonary resuscitation. The Insured must survive for thirty days following the date of onset of the Sudden Cardiac Arrest before submission of a Claim based on the occurrence.

However, the Rider benefit will not be payable if the Sudden Cardiac Arrest was:

1.	associated with alcohol or drug use other than as prescribed for the Insured;

2.	treated with insertion of a pacemaker that does not have a defibrillator function;

3.	treated with insertion of a defibrillator without occurrence of a cardiac arrest;

4.

occurs during the course of a surgical, cardiac, neurological or other medical procedure or medical evaluation being performed in a hospital, clinic, outpatient, inpatient, dental office, or other medical setting; or

5.	occurs while confined as a patient in a health care facility for a non-related illness or injury.

Final Diagnosis – A written statement by a Physician, after study, that documents the Insured has a Critical Illness qualifying condition as described in this Rider.

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ICC20-NWLA-606	Page 5	(10/2020)(001)

Immediate Family – The Insured’s or Policy Owner’s spouse or other legally recognized partner and anyone who is related to you or the Insured, including: children and grandchildren; parents and grandparents; brothers and sisters; aunts and uncles; cousins; including adopted, in-laws, and step-relatives of any of the listed persons and any of their spouses or legally recognized partners.

Maximum Annual CRI Unadjusted Payment Amount – A reference value used to calculate available Rider benefits. Subject to the Availability of the CRI Accelerated Death Benefit Payment and CRI Unadjusted Payment Limits sections of this Rider, on any CRI Benefit Effective Date, it is equal to the lesser of:

1.	the CRI Eligible Specified Amount multiplied by the Maximum Annual CRI Unadjusted Payment Percentage stated in the Policy Specification Pages; or

2.	the Maximum Annual CRI Unadjusted Payment Dollar Amount stated in the Policy Specification Pages.

Maximum Remaining Lifetime CRI Unadjusted Payment Amount – A reference value used to calculate available Rider benefits. On any CRI Benefit Effective Date, it is equal to the lesser of:

1.

the Maximum Annual CRI Unadjusted Payment Amount stated in the Policy Specification Pages; multiplied by, the Maximum Permitted CRI Accelerated Death Benefit Payments stated in the Policy Specification Pages; minus, the number of CRI Accelerated Death Benefit Payments paid up to and including the date of payment; or

2.

the base Policy’s then current Specified Amount; minus, the Minimum Specified Amount stated in the Policy Specification Pages; plus, the dollar amount of any additional paid-up insurance in effect on the applicable CRI Benefit Effective Date; divided by, the applicable CRI Specified Amount Reduction Factor.

Medicare – The Health Insurance for the Aged Act, Title XVIII of the Social Security Amendments of 1965 as then constituted or later amended.

Pathological Diagnosis – A diagnosis that must be based on a microscopic study of fixed tissue or preparations from the hemic (blood) system. This type of diagnosis must be in keeping with the standards set by the American Board of Pathology.

Physician – A person licensed to practice medicine or surgery in the state where such functions are performed, as defined in §1861(r)(1) of the Social Security Act, as amended. The Physician must perform only those services permitted by his or her license.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the Policy is a universal life insurance policy or Cash Surrender Value if the Policy is a variable universal life insurance policy or whole life insurance policy.

Policy Value – Policy Value means the Accumulated Value if the Policy is a universal life insurance policy or Cash Value if the Policy is a variable universal life insurance policy or whole life insurance policy.

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ICC20-NWLA-606	Page 6	(10/2020)(001)

GENERAL RIDER PROVISIONS

Incontestability

If the Policy has been In Force for less than two years from the Policy Date, effective date of a base Policy Specified Amount increase, or a reinstatement date, a Claim for benefits under this Rider will be subject to the Incontestability section of the Policy.

Misstatement of Age or Sex

If there is a misstatement or error in the Issue Age or sex of the Insured, the benefits provided by this Rider will be based on the base Policy Specified Amount that would have been provided at the correct Issue Age or sex and the applicable CRI Specified Amount Reduction Factor at the correct Issue Age or sex.

Termination

This Rider terminates on the earliest of the following:

1.	the Policy Monthaversary on or next following the date we receive your written request to terminate this Rider or add a rider that provides long-term care benefits;

2.	upon termination of the Policy to which this Rider is attached;

3.	a rider that provides overloan lapse protection, if applicable, is invoked; or

4.	the Insured’s date of death.

Coverage will terminate at midnight Eastern Standard Time on any given termination date. Upon termination of this Rider, the Rider benefit will no longer be available.

Termination of the Rider, except due to a full Surrender of the Policy, will not prevent the payment of any accelerated death benefits for which the requirements for a Critical Illness qualifying condition were met while the Rider was In Force, except when amounts have been paid or are payable as the death benefit. If termination of this Rider is due to a full Surrender of the Policy, no benefit will be payable under this Rider.

RIDER BENEFIT AVAILABILITY AND LIMITATIONS

Availability of the CRI Accelerated Death Benefit Payment

The CRI Accelerated Death Benefit Payment is only available when:

1.	the Insured is living and the Policy has not been fully Surrendered;

2.	the Maximum Permitted CRI Accelerated Death Benefit Payments stated in the Policy Specification Pages, have not already been paid;

3.	no CRI Accelerated Death Benefit Payment has been paid within the last 365 days;

4.	the occurrence of the condition on which a Claim is based has not been the basis of a prior approved Claim under this Rider;

5.	the Maximum Remaining Lifetime CRI Unadjusted Payment Amount is greater than zero; and

6.	we have received a signed acknowledgment of concurrence with the payment from all assignees, irrevocable beneficiaries, or other parties with an interest in the Policy.

The CRI Accelerated Death Benefit Payment is not available when any of the above conditions are not met or if:

1.	the condition a Claim is based on is the result of an intentionally self-inflicted injury or attempted suicide, while sane or insane;

2.	applicable law requires this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

3.	you are required by a government agency to claim this benefit in order to apply for, obtain, or keep a government benefit or entitlement.

Impact of Partial Surrenders on Rider Benefits

Taking partial Surrenders may reduce the base Policy’s Specified Amount and the corresponding Maximum Remaining Lifetime CRI Unadjusted Payment Amount and the Maximum Annual CRI Unadjusted Payment Amount.

Impact of Indebtedness on Rider Benefits

Outstanding Indebtedness on a CRI Benefit Effective Date will result in a deduction from the CRI Unadjusted Payment Amount that will be applied to reduce the Indebtedness as described in the CRI Accelerated Death Benefit Payment Calculation - Administrative Charge and Deductions section. If Indebtedness is great enough, it may result in the entire CRI Unadjusted Payment Amount, after deduction of the CRI Rider administrative charge and any unpaid Premium or Policy charges, being applied as a Policy loan repayment. If Indebtedness remains after

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ICC20-NWLA-606	Page 7	(10/2020)(001)

application of the entire CRI Unadjusted Payment Amount as a Policy loan repayment, after deduction of the CRI Rider administrative charge and any unpaid Premium or Policy charges, an additional Policy loan repayment may be required to keep the Policy In Force.

CRI Unadjusted Payment Limits

We reserve the right to limit the CRI Unadjusted Payment Amount such that, on any CRI Benefit Effective Date:

1.	the CRI Unadjusted Payment Amount does not exceed the Maximum Annual CRI Unadjusted Payment Amount or the then current Maximum Remaining Lifetime CRI Unadjusted Payment Amount;

2.

the CRI Unadjusted Payment Amount must be at least the lesser of the Minimum CRI Unadjusted Payment Amount stated in the Policy Specification Pages or the Maximum Remaining Lifetime CRI Unadjusted Payment Amount; and

3.	the Policy is not disqualified as life insurance as defined in the Internal Revenue Code of 1986, as amended.

ELIGIBILITY FOR THE PAYMENT OF BENEFITS

Subject to the Availability of the CRI Accelerated Death Benefit Payment and CRI Unadjusted Payment Limits sections and the Claims Process provision of this Rider, a CRI Accelerated Death Benefit Payment will be payable if all of the following requirements are met at the time of each respective Claim:

1.

we have received written documentation applicable to the requirements of the Critical Illness qualifying condition on which a Claim is based from the appropriate type of Physician for the applicable Critical Illness qualifying condition, who is not the Policy Owner, Insured, or Immediate Family that:

a.	is dated after the Policy Date and within 365 days prior to submission of a Claim;

b.	allows us to establish the Insured has a Critical Illness based on a qualifying condition the occurrence of which has not been the basis of a prior approved Claim under this Rider; and

2.	any required time period of treatment or survival stated within the description of the qualifying condition has been completed.

CRI ACCELERATED DEATH BENEFIT PAYMENT CALCULATION

Requested CRI Unadjusted Payment Amount

Subject to the Availability of the CRI Accelerated Death Benefit Payment and CRI Unadjusted Payment Limits sections of this Rider, the Policy Owner may request a CRI Unadjusted Payment Amount equal to or less than the available Maximum Annual CRI Unadjusted Payment Amount on the applicable CRI Benefit Effective Date. Choosing an amount less than the available Maximum Annual CRI Unadjusted Payment Amount could preserve more of the Policy’s Specified Amount and death benefit. In addition, the CRI Specified Amount Reduction Factors may be lower as the Insured’s Attained Age increases. However, the Maximum Annual CRI Unadjusted Payment Amount is not cumulative, taking less than the available Maximum Annual CRI Unadjusted Payment Amount does not increase the available Maximum Annual CRI Unadjusted Payment Amount in succeeding Policy Years.

At no time will a CRI Unadjusted Payment Amount be allowed to exceed the maximums described in the CRI Unadjusted Payment Limits section of this Rider.

The requested CRI Unadjusted Payment Amount must also be greater than or equal to the lesser of Minimum CRI Unadjusted Payment Amount stated in the Policy Specification Pages or the Maximum Remaining Lifetime CRI Unadjusted Payment Amount.

CRI Accelerated Death Benefit Payment Calculation – Administrative Charge and Deductions

The CRI Accelerated Death Benefit Payment is equal to the CRI Unadjusted Payment Amount on the applicable CRI Benefit Effective Date minus the following charge and deductions in the order listed:

1.

the CRI Rider administrative charge stated in the disclosure statement issued at the time of a Claim and at the time the CRI Accelerated Death Benefit Payment is made, is deducted from the Policy Value in the order stated in the Policy for partial Surrenders, if applicable. The Guaranteed Maximum CRI Rider Administrative Charge is stated in the Policy Specification Pages;

2.	any due and unpaid Premium and/or Policy charges, if the Policy is in a grace period, will be applied to the Policy as Premium to pay the due and unpaid Premium and/or Policy charges; and

3.	a portion of the CRI Unadjusted Payment Amount equal to any Indebtedness multiplied by, the number one minus the CRI Proportional Reduction Percentage, which will be applied as a loan repayment.

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ICC20-NWLA-606	Page 8	(10/2020)(001)

IMPACT OF CRI ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY

Reduction of the Base Policy’s Specified Amount

On each CRI Benefit Effective Date, the base Policy’s Specified Amount will be reduced by subtracting a dollar amount equal to: the CRI Unadjusted Payment Amount multiplied by the applicable CRI Specified Amount Reduction Factor.

The result of this calculation will be reduction of the base Policy’s Specified Amount by more than the CRI Unadjusted Payment Amount.

Effect of CRI Accelerated Death Benefit Payments on Policy Values and Premium

If a Claim for the CRI Accelerated Death Benefit Payment is approved by us, each of the following Policy elements are reduced by multiplying them by the CRI Proportional Reduction Percentage:

1.	if greater than zero, any Policy Value and any Extended No-Lapse Guarantee Value, in the order stated in the Policy for partial Surrenders, if applicable;

2.	any required Premium for the Policy, Policy features, and any attached riders;

3.	the coverage amounts and Policy Value of any paid-up insurance; and

4.	any dividends.

Any other Policy charges and Policy Values in effect at the time the request for payment is processed under this Rider may change to reflect the new base Policy Specified Amount, any Policy Value, and any Extended No-Lapse Guarantee Value.

If a nonforfeiture option, such as extended term insurance or reduced paid-up insurance, is available in the Policy and is elected, it will be based on the remaining reduced Policy Value. If the Policy is reinstated after an accelerated death benefit is paid, it will be based on the reduced base Policy Specified Amount.

If a CRI Benefit Effective Date coincides with a Policy Monthaversary, any reduction in Policy Values will occur prior to the calculation of any required Premium, Policy charges, credits, and Extended No-Lapse Guarantee Value, if applicable.

Impact of CRI Accelerated Death Benefit Payments on the Policy’s Death Benefit

If the Policy provides electable death benefit options and the death benefit option in effect on the first CRI Benefit Effective Date is not already Death Benefit Option 1 (level), the death benefit option will be changed to Death Benefit Option 1 (level) prior to determination of the CRI Unadjusted Payment Amount.

No death benefit option changes, if applicable, will be permitted after the first CRI Benefit Effective Date.

In addition, no base Policy Specified Amount increases will be permitted after the first CRI Benefit Effective Date.

The Policy’s death benefit will be determined using the base Policy Specified Amount in effect on the Insured’s date of death.

Impact on Rights of Conversion

Any right of conversion provided for in a term Policy will no longer be permitted once a Claim has been approved under this Rider.

INTERACTION OF THIS RIDER WITH OTHER RIDERS

At any time when CRI Accelerated Death Benefit Payments have been paid, the base Policy Specified Amount available to be accelerated under any other rider attached to the Policy, will be limited to the base Policy Specified Amount after reduction as described in the Reduction of the Base Policy’s Specified Amount section of this Rider.

Accidental Death Benefits

Any accidental death benefit provided by the Policy or any attached riders, is not available for accelerated death benefit payments and will not be affected by CRI Accelerated Death Benefit Payments.

Riders that Accelerate the Death Benefit for Terminal Illness

If the Insured makes a Claim for benefits under this Rider and a rider to the Policy that permits acceleration of the death benefit for Terminal Illness at the same time, benefits will first be payable under the rider that accelerates the death benefit for Terminal Illness. Any CRI Accelerated Death Benefit Payment payable will be based on the CRI Eligible Specified Amount after reduction for payment of the accelerated death benefit for Terminal Illness.

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ICC20-NWLA-606	Page 9	(10/2020)(001)

Riders that Accelerate the Death Benefit for Chronic Illness

If the Insured makes a Claim for benefits under this Rider and a rider to the Policy that permits acceleration of the death benefit for Chronic Illness at the same time, benefits will first be payable under this Rider. Any CI Accelerated Death Benefit Payment payable will be based on the CI Eligible Specified Amount after reduction for payment of the accelerated death benefit for Critical Illness.

Riders that Accelerate the Death Benefit for Long-term Care

If the Insured makes a Claim for benefits under this Rider at the same time as or while monthly benefits are being paid under a rider to the Policy that permits acceleration of the death benefit for long-term care, benefits will first be paid under this Rider. Benefits for the long-term care rider will then be based on the Specified Amount after reduction for payment of the accelerated death benefit for Critical Illness. Claims for benefits under this Rider will be based on the then current Specified Amount, minus any LTC Benefits Paid (in some riders called LTC Benefit Payout Account) from the long-term care rider.

Waiver of Monthly Deductions

At any time when CRI Accelerated Death Benefit Payments have been paid, the dollar amount of monthly charge deductions waived under a rider to the Policy will be calculated using the reduced base Policy Specified Amount and Policy Value.

Waiver of Premium

Waiver of premium benefits provided by a rider to the Policy will not be affected by CRI Accelerated Death Benefit Payments.

Overloan Lapse Protection

Upon invoking a rider to the Policy that provides overloan lapse protection, this Rider will terminate.

Conditional Return of Premium

Before or in conjunction with submitting a Claim, the Policy Owner must request termination of any rider to the Policy that provides for a conditional return of Premium.

Periodic Access Minimum Surrender Value Rider

When a CRI Accelerated Death Benefit Payment has been made under this Rider, if the Policy also has the Periodic Access Minimum Surrender Value Rider, the definition of Periodic Access Minimum Surrender Value is deleted in its entirety and is replaced with the following:

Periodic Access Minimum Surrender Value – The greater of:

1.	the Net Surrender Value after any applicable reduction for benefits paid under a rider; or

2.	the sum of:

a.	the lesser of:

i.

the base Policy’s Specified Amount at the time of the full Surrender; plus the Unadjusted Payment if the Accelerated Death Benefit for Terminal Illness Rider has been invoked; plus the total of all reductions to the base Policy’s Specified Amount due to the payment of benefits from this Rider and any other rider that reduces the base Policy’s Specified Amount when a benefit is paid; multiplied by, the Periodic Access Minimum Surrender Value Specified Amount Percentage stated in the Policy Specification Pages; or

ii.	the Adjusted Accumulated Premium; multiplied by, the applicable Periodic Access Minimum Surrender Value Adjusted Accumulated Premium Percentage stated in the Policy Specification Pages;

b.

minus any Indebtedness, the Unadjusted Payment if the Accelerated Death Benefit for Terminal Illness Rider is invoked, the total of all reductions to the base Policy’s Specified Amount due to the payment of benefits from this Rider and any other rider that reduces the base Policy’s Specified Amount when a benefit is paid, and/or the total of any long-term care benefits paid, if applicable; and

c.	if this Policy is in a grace period on the date the Policy is Surrendered, minus:

i.	any due and unpaid monthly deductions and other Policy and rider charges; or

ii.

if applicable and less than i., an amount equal to Premium sufficient to meet the requirements of the Initial No-Lapse Guarantee Policy Continuation or Extended No-Lapse Guarantee Policy Continuation sections of the Policy or Extended No-Lapse Guarantee Rider.

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ICC20-NWLA-606	Page 10	(10/2020)(001)

Extended No-Lapse Guarantee Rider

If the Policy has an Extended No-Lapse Guarantee Rider, the Extended No-Lapse Guarantee Value will be proportionally reduced on each CRI Benefit Effective Date by multiplying the Extended No-Lapse Guarantee Value by the CRI Proportional Reduction Percentage and the amount of Premium required to keep the Extended No-Lapse Guarantee Value greater than or equal to zero will be recalculated.

CLAIMS PROCESS

All Claims information and medical records must be submitted in English.

Claim Forms

When we receive notice of a Claim, we will send the forms necessary for filing a Claim for benefits. If these forms are not sent within fifteen days after giving the notice, the Claim forms requirement of the Proof of Claim section of this Rider is met by giving us a written statement of the nature and extent of the Claim within the time limit stated in the Submission of Claims section of this Rider. The remaining requirements of the Proof of Claim section must still be met.

We will also send you and any irrevocable Beneficiary a disclosure statement demonstrating the effect of the accelerated death benefit on the Policy Value, base Policy Specified Amount, Premium and/or Policy charges, and Indebtedness.

Submission of Claims

Subsequent Claims, after the first Claim is paid, will not be accepted prior to the anniversary of the prior CRI Benefit Effective Date.

Proof of Claim

Proof of Claim consists of detailed written documentation satisfactory to us that describes and confirms the Insured meets the requirements of the Eligibility for the Payment of Benefits provision of this Rider including, but not limited to, submission of:

1.	completed Claim forms;

2.	a written Final Diagnosis, or other medical documentation based on the requirements of the qualifying condition, dated after the Policy Date and within 365 days prior to submission of a Claim;

3.	copies of all of the Insured’s medical records; and

4.	copies of the licenses of all Physicians signing the Final Diagnosis or other medical documentation based on the requirements of the qualifying condition.

To confirm benefit eligibility, we may also require a second medical opinion and a physical examination of the Insured by a Physician to whom we refer the Insured. Should the second medical opinion differ from the opinion of the Insured’s Physician, then the opinion of a third Physician, acceptable to both parties, will serve as the final determinant of whether benefit eligibility is satisfied, including any additional physical examination. Any fee for a second or third medical opinion, and any associated physical examinations, will be at our expense.

Nationwide reserves the right to require that the Insured, at their own expense for any necessary travel, be physically present in the United States, its territories or possessions, at the time of obtaining a Final Diagnosis and at the time any second or third medical opinion and physical examinations are obtained. Nationwide also reserves the right to request additional medical information from the Physician providing the Final Diagnosis or other medical documentation based on the requirements of the qualifying condition or any Physician who has treated the Insured.

Payment of Claims

Once Nationwide determines the Insured is eligible for benefits under this Rider, such benefits will be paid to the Policy Owner.

After receipt of a Claim for benefits under this Rider, we will:

1.	pay the Claim immediately if it is a Clean Claim; or

2.	if the Claim is not a Clean Claim, send a written notice within thirty business days acknowledging the date we received the Claim and stating one of the following:

a.	we are declining a Claim and the specific reason for denial; or

b.	that additional information is necessary to determine if all or any part of the Claim is payable. We will also provide an explanation as to the specific additional information that is necessary.

Continued on next page

ICC20-NWLA-606	Page 11	(10/2020)(001)

After receipt of any requested additional information, if the result is then a Clean Claim, we will immediately pay the benefit under this Rider. Otherwise, we will send a written notice that we are declining to pay all or part of the Claim. We will also provide the specific reason for denial.

If Nationwide is notified of the Insured’s death prior to the CRI Benefit Effective Date, no payment will be made under this Rider and the death benefit will be calculated per the terms of the Policy. However, this provision will not apply to any payment made by us before receiving written notice of the Insured’s death at our Home Office listed on the face page of the Policy.

Any CRI Accelerated Death Benefit Payment will be paid to the Policy Owner, or the Policy Owner’s estate while the Insured is living, unless the benefit has been otherwise assigned or designated by the Policy Owner.

When a CRI Accelerated Death Benefit Payment is paid, we will send you and any irrevocable Beneficiary a disclosure statement stating the effect of the acceleration of death benefits on the Policy Value, base Policy Specified Amount, Premium and/or Policy charges, and Indebtedness. We will also send you an endorsement to the Policy.

Right to Return CRI Accelerated Death Benefit Payment

To be certain you are satisfied with the CRI Accelerated Death Benefit Payment, you have a thirty day “free look.” Within thirty days of receipt of a CRI Accelerated Death Benefit Payment, you may return the payment to our Home Office stated on the face page of the Policy. We will then void the CRI Accelerated Death Benefit Payment as if it had never been made and restore the Policy, including any charges and adjustments. If you return the CRI Accelerated Death Benefit Payment in accordance with this section, you may apply for the benefit provided by this Rider again at a later date; however, the date the returned CRI Accelerated Death Benefit Payment was paid will not count as a CRI Benefit Effective Date for any purpose.

Secretary	President

ICC20-NWLA-606	Page 12	(10/2020)(001)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

One Nationwide Plaza

Columbus, Ohio 43215-2220

Surrender Charge Elimination Endorsement to

Flexible Premium Adjustable Life Insurance Policy

General Information Regarding this Endorsement

This Surrender Charge Elimination Endorsement (“Endorsement”) revises the terms and conditions of the Policy to which it is attached. To the extent the terms of the Policy and this Endorsement are inconsistent, the terms of this Endorsement control. Terms not defined in this Endorsement have the meaning given to them in the Policy.

There is no separate additional charge for this Endorsement.

Benefit Provided by This Endorsement

When this Endorsement is attached to the Policy, the Policy has no Surrender charge.

Termination

This Endorsement terminates when the Policy it is attached to terminates. If the Policy lapses, the Endorsement may be reinstated along with the Policy, subject to the Reinstatement section of the Policy.

Secretary	President

ICC20-NWLA-612	(12/2020)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

PREMIUM WAIVER RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Premium Waiver Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a credit of Monthly Premium Waiver Benefit to this Policy’s Cash Value if the Insured becomes Disabled, subject to the specified conditions being met. This Rider has no cash value and no loan value.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Monthly Premium Waiver Benefit – The lesser of the Specified Premium or the average actual premiums paid over the 36 months prior to the date a Disability began, excluding the six month waiting period.

Specified Premium – The monthly dollar amount specified by the Insured. It used to determine the Monthly Premium Waiver Benefit. It is stated on the Policy Data Pages.

Disability (Disabled) – The following will constitute a total Disability of the Insured for purposes of this Rider:

As a result of bodily injury or disease the Insured is prevented from:

1.	performing for pay or profit the material duties of his or her regular occupation during the first 60 months after the injury or disease first manifests itself; or thereafter,
2.

performing for pay or profit the duties of any occupation for which he or she becomes qualified by reason of training, education, or experience, following the first 60 months of any one continuous period of disability.

The total and permanent loss by the Insured of any of the following will also be considered a total Disability:

1.	complete loss of sight in both eyes;

2.	both hands are completely severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist);

3.	both feet are completely severed above the ankle; or

4.

one hand is severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist) and one foot is severed above the ankle.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured’s correct age and sex.

Incontestability

After this Rider has been in force during the life of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except as to a Disability that begins before the end of such two year period.

NWLA-420-AO	(09/2007)

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3), where:

(1)	is the Specified Premium for this Rider;

(2)	is the rate class multiple for this Rider shown in the Policy Data Pages; and

(3)	is the factor based on the Insured’s Attained Age and sex shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as this Rider has not terminated, see Termination section.

Risks Not Assumed

No benefits will be provided by this Rider if the Disability:

1.	resulted from bodily injury or disease that began prior to the Rider Effective Date or between the date a lapse occurs and the date of reinstatement;

2.	resulted from willfully self-inflicted injuries;

3.	resulted from an act of war while in military service of any country at war, declared or undeclared; or

4.	resulted from any war, declared or undeclared.

Notice of Claim and Proof of Disability

Written notice of a claim and satisfactory proof of the Insured’s Disability must be received and recorded at our Home Office listed on the face page of the Policy before we credit any Monthly Premium Waiver Benefits. We may require the Insured to be examined by a doctor, at our expense if a particular doctor is required by us, as part of any proof of Disability.

Such notice and proof must be received:

1.	while the Insured is alive and totally disabled; and

2.	not later than 12 months after the Disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

While benefits are being received under this Rider, we may again require satisfactory proof, at reasonable intervals, that the Insured is still Disabled. After the Insured has been Disabled for two years, we will not require such proof more than once a year.

If the Monthly Premium Waiver Benefit is being credited under this Rider and the Insured fails to provide the required proof of Disability, we will not consider the Insured Disabled and no further Monthly Premium Waiver Benefits will be credited.

Six-Month Waiting Period

We will not begin to credit the Monthly Premium Waiver Benefit until a Disability has continued for at least six months. No credit will be payable for any period prior to the end of such six month period.

Policy Changes and Additional Contributions

While the Monthly Premium Waiver Benefit is being credited, we will not allow changes in the Specified Premium. Additional contributions to the Policy Cash Value of the policy will be allowed, if permitted by law.

Benefits Provided by this Rider

If the Insured has a condition that meets the definition of Disability, the condition is not excluded by the Risks Not Assumed section, and the Six-Month Waiting Period section is satisfied while this Rider is in force, we will provide one of the following benefits:

1.

if the Disability occurs before the Policy Anniversary on which the Insured reaches Attained Age 63, the Monthly Premium Waiver Benefit will be credited to the Policy’s Cash Value after such Disability begins and while it continues to Attained Age 65; or

2.

if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 63, but before Attained Age 65, the Monthly Premium Waiver Benefits will be credited to the Policy’s Cash Value during the Disability for a 2 year period starting on the date of Disability.

NWLA-420-AO 2	2	(09/2007)

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates: .

1) the date the Policy to which this Rider is attached terminates; or

2) the Policy Anniverary on which the Insured reaches Attained Age 65, except as provided in item 2 of the Benefits Provided by the this Rider section.

Secretary	President

NWLA-420-AO	3	(09/2007)

PREMIUM WAIVER RIDER

FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

ATTAINED AGE	Factors	ATTAINED AGE	Factors
Male	Female		Male	Female
21.042	.063	46.053		.078
22.042	.063	47.055		.080
23.042	.063	48.057		.081
24.042	.063	49.059		.082
25.042	.063	50.061		.083
26.042	.063	51.063		.084
27.042	.063	52.074		.090
28.042	.063	53.084		.095
29.042	.063	54.095		.100
30.042	.063	55.105		.105
31.042	.063	56.105		.105
32.042	.063	57.105		.105
33.042	.063	58.105		.105
34.042	.063	59.105		.105
35.042	.063	*60	.105	.105
36.043	.063	*61	.105	.105
37.044	.063	*62	.105	.105
38.045	.063	*63	.105	.105
39.046	.063	*64	.105	.105
40.047	.063
41.048	.066
42.049	.069
43.050	.072
44.051	.074
45.052	.076

The factors shown are for a standard premium class. If this rider is issued in a substandard premium class, the factors will be a multiple of the standard factor.

*Renewal Only

NWLA-420-AO	4	(09/2007)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

WAIVER OF MONTHLY DEDUCTIONS RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Waiver of Monthly Deductions Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a waiver of monthly deductions for the Policy if the Insured becomes Disabled. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, Cash Value, or loan values of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Disability (Disabled) – The following will constitute a total Disability of the Insured for purposes of this Rider:

As a result of bodily injury or disease the Insured is prevented from:

1.	performing for pay or profit the material duties of his or her regular occupation during the first 24 months after the injury or disease first manifests itself; or

2.

thereafter, performing for pay or profit the duties of any occupation for which he or she becomes qualified by reason of training, education, or experience, following the first 24 months of any one continuous period of Disability;

The total and permanent loss by the Insured of any of the following will also be considered a total Disability:

1.	complete loss of sight in both eyes;

2.	both hands are completely severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist);

3.	both feet are completely severed above the ankle; or

4.

one hand is severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist) and one foot is severed above the ankle.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured’s correct age and sex.

Incontestability

After this Rider has been in force during the life of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except as to a Disability that begins before the end of such two year period.

NWLA-421-AO	(09/2007)

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3), where:

1.	is the total monthly deduction for the Policy, including costs for additional Riders, if applicable, and excluding the cost for this Rider;

2.	is the rate class multiple for this Rider shown on the Policy Data Pages;

3.	is the factor based on the Insured’s Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as this Rider has not terminated, see Termination section.

Risks Not Assumed

Monthly deductions will not be waived under this Rider if the Disability:

1.	resulted from bodily injury or disease that began prior to the Rider Effective Date or between the date a lapse occurs and the date of reinstatement;

2.	resulted from willfully self-inflicted injuries;

3.	resulted from an act of war while in military service of any country at war, declared or undeclared;

4.	resulted from any war, declared or undeclared; or

5.	began after the Policy Anniversary on which the Insured reaches Attained Age 65.

Notice of Claim and Proof of Disability

Written notice of a claim and satisfactory proof of the Insured’s Disability must be received and recorded at our Home Office listed on the face page of the Policy before we waive any monthly deduction. We may require the Insured to be examined by a doctor, at our expense if a particular doctor is required by us, as part of any proof of Disability. Such notice and proof must be received:

1.	while the Insured is alive and Disabled; and

2.	not later than 12 months after this Rider terminates; or

3.	not later than 12 months after the Disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

While benefits are being received under this Rider, we may again require satisfactory proof, at reasonable intervals, that the Insured is still Disabled. After the Insured has been Disabled for two years, we will not require such proof more than once a year.

If monthly deductions are being waived under this Rider and the Insured fails to provide the required proof of Disability, we will not consider the Insured Disabled and no further monthly deductions will be waived.

Six-Month Waiting Period

We will not begin to waive monthly deductions until a Disability has continued for at least six months. No monthly deductions will be waived for any period prior to the end of such six month period.

Policy Changes and Additional Contributions

While monthly deductions are being waived, we will not allow:

1.	changes in the Specified Amount;

2.	changes in the base Policy death benefit option;

3.	changes in the Maturity Date; or

4.	the addition or modification of riders.

NWLA-421-AO	2	(09/2007)

Additional contributions to the Policy Cash Value will be allowed, if permitted by law.

Benefits Provided by this Rider

If the Insured has a condition that meets the definition of Disability, the condition is not excluded by the Risks Not Assumed section, and the Six-Month Waiting Period section is satisfied while this Rider is in force, we will provide one of the following benefits:

1.	if the Disability occurs prior to the Policy Anniversary on which the Insured reaches Attained Age 60, we will waive each monthly deduction due after such Disability begins and while it continues;

2.

if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 60, but before Attained Age 63, we will waive all monthly deductions due after Disability begins and while it continues, but only until the Policy Anniversary on which the Insured reaches Attained Age 65; or

3.

if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 63, but before Attained Age 65, monthly deductions will be waived during the Disability for a 2 year period starting on the date of Disability.

If Disability begins during a grace period, we will waive monthly deductions only if sufficient Premium is paid to cover the monthly deductions through the Policy month in which Disability began. We will not waive any monthly deductions which fell due more than 12 months before the date we receive written notice of the claim and proof of the Insured’s Disability.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; and

2.	the Policy Anniversary on which the Insured reaches Attained Age 65 provided this will not bar any valid claim arising from a Disability that began before such date.

Secretary	President

NWLA-421-AO	3	(09/2007)

WAIVER OF MONTHLY DEDUCTIONS RIDER

FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

ATTAINED AGE	Factors (Male & Female)	ATTAINED AGE	Factors (Male & Female)

15	0.0850	40	0.0850
16	0.0850	41	0.0850
17	0.0850	42	0.0850
18	0.0850	43	0.0850
19	0.0850	44	0.0850
20	0.0850	45	0.0850
21	0.0850	46	0.0880
22	0.0850	47	0.0910
23	0.0850	48	0.0940
24	0.0850	49	0.0970
25	0.0850	50	0.1000
26	0.0850	51	0.1175
27	0.0850	52	0.1350
28	0.0850	53	0.1525
29	0.0850	54	0.1700
30	0.0850	55	0.1875
31	0.0850	56	0.2119
32	0.0850	57	0.2363
33	0.0850	58	0.2606
34	0.0850	59	0.2850
35	0.0850	*60	0.1100
36	0.0850	*61	0.1050
37	0.0850	*62	0.1000
38	0.0850	*63	0.0925
39	0.0850	*64	0.1075

The factors shown are for a standard premium class. If this Rider is issued in a substandard premium class, the factors will be a multiple of the standard factor.

*Renewal Only

NWLA-421-AO	4	(09/2007)